ACQUISITION and MERGER AGREEMENT

MADE AS OF
May 31st, 2006

BETWEEN

HEBEI TIANREN CHEMICAL CORP.

AND

SPUR VENTURES INC.

in respect of the following

TIANDING CHEMICAL COMPANY

XINJIANG TIANREN CHEMICALS LTD.

TIANREN AGRICULTURAL FRANCHISE COMPANY

AND

HUBEI YICHANG TIANLONG INDUSTRY COMPANY

ACQUISITION AND MERGER AGREEMENT

THIS AGREEMENT made the 31st day of May, 2006

BETWEEN:

Hebei Tianren Chemical Corporation (河北天人化工股份有限公司), a Chinese company, having an office at East Section, Jianshe Road, Haigang District, Qinhuangdao,Hebei,China 066003 (中国河北省秦皇岛市海港区建设大街东段 邮政编码：066003) Zhai Jidong, Authorized Representative， Chinese Nationality Of The First Part.

("Tianren")

AND:

Spur Ventures Inc., a British Columbia company, having its office at Suite 3083, 595 Burrard Street, Vancouver, British Columbia, Canada V7X 1L3 or nominee, Legal
Representative: Robert J. Rennie (CEO of Spur) of Canadian nationality Of The Second Part;

("Spur")

WHEREAS:

A. The parties signed the Original Agreement on June 29th, 2005;

B. In accordance with the terms of the Original Agreement, Spur agreed to purchase and Tianren agreed to sell the Equity Contributions in exchange for the Spur Shares;

C. The parties acknowledge that Tianren may, before the First Closing, reorganize its holdings in the Equity Contributions by transferring any or all of them to an affiliate or affiliates of Tianren or Tianren's shareholders, and cause that affiliate or affiliates to transfer the Equity Contributions to Spur, all on the terms and conditions set out in this Agreement; and

D. The parties are entering into this Agreement in accordance with the terms and conditions of the Original Agreement,

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and mutual agreements and covenants contained in this Agreement (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

     In this Agreement and its recitals, unless the context otherwise requires, the following terms will have the following respective meanings:

(a)	"Acquiree" means the Target Company or Target Companies being acquired at a Closing;

(b)	"Acquisition" means the acquisition of the Equity Contributions as contemplated by this Agreement;

(c)

Affiliates" means Tianren, the Target Companies and all their respective affiliates for the purpose of this agreement, and in this Agreement "affiliate" has the meaning set out in Part 1 of the Securities Act (British Columbia), [RSBC 1996] Chapter 418;

(d)	"Approvals" means the approvals described in Section 3.1(4) of this Agreement;

(e)

"Canadian Securities Laws" means the applicable securities Laws of the Provinces of British Columbia, Ontario, Alberta and Quebec and all accompanying regulations and forms, together with all applicable published policy statements and blanket orders and rulings of the British Columbia Securities Commission, the Alberta Securities Commission, the Ontario Securities Commission and the Authorité des marchés financiers du Québec;

(f)

"Claim" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including, without limitation, reasonable professional fees and all costs incurred investigating, pursuing and in all other ways in connection with any of the above;

(g)	"Closing" means a closing of the purchase of any one or more of the Equity Contributions;

(h)

"Closing Date" means, in respect of any Closing, the date that is five (5) Business Days after receipt of all required Approvals in respect of the Equity Contribution or Equity Contributions being purchased at such Closing, or such other later date as is required or to which the parties may agree in writing;

(i)	"Computershare" means Computershare Trust Company of Canada, Spur's transfer agent;

(j)

"Constating Documents" means the notice of articles, articles of incorporation, articles of continuance or articles of amalgamation pursuant to which a corporation is incorporated, continued or amalgamated, as the case may be, together with any amendments thereto, and the articles or by-laws of such corporation and any shareholders’ agreement which has been executed by such corporation or which governs in whole or in part such corporation’s affairs;

(k)

"Encumbrance" means any mortgage, charge, liability, pre-emptive right, pledge, hypothecation, security interest, lien, easement, right-of-way, encroachment, covenant, condition, right of re-entry, lease, license, assignment, option, Claim, encumbrance, set-off, escrow, hold period, voting agreement, voting trust or other limitation, restriction or title defect of whatever kind or nature, regardless of form, whether or not registered or capable of being registered, and whether or not consensual or arising by law or pursuant to the by-laws, rules or policies of any stock exchange, and whether known or unknown at the time of a Closing;

(l)

"Environmental Contamination" means the discharge, emission, leaking, spilling, leaching, release or discharge into the environment in violation of Environmental Laws, including, without limitation, land, air and water, of Hazardous Materials or other material, so as to result in any violation of Environmental Laws;

(m)	"Environmental Laws" means all applicable Laws or lawful requirements of any Governmental Authority with respect to environmental and health protection or regulating Hazardous Materials;

(n)

"Equity Contribution" in respect of a Target Company means the equity percentage ownership in that Target Company as set out in section 2.1(a) below, and Equity Contributions means all such percentage ownerships in the Target Companies;

(o)	"Escrow & Voting Restriction Agreement" means the agreement in the form attached as Schedule (1) and which includes the terms and conditions described in section 2.1(c) below;

(p)	"Final Closing" means the Closing on the Final Closing Date;

(q)	"Final Closing Date" means that date on which the last of the Equity Contributions is acquired pursuant to this Agreement;

(r)

"Hazardous Materials" means any contaminant, pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, special waste, hazardous waste, hazardous material or hazardous substance as defined in or pursuant to any Environmental Laws, Laws, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or governmental authority by which the Company’s business, the Company’s Assets, the Company or either of the Vendors is bound or to which the Company’s business, the Company’s Assets, the Company or the Vendors is subject;

(s)

"Laws" means all applicable laws (including the common law), rules, rulings, regulations, orders, ordinances, notices, injunctions, decrees, treaties, statutes and judgments or other enforceable requirements of any governmental authority, all as in force at the date of this Agreement;

(t)

"Liabilities" means any and all debts, liabilities, obligations, Claims or demands of whatsoever nature or kind and whether accrued, contingent, absolute, conditional or otherwise and whether or not determined or determinable;

(u)	"Original Agreement" means the binding Acquisition and Merger Agreement entered into by Spur and Tianren on June 29th, 2005;

(v)

"Permitted Encumbrances" means (i) Encumbrances for taxes, assessments or governmental charges or levies on property not yet due or delinquent, (ii) easements, encroachments and other imperfections of title which do not, individually or in the aggregate, materially detract from the value or impair the use or marketability of the Property, and (iii) Encumbrances described in Schedule (2) with regard to the Target Companies and in Schedule (3) with regard to Spur;

(w)	"PRC" means the People’s Republic of China;

(x)

"Property" means the fee lands, leaseholds and other real property interests held by the Target Companies, including those more specifically described in Schedule (4), as well as all structures and improvements located on or within them;

(y)	"Resale Restrictions" means all resale restrictions imposed on the Spur Shares, including those described in Schedule (5);

(z)	"RMB" means renminbi, the currency of the PRC;

(aa)	"Spur" means a Vancouver, Canada based public company listed on the Toronto Stock Exchange (code SVU) along with its subsidiaries called Spur BVI, Spur China, YSC and YMC.

(bb)

"Spur Assets" means the Spur Material Contracts listed in Schedule (6), the rights, properties, and assets of Spur, whether or not used in connection with or relating to Spur's Business, whether real or personal, tangible or intangible, and whether owned, leased or licensed, including, without limitation, all subsidiaries;

(cc)	"Spur Board" means the board of directors of Spur at the relevant time;

(dd)	“Spur China” means an affiliate of Spur that is 100% directly or indirectly owned by Spur;

(ee)	"Spur Business" means all the business carried on by Spur and its subsidiaries as of the date of this Agreement;

(ff)	"Spur Financial Statements" means the audited financial statements of Spur as at December 31, 2004 and December 31, 2005;

(gg)

"Spur Material Contract" means any agreement, whether written or oral, which is material to the Spur Business and for the purposes of this Agreement, a contract will be a material to the Spur Business if:

(i) performance of any right or obligation by any party to such contract (other than a contract with a customer in the ordinary course of business) may occur over a period of time greater than one year and with a value greater than $150,000; or

(ii) an expenditure, receipt or transfer or other disposition of property with a value greater than $150,000;

(hh)

"Spur Shares" means the 15,512,516 common shares in the capital of Spur to be issued by Spur to Tianren as consideration for the Equity Contributions, subject the terms and conditions contained in this Agreement;

(ii)	"Stock Exchange" means the TSX Venture Exchange or any other exchange in Canada on which the common shares of Spur are trading;

(jj)	"Target Companies" means collectively, Tianding Chemical, Xinjiang Tianren, Tianren Agricultural, and Yichang Tianlong, and "Target Company" means a reference to one of the Target Companies;

(kk)

"Target Company's Assets" means, in relation to each Target Company, all of the rights, properties, and assets of that Target Company, whether or not used in connection with or relating to the Target Company's Business, whether real or personal, tangible or intangible, and whether owned, leased or licensed, including, without limitation, all subsidiaries, the Property, the Target Company's Equipment, including as set forth in schedule (7) and the Target Company's Material Contracts, as set forth in Schedule (8), and "Target Companies' Assets" means collectively the Target Company's Assets for all of the Target Companies;

(ll)

"Target Company's Business" means, in relation to each Target Company, all the business carried on by that Target Company, and "Target Companies' Businesses" means collectively the Target Company's Business for all of the Target Companies;

(mm)

"Target's Financial Statements" means, in relation to each Target Company, the audited financial statements of that Target Company for the financial years ended December 31st, 2004 and 2005, and the interim unaudited financial statements of the Target Company for the period ending March 31, 2006, and "Targets' Financial Statements" means collectively the Target's Financial Statements for all of the Target Companies;

(nn)

”Target's Material Contract" means, in relation to each Target Company, any agreement, whether written or oral, which is material to that Target Company Business, ”Targets' Material Contracts" means all Material Contracts of all the Target Companies, and without limiting the generality of the foregoing, for the purposes of this Agreement a contract will be a Material Contract to a Target Company’s Business if;

(i)

performance of any right or obligation by any party to such contract (other than a contract with a customer in the ordinary course of business) may occur over a period of time greater than one year and with a value of greater than ¥1,000,000; or

	(ii)	an expenditure, receipt or transfer or other disposition of property with a value of greater than ¥1,000,000 may arise under such contract;

(oo)

"Taxes" include, without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority in any relevant jurisdiction including Canada and the PRC, together with all interest, penalties, fines, additions or taxes or other additional amounts imposed in respect thereof (including, without limitation, those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social service, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees, and all unemployment insurance, health insurance and government pension plan premiums);

(pp)

"Tianding Chemical" means Tianding Chemical Company, Qinhuangdao Economic and Technological Development Zone, Qinhuangdao City, Hebei Province, PRC, established as a foreign invested joint venture under the Laws of the PRC in April 2001 with a registered capital of RMB 20 million;

(qq)

"Tianren Agricultural" means Tianren Agricultural Company, 128 Jianshe Avenue East section, Haigand District, Qinhuangdao city, Hebei Province, established under the Laws of the PRC in August 2004 with a registered capital of RMB 20 million;

(rr)

"Xinjiang Tianren" means Xinjiang Tianren Chemicals Ltd., Wulabai, Wulumuqi, Xinjiang Autonomous Region, PRC, established under the Laws of the PRC in June 2003 with a registered capital of RMB 25 million;

	(ss)	"¥" means yuan in lawful currency of the PRC;

(tt)

"Yichang Tianlong" means Hubei Yichang Tianlong Industry Company,185-1 Yiling Road, Hubei Province, PRC, established under the Laws of the PRC in March 2004 with a registered capital of RMB 20 million;

(uu)

"YMC" means Yichang Maple Leaf Chemicals Ltd., 114 Yanjiang road, Jianghua Building, 19th floor, Yichang, Hubei Province, PRC a fertilizer raw material and by products as well as compound fertilizer production company established under the Laws of the PRC in Nov. 24th, 2003 with a registered capital of RMB 1,140 million; and

(vv)

"YSC" means Yichang Spur Chemicals Ltd., 2 Chemical road, Zhicheng township, Yidu, Yichang, Hubei Province, PRC, a phosphorus chemical production company established under the Laws of the PRC in July 29th, 1999 with a registered capital of RMB 70 million.

PART 2

THE ACQUISITION

2.1.	The Acquisition

(a)

Subject to the terms and conditions contained in this Agreement, Tianren agrees to sell, assign and transfer to Spur and Spur agrees to purchase from Tianren, the equity contributions and percentage ownerships in the Target Companies as set out below:

Company Name	Tianren Ownership Percentage and Equity Contribution (1) in each of the Four Companies	Total Assets (RMB) (Dec 31, 2005)	Total Liabilities (RMB) (Dec 31, 2005)

Tianding Chemical Company (Qinhuangdao Tianding), Qinhangdao, Hebei Province	75% ¥15,000,000	84,108,919	38,104,570
Xinjiang Tianren Chemicals Ltd., Xinjiang Uigur Autonomous Region	51% ¥12,750,000	97,605,420	68,547,217

Tianren Agricultural Franchise Company ** (Hebei Tianren Distribution)	80% ¥16,000,000	804,733,226	774,192,542

Hubei Yichang Tianlong Industry Company (Yichang Tianlong) Hubei Province	60% ¥12,000,000	22,720,219	1,412,003

(1) The equity contribution expressed in ¥ (yuan) in respect of a company named in the table represents the amount of the equity contribution made by or on behalf of Tianren in respect of such company. Each specified percentage interest represents Tianren’s ownership interest in the particular company.

** Tianding Chemical Company (Qinhuangdao Tianding), Qinhuangdao, Hebei Province holds an additional 20% of Tianren Agricultural Franchise Company (Hebei Tianren Distribution).

(b)	The parties agree that before the first Closing Tianren may at its cost reorganize the Equity Contributions by transferring any or all of them to an affiliate or affiliates of

Tianren or the shareholders of Tianren, in which case Tianren agrees to cause such affiliate or affiliates to agree to be subject to and comply with the terms and conditions of this Agreement.

(c)

Subject to the terms of this Agreement, Spur will issue the Spur Shares to Tianren in consideration for the purchase of the Equity Contributions. The Spur Shares issued at each Closing will be subject to the Resale Restrictions.

(d)

Upon their issue the Spur Shares will be held in trust by Computershare as required by the Resale Restrictions, and released in accordance with the terms and conditions of the Escrow & Voting Restriction Agreement.

(e)

The parties acknowledge that the purchase and sale of the Equity Contributions for each Target Company may occur upon separate Closing Dates, depending upon when the pre-conditions to each such purchase and sale are met. The parties further acknowledge that they will use commercially reasonable efforts to effect the Closings and the Final Closing at the earliest possible dates.

(f)	The number of Spur Shares allocated to each of the Target Companies is as follows:

	(i)	6,173,803 shares for Tianding Chemical;

	(ii)	2,195,377 shares for Xinjiang Tianren;

	(iii)	6,352,108 shares for Tianren Agricultural; and

	(iv)	791,228 shares for Yichang Tianlong.

(g)

The Spur Shares equaled 28% of the undiluted issued and outstanding shares of Spur as of the date of the Original Agreement. If, prior to any Closing, Spur subdivides, consolidates, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of the same class or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, there will be an adjustment in the number of the Spur Shares so that the Spur Shares continue to represent the same percentage of the undiluted issued and outstanding shares of Spur.

(h)

Upon the signing of this Agreement by both Spur and Tianren, Spur will apply to the Exchange for approval of the issuance of the Spur Shares and the transactions contemplated by this Agreement, and will use commercially reasonable efforts to obtain that approval. The parties acknowledge that the Exchange may request additional information including, without limitation, information regarding Tianren and the Target Companies, and their respective shareholders, directors and officers, and Tianren agrees to cooperate in obtaining and providing all such information to the Exchange in a timely manner. The parties also acknowledge that the Exchange may require approval of the shareholders of Spur and legal opinions regarding certain aspects of the transactions contemplated by this Agreement.

(i)

The Spur Board’s activities include, and will continue to include, such legally dictated responsibilities as Corporate Governance, Auditing Oversight, Environment, Health and Safety, Corporate Strategy, Succession Planning of the Board and of Spur’s senior management, and the review of the performance of Spur's CEO.

Spur or the Spur Board will have the following committees, each headed by a Chairman:

Corporate Governance and Nominations

Audit

Human Resources and Compensation

Environment, Health and Safety

The Spur Board will operate in a harmonious and collegial fashion preferring unanimous decisions as Spur progresses its strategy to grow its fertilizer business in China and raise capital by way of equity or debt in capital markets in Canada, China and other countries.

The following examples are items which require approval by the Spur Board:

Long-term strategy

Annual budget

Annual audited and interim financial statements

Raising of debt and equity capital

Approval of granting of stock options, compensation of directors, material agreements

Material mergers or acquisitions

Role of the Spur Board

Spur 's Organizational Design

Preliminary Organizational Design of Spur China

Compensation system

2.2	Spur China

Spur and Tianren agree as follows:

(a)

Spur will establish Spur China to manage Spur’s interests acquired pursuant to this Agreement, Spur’s existing operations in China and future acquisitions in China. Spur China will set up its headquarters in Yichang City, Hubei Province, PRC.

	(b)	The parties acknowledge that the objective of this Agreement is to create a group of companies, being the Target Companies, YSC and YMC, under the management of

Spur China and the parties agree to use their commercially reasonable efforts to achieve such objective.

(c)

A Merger team led by Messrs. Rennie (CEO of Spur) and Wu Si Hai (President of the International Fertilizer Industry Association), and chaired by John Van Brunt (Vice Chairman of the Spur Board), will define the organizational structure of Spur China and key leadership positions and accompanying roles and responsibilities by working with a designated integration team representing both Spur and Tianren. In the case where two candidates are eligible for one leadership position, it is this team’s responsibility to ensure that the most qualified candidate is chosen.

(d)

The parties will use their best efforts to cause those members of the existing Tianren management who are listed in Schedule (9) to agree to become part of the management of Spur China, to devote 100% of their time to Spur China as of the date that this Agreement is signed and to enter into employment agreements with Spur China containing standard confidentiality and non-competition clauses the same as those contained in the confidentiality and non-competition agreements referred to below. As a guideline and not a commitment, the parties acknowledge that competition by Tianren, existing Tianren management or key Tianren employees with any of the current or proposed operations of Spur and Spur China will be highly prejudicial to Spur and Spur China.

(e)	The final corporate structure of Spur China will be as approved by the Spur Board based on the recommendations of the Spur CEO.

(f)

Tianren will use its best efforts to ensure that that all current services, such as engineering, finance, sales support, human resources, agronomical support, and research and development, currently supplied to any of the Target Companies by service providers pursuant to written or unwritten agreements or arrangements that do not continue in perpetuity and contain termination dates on or before December 31st, 2007, are renewed before that date on present terms and conditions for a minimum period of two years unless the Spur Board decides otherwise.

(g)

Both parties agree to start working and operating together as one entity from the signature date of this Agreement. Key personnel from Tianren, listed in Schedule (9), will be transferred to Spur China and based in Yichang City according to the needs of Spur China. Appropriate managerial and financial controls will also be put in place from that time.

PART 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Tianren

Tianren represents and warrants to and in favour of Spur as follows:

(1)	Corporate Status and Authority

(a)

Corporate Status. The Affiliates are all duly incorporated and validly exist under the Laws of their respective jurisdictions of incorporation, and are in good standing with all required authority to transact the business that they now carry on, and under all applicable corporate legislation.

	(b)	Power and Authority. The Affiliates have all requisite power and authority to own and lease their respective assets and businesses.

(c)

Corporate Power and Authority of Tianren to Enter into and Perform Agreement. Tianren or its affiliate or affiliates, as the case may be, has or have the corporate power and authority to own and hold the Equity Contributions, to enter into this Agreement, to consummate all transactions contemplated herein, to perform its or their obligations hereunder, and to transfer good and marketable title to and beneficial ownership of the Equity Contributions to Spur free and clear of all Encumbrances except the Permitted Encumbrances.

(d)

No Bankruptcy Proceedings. No proceedings have been taken or authorized by any of the Affiliates or by any other person with respect to the bankruptcy, insolvency, liquidation, dissolution, or winding-up of Tianren or any of the Target Companies.

(e)

Corporate Records. The minute books of the Affiliates accurately reflect all resolutions adopted and all other material actions taken at all meetings and consents in lieu of meetings of their respective boards of directors. The corporate records of the Affiliates are accurate, complete and up-to-date in all material respects and all material transactions have been properly recorded in such books as appropriate or filed with the appropriate records.

(f)

Agreement Duly Authorized and Binding. This Agreement has been duly authorized by all necessary corporate action on the part of the Affiliates and this Agreement constitutes a valid and binding obligation of the Affiliates enforceable against the Affiliates in accordance with its terms subject only to the following qualifications:

		(i)	an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

		(ii)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws generally affecting the enforceability of creditors’ rights.

(2)	No Default

     The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and provisions hereof do not and will not create a state of facts which after notice or lapse of time or both will:

(a)	result in the breach of or violate any term or provision of the Constating Documents of any of the Affiliates;

(b)

conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of any material obligations under, any of Tianren's Material Contracts or the Targets' Material Contracts;

(c)	result in the creation of any Encumbrance upon any of the Target Companies' Assets;

(d)	require the consent of any person pursuant to any of the Targets' Material Contracts, except as provided in this Agreement;

(e)

give any person other than the parties any material interest or right, including, without limitation, rights of purchase, termination, cancellation or acceleration under any of the Targets' Material Contracts or Government Authorization, or with respect to the Equity Contributions;

(f)

conflict with, breach, or violate any of the terms, conditions or provisions of any Laws, or any judgment, order, injunction, decree, regulation or ruling of any court or stock exchange having jurisdiction;

(g)	result in any obligation for severance, buyout or other compensation or penalty being payable by Spur, Spur China or any of the Target Companies; or

(h)	result in the imposition of any material Taxes with respect to the Equity Contributions.

(3)	Ownership of Equity Contributions

(a)

Sole Holder. Tianren is the sole legal and beneficial and recorded holder of and owns good and marketable title to the Equity Contributions free and clear of all Claims and Encumbrances. The table in section 2.1(a) above sets out accurately and completely the ownership percentage and equity contributions of each of the Target Companies.

(b)

Rank Equally. The Equity Contribution in each Target Company ranks equally in all respects with all other equity of such Target Company including voting rights, payment of dividends, return of capital, distribution of profits and dissolution or winding-up of such Target Company.

(c)

No Restrictions on Exercise of Ownership. There are, and will be at each Closing, no rights, government or regulatory restrictions, shareholder, joint venture, management or other restrictions, impediments, agreements or contractual arrangements or provisions in respect to the Equity Contributions or the Target Companies that do or will following each such Closing unduly restrict or adversely affect the exercise by Spur or Spur China of full rights of ownership of the Equity Contributions or the operation of the Target Companies by Spur or Spur China.

(d)

No Options. Except as set out in this Agreement, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement, present or future, contingent or absolute, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase, subscription, allotment or issuance of any of the Equity Contributions or of the unissued equity, or financial instruments convertible into equity or other securities of the Target Companies.

(e)

Free and Clear. The Equity Contributions will be transferred to Spur China at the applicable Closing free and clear of any and all Claims, Encumbrances or other restrictions on legal or beneficial title.

(4)	Approvals

     Except as disclosed in Schedule (10) or as otherwise specified in this Agreement, no exemption, consent, waiver, approval, order or authorization of any court, governmental authority, stock exchange or any third party including, without limiting the generality of the foregoing, of the legal and beneficial shareholders, management, directors or creditors of any of the Affiliates, any parties under any agreement with any of the Affiliates, any party with an equitable right or Claim with respect to any of the Target Companies, Target Companies' Businesses, Targets' Material Contracts, Target Companies' Assets or Property, is required by or in connection with any the transactions contemplated by this Agreement.

(5)	No Commission

     None of the affiliates has taken any action that would result in a brokerage commission, finder’s fee or other like payment being payable by Spur, Spur China or any of the Target Companies with respect to the transactions contemplated by this Agreement.

(6)	Canadian Securities Laws

(a)

Acquisition as Principal. Tianren is acquiring the Spur Shares as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution.

	(b)	No Insider Information. The Spur Shares are not being acquired by Tianren or the beneficial owners of the Equity Contributions as a result of any material information concerning Spur that has not been publicly disclosed, and Tianren’s decision to enter into this Agreement and acquire the Spur Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of Spur or any other person, except as set forth in this Agreement, and is based entirely upon currently available public information concerning Spur.

(c)

Financial Knowledge. Tianren and the beneficial owners of the Equity Contributions have such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of accepting the Spur Shares as consideration for the Equity Contributions, and are able to bear the economic risk of loss of the transactions contemplated by this Agreement.

(d)

Securities Legend. Tianren and the beneficial owners of the equity Contributions acknowledge that all certificates issued representing the Spur Shares, as well as all certificates issued in exchange for or in substitution for such certificates, will bear legends as required by all relevant Laws.

(7)	The Target Companies' Assets and Property

(a)

Ownership of the Target Companies' Assets. The Target Companies own good and marketable title to the Target Companies' Assets (except for leased Property, in which case there is a valid leasehold interest), free and clear of Encumbrances except for the Permitted Encumbrances and all of the Target Companies' Assets are accurately and in all material respects fully disclosed.

(b)

Value of Assets and Equipment. The Target Companies’ Assets and Target Companies’ Equipment all have a fair market value at least equal to the value listed in the Targets’ Financial Statements, and no write down in value of such assets or equipment has been or is currently being considered by Tianren or any of the Target Companies.

(c)

List of the Target Companies Equipment. The Target Companies' Equipment includes the equipment set out in Schedule (7), which accurately and fully describes the Target Companies' Equipment and other personal property owned by the Target Companies.

(8)	Financial Matters

(a)

The Targets' Financial Statements. The Targets' Financial Statements, as prepared in all material respects in accordance with generally accepted accounting principles in the PRC and attached as Schedule (11) present fairly and accurately in every material respect the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Target Companies as of the date of such statements, and the results of the operations of the Target Companies during the periods covered by such statements.

(b)

Liabilities. As of the dates of the Targets' Financial Statements the Target Companies had no undisclosed Liabilities which would be considered to be Material Contracts and required to be disclosed under generally accepted accounting principles or which could reasonably be expected to have a material adverse effect on the Target Companies Businesses.

(9)	Material Changes

Since December 31, 2005, each Target Company has not:

(a)

experienced any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of the Target Company, or any change in a material fact that has had a material adverse effect on, or would reasonably be expected to have a material adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of the Target Company;

(b)

transferred, assigned, sold or otherwise disposed of any part of or interest in the Target Company's Business or any of the Target Company's Assets, except in the ordinary and usual course of business;

	(c)	incurred or assumed any material Liabilities, except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

	(d)	been in default under any of its Liabilities and has not incurred any material increase in its Liabilities;

	(e)	incurred or assumed debt, such that the collective debts of the Target Companies exceed 36 million RMB at any time;

	(f)	discharged or satisfied any Encumbrance, or paid any obligations or Liabilities, other than in the ordinary and usual course of business;

(g)

suffered an extraordinary loss (before interest or taxes), waived, surrendered or omitted to take any action in respect of any rights of substantial value or entered into any commitment or transaction not in the ordinary and usual course of business, where such loss, rights, commitment or transaction has had or would reasonably be expected to have a material adverse effect on or in relation to the Target Company's Assets or the Target Company's Business;

	(h)	received any notice from any Governmental Authority of any Claim or investigation into the Target Company, its shares, activities, or its officers or directors;

(i)

granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of employees or officers employed by the Target Company other than as provided for in existing employment arrangements, or changed the terms of employment for any employee or officer of the Target Company with the exception of Zhai Jidong assigned to work on this merger and Zhao Huitian now YSC plant Manager;

	(j)	granted any material Encumbrance in respect of any of the Target Company's Assets other than in the ordinary and usual course of business;

(k)

declared or paid any dividend or declared or made any other distribution on any of the Equity Contributions or redeemed, purchased or otherwise acquired any of the Equity Contributions unless as specified in Schedule (26) ; or

	(l)	authorized, agreed or otherwise become committed to do any of the above.

(10)	Banking

(a)

Loans and Credit Facilities. Except as disclosed in Schedule (12), none of the Target Companies has entered into, committed to or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including, without limitation, letters of credit, interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), nor do any of the Target Companies have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness, nor are any of the Target Companies obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness or financial instruments.

(b)

Guarantees/Indemnities. None of the Target Companies has directly or indirectly guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any person.

(c)

Bank Facilities. Schedule (13) contains a complete and accurate listing showing the name of each bank, trust company or similar financial institution in which each Target Company has an account, safety deposit box or other banking facility, including the names of all persons authorized to transact business in respect of such accounts, and every corporate credit card issued to each Target Company.

(11)	The Targets' Material Contracts

     Schedule (14) contains a complete and accurate list of the Targets' Material Contracts. To the best of Tianren's knowledge after full and diligent inquiry, none of the Target Companies is in breach or default of any terms of any of the Targets’ Material Contracts, and all of the Targets' Material Contract are in good standing and in full force and effect without amendment. To the best of Tianren's knowledge, after full and diligent inquiry, no state of facts exists which, after notice or lapse of time or both, would constitute such a default or breach.

(12)	Taxation

     Except as disclosed in Schedule (15) there are no actions, suits, Claims, proceedings, investigations or audits now pending or threatened against any Target Company or in respect of any

Taxes affecting any Target Company's Assets, Target Company's Businesses or the Equity Contributions, and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes which, if not paid, would result in a lien or charge on any Target Company's Assets or the Equity Contributions. To the best of Tianren's knowledge, after full and diligent inquiry, each Target Company has fulfilled all requirements under the Laws for withholding of amounts from employees and has remitted all amounts withheld to the appropriate authorities within the prescribed times.

(13)	Legal and Regulatory Matters

(a)

Litigation. Except as described in Schedule (16), there are no actions, suits, litigation, arbitration, proceedings or Claims, including appeals and applications for review, in progress, or relating to and, to the best of Tianren's knowledge after due and diligent inquiry, pending or threatened against, any Target Company or likely to affect any Target Company's Business, Target Company's Assets or the Equity Contributions, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any Target Company.

(b)

Environmental Matters. Except as set forth in Schedule (17) there are no material violations or alleged violations of any Environmental Laws pertaining to any Target Company's Business. Except for material marked "Attorney-Client-Privileged," Tianren has provided or caused to be made available to Spur all environmental records and information of each Target Company, wherever located.

(c)

Permits. Each Target Company holds all necessary permits for operation of the Target Company's Business, such permits are valid and in full force and effect, and no act, omission or lapse has occurred that would reasonably result in material impairment, revocation or injunctions against such permits.

(d)

Environmental Claims. Except as set forth in Schedule (18), there are no orders issued or threatened and no agreements, consent orders, investigations, removal, remedial or response actions ordered, conducted, taken or threatened under or pursuant to any Environmental Laws with respect to any Target Company's Assets or the Target Company's Business or any other businesses conducted on or from the Property other than routine inspections. Except as set forth in Schedule (19), to the best of Tianren's knowledge, after full and diligent inquiry, there are no Claims pending or threatened with respect to Environmental Contamination on any of the Property or the violation of any Environmental Laws in connection with the Assets or the Business where such Claim or violation would not be reasonably likely to have a material adverse effect on any Target Company's Business.

	(e)	Reclamation. The Targets' Financial Statements accurately disclose and describe each Target Company's current, good faith estimate of all obligations of the Target

Company's Business and Properties under all applicable statutes for reclamation, site restoration and closure requirements.

3.2	Representations and Warranties of Spur

Spur represents and warrants to and in favour of Tianren as follows:

(1)	Corporate Status and Authority

(a)

Corporate Status of Spur. Spur is a company that is duly incorporated and validly existing under the laws of British Columbia, Canada and in good standing with authority to transact business in Canada, and under other applicable corporate statutes.

(b)

Corporate Power and Authority of Spur to Enter into and Perform Agreement. Spur has the corporate power and authority to issue the Spur Shares, to acquire legal and beneficial title to and ownership of the Equity Contributions, to enter into this Agreement, to consummate all transactions contemplated herein, to perform its obligations hereunder, and to issue the Spur Shares to Tianren on the terms and conditions hereof.

(c)

Agreement Duly Authorized and Binding. This Agreement has been duly authorized by all necessary corporate action on the part of Spur and this Agreement constitutes a valid and binding obligation of Spur, enforceable against Spur in accordance with its terms subject only to the following qualifications:

		(i)	an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

		(ii)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws generally affecting the enforceability of creditors’ rights.

(d)

No Bankruptcy Proceedings. No proceedings have been taken or authorized by Spur or, to the best of the knowledge of Spur, by any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution, or winding-up of Spur.

	(e)	Subsidiaries. Spur has no subsidiaries or investments in other corporate entities except as listed in Schedule (20).

(2)	Share Capital

	(a)	Spur Shares. The authorized share capital of Spur consists of an unlimited number of common shares without par value, of which 58,040,520 common shares are issued and outstanding as fully paid and non-assessable shares as of the date of this Agreement.

(b)

No Options. Except as set forth in Schedule (21), as may result from the Spur Financing or be granted in the ordinary course of business, as of the date of this Agreement no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement, present or future, contingent or absolute, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase, subscription, allotment or issuance of any of the unissued common shares, financial instruments convertible into common shares or other securities of Spur.

(c)

No Cease Trade. No order ceasing or suspending trading in securities of Spur or prohibiting the sale of securities by Spur is outstanding and no proceedings for this purpose have been instituted or, to the best of Spur’s knowledge, are pending, contemplated or threatened;

(d)

Public Disclosure. To the best of Spur’s knowledge, Spur has filed all forms, reports and documents on SEDAR required to be filed by it pursuant to the Canadian Securities Laws, and the applicable policies and rules of the Exchange (collectively, the “Spur Public Disclosure”). To the best of Spur’s knowledge, none of the Spur Public Disclosure filed by Spur on SEDAR, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(3)	Financial Matters

(a)

Financial Statements. The Spur Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles in Canada and present fairly and accurately in every material respect the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Spur as of the date of such statements, and the results of the operations of Spur during the periods covered by such statements.

(b)

Liabilities. Except as disclosed in the Financial Statements as of the date thereof, Spur had no material Liabilities which would be required to be disclosed under generally accepted accounting principles which could reasonably be expected to have a material adverse effect on the Spur Business.

(4)	Material Changes

Except as contemplated by this Agreement or disclosed in Schedule (22), Spur has not, since the date of the Spur Financial Statements:

(a)

experienced any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of Spur, or any change in a material fact that has had a material adverse effect on, or would reasonably be expected to have a material adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of Spur, including, without limitation, the Spur Business, the Spur Assets and the Spur Liabilities;

(b)	transferred, assigned, sold or otherwise disposed of any part of the Spur Business or any of the Spur Assets, except in the normal course of business;

(c)	incurred or assumed any material Liabilities, except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

(d)

discharged or satisfied any Encumbrance, or paid any obligation or Liability, other than Liabilities disclosed in the Spur Financial Statements and the Liabilities incurred since the date of the Spur Financial Statements that have been paid in the normal course of business;

(e)

suffered an extraordinary loss (before interest or taxes), waived, surrendered or omitted to take any action in respect of any rights of substantial value or entered into any commitment or transaction not in the normal course of business, where such loss, rights, commitment or transaction has had or would reasonably be expected to have a material adverse effect on or in relation to the Spur Assets or the Spur Business;

(f)

received any notice from any governmental authority of any Claim or investigation into Spur, its shares, activities, or its officers or directors, including without limitation any suspension from the trading of its shares on the Stock Exchange;

(g)

granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of employees or officers employed by Spur other than as provided for in existing employment arrangements, or changed the terms of employment for any employee or officer of Spur;

(h)	hired or dismissed any employee or officer of Spur other than Dong Dong Huang;

(i)	granted any material Encumbrance in respect of any of the Spur Assets other than in the ordinary course of business;

(j)	declared or paid any dividend or declared or made any other distribution on any of the common shares of Spur or redeemed, purchased or otherwise acquired any of the common shares of Spur; or

(k)	authorized, agreed or otherwise become committed to do any of the foregoing.

(5)	Banking

(a)

Loans and Credit Facilities. Except as disclosed in the Spur Financial Statements and Schedule (23), Spur has not entered into, committed to or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including, without limitation, letters of credit, interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), nor does Spur have any outstanding bonds, debentures, mortgages, notes or other similar indebtedness, and nor is Spur obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness or financial instruments.

(b)

Guarantees/Indemnities. Spur has not directly or indirectly guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any person.

(6)	Legal and Regulatory Matters

     Except as described in Schedule (24), there are no actions, suits, litigation, arbitration, proceedings or Claims, including appeals and applications for review, in progress, or relating to and, to the best of Spur's knowledge after due and diligent inquiry, pending or threatened against, Spur or likely to affect any of the Spur Business, Spur Assets or the Spur Shares, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Spur.

(7)	No Encumbrances on Spur Shares

     At their time of issue, the Spur Shares will be fully paid and non-assessable, free and clear of all Encumbrances, but subject to the Resale Restrictions and the Escrow and Voting Restriction Agreement.

(8)	Reporting Issuer Status

     Spur is a reporting issuer in the provinces of British Columbia, Alberta, Ontario and Quebec and is in compliance with its obligations under the Canadian Securities Laws applicable thereto.

PART 4

COVENANTS

4.1	Covenants and Agreements of Tianren

(1)	Agreement Date to Closing

     Tianren covenants and agrees with Spur that subject to the terms of this Agreement, from the date of this Agreement to the Final Closing, it will ensure that the Target Companies:

(a)

Access. Allow Spur, and its representatives reasonable access during regular business hours and on prior written notice to the premises and the properties of the Target Companies and to the files, books, records and offices of the Target Companies, including, without limitation, any and all information relating to the Target Companies' tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition, and cause the Target Companies’ auditors to cooperate with Spur’s auditors in making available to Spur all financial information reasonably requested, including, without limitation, the right to examine and copy the working papers pertaining to tax matters and financial statements prepared or audited by the Target Companies' auditors.

(b)

Conduct Business in the Ordinary Course. Operate the Target Companies' Businesses in the usual, regular and ordinary manner and, to the extent consistent with such operation, use reasonable efforts to keep available the services of the Target Companies' present directors, officers and employees (subject to voluntary resignations and dismissals in accordance with proper business practices) and preserve its and the Target Companies' relationships with clients and others having business dealings with the Target Companies.

(c)

Updated Table. provide Spur on the date of such transfer an updated version of the table set out in section 2.1(a) above, in the event Tianren transfers any of the Equity Contributions to an affiliate as contemplated by this Agreement,

(d)

Encumbrances. Do not create or permit any Encumbrances, other than Permitted Encumbrances, on the Target Companies' Assets or the Equity Contributions in whole or in part and do not sell, transfer or otherwise dispose of the Target Companies' Assets or the Equity Contributions.

(e)	Dividends. Do not declare any dividends or make any other distributions in respect of capital stock of the Target Companies from Jan 1st 2006 unless as specified in

Schedule (26).

(f)	Target Companies' Material Contracts. Do not amend or vary any of the Targets' Material Contracts other than in the normal course of business, or enter into any additional material contracts.

(g)

Maintain Insurance. Maintain in full force and effect all of the Target Companies' policies of insurance and insured reclamation bonds or renewals of such policies or bonds now in effect in respect of the Target Companies, the Target Companies' Assets, the Target Companies' Businesses, and the Target Companies' directors, officers and employees, and give all notices and present all Claims under all existing policies in a due and timely fashion as may be reasonably required in accordance with prudent business practice.

(h)	Restrictions on Loans. Do not incur any borrowings, be in default under or incur any material increase in the Liabilities of the Target Companies.

(i)	Restrictions on Certain Commitments. Do not enter into commitments for capital expenditures or incur any contingent liability.

(j)

Charter Documents. Do not amend the Target Companies' Constating Documents or change in any manner the Target Companies' authorized capital or the rights, privileges, restrictions and conditions attaching to any of the Target Companies' share capital.

(k)	New Directors or Officers. Do not appoint any new directors or officers.

(l)

Maintain Registrations. Keep up to date all their registrations, licenses and permits, and the registrations, licenses and permits of the Target Companies' directors, officers and employees (collectively, the “Licensees”), and keep the Licensees in good standing with such Regulatory Authorities as are necessary to permit the Target Companies and their directors, officers and employees to carry on the Target Companies' Businesses as presently carried on.

(m)	Compliance with Laws. Comply in all material respects with all Laws affecting the Target Companies in any way.

(n)

Obtain Consents. Obtain where required for the operation of the Target Companies' Businesses, all necessary Governmental Authorizations, releases, waivers, consents and approvals, and undertake all other reasonable actions as may be required to complete the transactions contemplated by this Agreement.

(o)

Maintenance of Books and Records. Maintain the Target Companies' books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles in the PRC applied on a consistent basis.

(2)	Notice of Material Developments

     Tianren agrees to notify Spur in writing as soon as possible if Tianren determines that a state of facts exists which results in, or could reasonably be expected to result in:

(a)	any representation and warranty of Tianren in this Agreement being untrue or incorrect in any material respects;

(b)	the non-fulfillment of any conditions set forth in this Agreement; or

(c)

any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of any of the Target Companies, or change in a material fact that has a material adverse affect on, or would reasonably be expected to have a material adverse affect on the Equity Contributions, the value to

Spur of the acquisitions contemplated by this Agreement, the business, operations, assets, liabilities, ownership, capital or financial position or condition of any of the Target Companies.

(3)	Assist in Securing the Consent of the Exchange

     Tianren agrees to take all reasonable steps necessary to assist Spur in securing the consent of the Exchange as contemplated in this Agreement including, without limitation, providing as soon as practicable the following documents that are anticipated to be required by the Exchange:

(a)

the Targets' Financial Statements for 2005, with auditors' report and auditors' consent letter, prepared in to Canadian generally accepted accounting principles (GAAP), together with confirmation that the statements have been prepared in accordance with Canadian generally accepted auditing standards (GAAS) ..

(4)	At Closing

     In addition to the foregoing, Tianren covenants and agrees with Spur that it will, and will cause the Target Companies to, take such steps and to do all such other acts and things as may be necessary or desirable in order to give effect to the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, ensure that at each Closing:

(a)	Representations and Warranties. The representations and warranties of Tianren are true and correct in all material respects.

(b)	Covenants. All covenants of Tianren required to be performed prior to Closing have been performed.

(c)

Execution and Delivery Ratified and Authorized. The execution and delivery of this Agreement and the performance by Tianren of its obligations under this Agreement have been duly and validly ratified and authorized by the Board of Directors of Tianren.

(d)	Due Execution. This Agreement has been duly executed and delivered by Tianren and constitutes a valid and binding obligation of Tianren enforceable against Tianren.

(e)

Adjustment Date. Notwithstanding the date of the Closing, all rights to net profits or losses and dividends thereon which accrue from May 31, 2006 to the date of the Closing in respect of the Target Company which is the subject of the Closing will be for the benefit of Spur, subject to the provisions of Section 6.1 in the event of termination.

4.2	Covenants of Spur

(1)	Agreement Date to Closing

     Spur covenants and agrees with Tianren that, from the date of this Agreement to the Closing, it will take all steps and do all other acts and things as may be necessary or desirable in order to give effect to the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

(a)	Maintain Listing: Maintain its listing on the Exchange.

(b)

Maintain Registrations. Use its best efforts to maintain all of Spur’s registrations, licenses and permits, and the registrations, licenses and permits of Spur’s directors, officers and employees, in good standing with such Regulatory Authorities as are necessary to permit Spur and its directors, officers and employees to carry on its business as presently carried on.

(c)

Compliance with Laws. Comply in all material respects with all Laws applicable to it including the Canadian Securities Laws and the rules and regulations of the Exchange and to the conduct of its business.

(d)

Maintenance of Books and Records. Maintain Spur’s books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.

(e)

Notice of Material Developments. Notify Tianren in writing as soon as it or any of its directors or officers have determined that a state of facts exist which results in, or could reasonably be expected to result in:

(i) any representation and warranty of Spur being untrue or incorrect in any material respects;

(ii) the non-fulfillment of any conditions set forth in this Agreement; or

(iii)

any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of Spur, or change in a material fact that has a material adverse affect on, or would reasonably be expected to have a material adverse affect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of Spur.

(f)	Shareholder Approval. Use its best efforts to obtain shareholder approval, by written consent of greater than 20% of the Spur shareholders, to this transaction as required by the Exchange.

(g)	Consent of Exchange. Use its best efforts to obtain the consent of the Exchange and comply with all other regulatory requirements, requirements of the Exchange and requirements of the Canadian Securities Laws and Chinese Securities Laws applicable to the issue of the Spur Shares as contemplated by this Agreement.

(h)

Obtain Consents. Use its best efforts to obtain all necessary Governmental Authorizations, and all necessary releases, waivers, consents and approvals, and undertake any other reasonable action, as may be required to complete Spur's obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

PART 5

CONDITIONS PRECEDENT

5.1	Mutual Conditions Precedent

     The obligations of the parties to complete the sale of the Equity Contributions or any of them and the transactions contemplated by this Agreement are subject to all of the following conditions being satisfied on or before each Closing, which conditions are for the mutual benefit of the parties and may be waived in whole or in part only if jointly waived by both parties:

(a)

in respect of the Closing of the purchase and sale of each Equity Contribution, all required approvals, authorizations, waivers and consents, legal and otherwise, have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

(b)

all necessary approvals of the shareholders of Spur for the issue of the Spur Shares and the consent of the Exchange to this transaction have been obtained, the Spur Shares have been conditionally approved for listing on the Exchange (with correspondence evidencing such approval provided to Tianren prior to Closing), subject only to the filing of the required documents within the time stipulated by the Exchange.

(c)	No provision of any applicable Laws and no judgment, injunction, order or decree will be in effect which restrains or otherwise prohibits the sale of the Equity Contributions.

5.2	Conditions for the Benefit of Tianren

     The obligation of Tianren to complete the sale of any Equity Contribution or all of them and the transactions contemplated by this Agreement is subject to the satisfaction on or before each Closing, unless waived in whole or in part by Tianren of each of the following conditions which are for the exclusive benefit of Tianren:

(a)

The representations and warranties of Spur are true and correct in all material respects as at the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing;

(b)

Spur has, in all material respects, performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with, or caused to be performed or complied with, by Spur at or prior to the Closing;

(c)

none of the approvals, authorizations, consents, orders, laws or regulations contemplated in Section 5.1 contained terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by Tianren acting reasonably;

(d)	Spur has delivered to Tianren on the Final Closing:

	(i)	certified copies of resolutions of the directors of Spur approving this Agreement and all other transactions contemplated by this Agreement;

	(ii)	such other documentation and assurances as may be reasonably required by Tianren or its counsel;

(e)	Spur has delivered to Tianren a certificate, dated as of each Closing, and signed by any two of its officers certifying that:

	(i)	The representations and warranties of Spur contained in this Agreement are true and correct at the Closing;

	(ii)	Spur has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by Spur at or prior to the Closing Date; and

(f)

Counsel to Spur has delivered favourable legal opinions to Tianren, dated as of the date of each Closing, respecting the issuance of the Spur Shares and with respect to all such other legal matters that Tianren may reasonably request.

5.3	Conditions for the Benefit of Spur

     The obligation of Spur to complete the purchase of any Equity Contribution or all of them and the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, unless waived in whole or in part by Spur of each of the following conditions which are for the exclusive benefit of Spur:

(a)	Tianren has provided all documents and information required by the Exchange in connection with this transaction;

(b)

The representations and warranties of Tianren in this Agreement are true and correct in all material respects as at each Closing with the same force and effect as if such representations and warranties had been made at and as of such Closing;

(c)

none of the approvals, authorizations, consents, orders, laws or regulations contemplated in Section 5.1 contained terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by Spur acting reasonably;

(d)

At or prior to the applicable Closing Date Tianren has, in all material respects, performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with, or caused to be performed or complied with, by Tianren, and has caused the Target Companies and all Affiliates to take such actions as are required to enable Tianren to comply with all representations, warranties, covenants and agreements in this Agreement;

(e)	On or before the First Closing Tianren has provided to Spur:

	(i)	A right of first refusal on the Schenzhou Fertilizer Plant, Hebei Province, now owned 100% by Tianren, in form satisfactory to Spur acting reasonably;

	(ii)	The Escrow and Voting Restriction Agreement, duly executed by Tianren;

	(iii)	Employment contracts for Mr. Zhai, Jidong and Mr. Zhao Huitian;

(iv)

certified copies of resolutions of the directors of Tianren and its Affiliates, as appropriate, approving this Agreement, the transfer of the Equity Contributions to Spur or its nominee and all other transactions contemplated by this Agreement;

(f)	At each Closing Tianren has delivered to Spur the certificate of Tianren, dated as of the Closing Date, and signed by any two of Tianren's officers, certifying that:

(i)

all material contracts, relationships with clients and suppliers and all other material business relationships of the Acquiree in existence at the date of this Agreement and those added prior to the Closing continue in full force and effect on the applicable Closing;

	(ii)	there has been no material increase in the Liabilities of the Acquiree since December 31, 2005;

	(iii)	the representations and warranties of Tianren contained in this Agreement are true and correct as of the Closing Date;

	(iv)	Tianren has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by Tianren at or prior to the Closing;

(v)

all necessary corporate action has been taken by Tianren and its affiliates, as applicable, to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement; and

	(vi)	the Acquiree has sufficient working capital as at the date of the Closing to meet its ongoing financial commitments as and when they fall due.

(g)	On or before each applicable Closing, Tianren has delivered to Spur:

(i)	resignations in writing of the directors of the Acquiree as requested by Spur;

(ii)

a duly executed transfer effecting the transfer of each Equity Contribution, a duly executed certificate in the name of Spur China representing each Equity Contribution being transferred in form registrable on the books of the Acquiree, and a certified copy of the registers for the Acquiree showing Spur China as the duly registered holder of such Equity Contribution;

(iii)

favourable legal opinions of Chinese counsel dated as of the date of each Closing, substantially in the form of opinion attached as Schedule (25), and other legal opinions with respect to all such other legal matters that Spur may reasonably request including that title to the Equity Contribution or Equity Contributions being acquired at the Closing has or have been legally transferred to Spur China without Encumbrances or any restriction on exercise of ownership; and

(iv)	such other documentation and assurances reasonably required by Spur or its counsel.

PART 6

TERMINATION AND AMENDMENT

6.1	Termination

This Agreement may be terminated at any time prior to the Final Closing:

	(a)	by mutual consent of each of Tianren and Spur;

(b)

by Tianren if there has been a material breach of any representation, warranty, covenant or agreement on the part of Spur set forth in this Agreement and by Spur if there has been a material breach of any representation, warranty, covenant or agreement on the part of Tianren set forth in the Agreement, in each case which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or competent authority preventing the Closing of this Agreement will have become final and non-appealable; and

	(c)	If this transaction is not closed eventually on or before March 31st , 2007,

	(d)	by any party upon two day’s written notice if the Final Closing of this Agreement will not have occurred on or before March 31st, 2007 (the "Termination Date")

provided that if so terminated, retained earnings of Target Companies will need to be returned to Tianren and therefore, Spur has to keep all dividends which may be paid out in the Target Companies’ account [after May 31, 2006 and] before Final Closing in case of termination of this Agreement.

6.2	Effect of Termination

     In the event of termination of this Agreement in accordance with the provisions of Section 6.1, this Agreement will forthwith become void, all of the Spur Shares will be cancelled and returned to Spur's treasury, Spur will do all things and take all actions to ensure that all of the shares representing the Equity Contributions are returned to Tianren, and there will be no liability or obligation on the part of Tianren or Spur, or their respective officers and directors, except as provided in Section 8.9 below.

6.3	Amendment

     This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with this Agreement by the stockholders of Spur, but, after any such approval, no amendment will be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

6.4	Extension; Waiver

     At any time prior to the Final Closing, a party may, by action taken or authorized by its board of directors, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to it and (iii) waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

PART 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants

     All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of the investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or one year from the final Closing Date, whereupon such representations, warranties and covenants will expire, with the exception of those representations, warranties and covenants involving fraud or fraudulent misrepresentations, which will never expire.

7.2	Indemnities

(a)

Each party (the “Indemnifying Party”) undertakes with the other party (the “Indemnified Party”) and its current and former directors, officers, shareholders, employees, agents to hold the Indemnified Party fully and effectually indemnified from and against all losses, Claims, damages, liabilities, actions or demands (including amounts paid in any settlement approved by the Indemnifying Party of any action, suit, proceeding or Claim but excluding lost profits and consequential damages), to which such Indemnified Party and its current and former directors, officers, shareholders, employees, agents may become subject insofar as such losses, Claims, damages, liabilities, actions or demands arise out of or are based upon any breach of a representation, warranty, covenant or obligation of the Indemnifying Party contained in this Agreement or any certificate or notice delivered by it in connection with this Agreement, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, Claim, damage, liability, action or demand.

(b)

Promptly after receipt by an Indemnified Party of notice of a possible action, suit, proceeding or Claim referred to in Section 7.2(a), such Indemnified Party, if a Claim is to be made against the Indemnifying Party, will provide the Indemnifying Party with written particulars of the Claim; provided that failure to provide the Indemnifying Party with such particulars will not relieve such Indemnifying Party from any liability which it might have on account of the indemnity provided for in this agreement except insofar as such failure will prejudice such Indemnifying Party. The Indemnified Party will also provide to the Indemnifying Party copies of all relevant documentation and, unless the Indemnifying Party assumes the defence of the Claim, will keep such Indemnifying Party advised of its progress and will discuss with the Indemnifying Party all significant actions proposed.

(c)

An Indemnifying Party will be entitled, at its own expense, to participate in (and, to the extent that it may wish, to assume) the defence of any such action, suit, proceeding or Claim but such defence will be conducted by counsel of good standing approved by the Indemnified Party, such approval not to be unreasonably withheld. Upon the Indemnifying Party notifying the Indemnified Party of its election so to assume the defence and retaining such counsel, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by it in connection with such defence other than for reasonable costs of investigation. If such defence is assumed by the Indemnifying Party, it will, through the course thereof, provide copies of all relevant documentation to the Indemnified Party, keep such Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed. No Indemnifying Party will enter into any settlement without the consent of the Indemnified Party, but such consent will not be unreasonably withheld. If such defence is not assumed by the Indemnifying Party, the

Indemnifying Party will not be liable for any settlement made without its consent, but such consent will not be unreasonably withheld.

(d)

Notwithstanding the foregoing, an Indemnified Party will have the right, at the Indemnifying Party’s expense, to employ counsel of its own choice in respect of the defence of any such action, suit, proceeding or Claim if (i) the employment of such counsel has been authorized by the Indemnifying Party in connection with such defence; or (ii) counsel retained by the Indemnifying Party or the Indemnified Party will have advised the Indemnified Party that there may be legal defences available to it which are different from or in addition to those available to the Indemnifying Party (in which event and to that extent, the Indemnifying Party will not have the right to assume or direct the defence on behalf of the Indemnified Party) or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iii) the Indemnifying Party will not have assumed such defence and employed counsel within a reasonable time after receiving notice of such action, suit, proceeding or Claim.

7.3	Term

     Subject to the provisions of section 7.1, the obligations of each party under this Part Seven will terminate one year from the Final Closing Date, save with respect to all losses, Claims, damages, liabilities, actions or demands notice of which is given to the Indemnifying Party by the Indemnified Party on or before such time in compliance with Section 7.2(a) .

PART 8

GENERAL

8.1	Time and Place of Closing

     The Closings will take place at 9:00 a.m. (Vancouver time) on the Closing Dates at the offices of DuMoulin Black LLP in Vancouver, British Columbia, or at such other place or date as may be mutually agreed by the parties.

8.2	Notices

     Any notice or other communication which is required or permitted to be given pursuant to any provision of this Agreement will be in writing, delivered personally, by registered mail or by telecopy, and addressed as follows:

(a)	in the case of a notice or other communication to Tianren:

Tianren

Hebei Tianren
East Section, Jianshe Road
Haigang District, Qinhuangdao
Hebei, China 066003

Attention: Cheng Zhiguang
Telecopier Number: (86) 335-3161304
with copies to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9

Attention: Donald Belovitch
Telecopier Number: (416) 947-0866
And to

Global Law Office
7th Floor, Jing Guang Center
Hu Jia Lou, Chaoyang District
Beijing, 100020, PR. China

Attention: George Niu
Telecopier Number: (86 10)6467-2012/2013

(b)	in the case of a notice or other communication to Spur:

Spur Ventures Inc.
Suite 3083, Three Bentall Centre
595 Burrard Street, P.O. Box 49298
Vancouver, BC V7X 1L3

Attention: Robert Rennie
Telecopier Number: (604) 689-5564

with a copy to:

DuMoulin Black LLP
10th Floor, 595 Howe Street
Vancouver, B.C.
V6C 2T5
Attention: Corey M. Dean
Telecopier Number: (604) 687-8772

and to:

Jun He Law Offices
China Resources Building, 20th Floor
8 Jianguomenbei Avenue, Beijing 100005, P.R. China

Attention: Chen Jie
Telecopier Number: [86] (10) 8519-1350

or such other address or telecopier number as a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing. The date of receipt of any such notice will be deemed to be the date of delivery thereof, if delivered, and on the day of telecopying and receipt of a successful transmission confirmation statement, if telecopied, provided such day is a Business Day and, if not, on the first Business Day thereafter.

8.3	Confidentiality and Disclosure

(a)

Except as may be required by applicable Laws, any information concerning any of Tianren, the Target Companies or Spur, and their respective affiliates disclosed to the other parties to this Agreement or their representatives, which has not been publicly disclosed or obtained from third parties not in breach of confidential obligations or already known or in the public domain, will be kept strictly confidential by them and will not be disclosed or used by the recipients thereof whether or not the Closing occurs until publicly disclosed or agreed in writing to be disclosed by the party to which such information relates. Further, it is agreed and acknowledged that all such information is being disclosed solely for the purpose of completing the transactions contemplated by this Agreement and will not be used for any other purpose. In the event that the Closing does not occur, all documents, if any, marked as being of a confidential nature, delivered to Tianren, the Target Companies or Spur or their respective representatives and any copies thereof will be immediately returned to the party to which such information relates.

(b)

Except as may be required under applicable Laws, no press releases or material change reports relating to the transactions contemplated hereby will be issued by any party to this Agreement, nor will the terms of this Agreement be disclosed to third parties other than the representatives of the parties, without the consent in writing of the other parties. All necessary press releases and material change reports required form will be submitted for approval by the party preparing such press release or material change report to the other parties prior to the filing thereof in accordance with applicable Laws.

8.4	Dispute Resolution and Arbitration

     In the event of a dispute under or related to this Agreement, the parties agree to negotiate diligently and in good faith the satisfactory resolution of such dispute. Failing such resolution, the dispute will be submitted to the Hong Kong International Arbitration Centre located in Hong Kong for arbitration. UNCITRAL Arbitration Rules will apply to the arbitration proceedings, which will be conducted in English. For the arbitration tribunal, each party will appoint one member of the arbitration tribunal. The appointment of the third arbitrator will be agreed by Spur and Tianren. If they fail to reach such an agreement, the Hong Kong International Arbitration Centre will appoint the third arbitrator. Spur will share the costs of the arbitrator and the arbitration venue with Tianren. Each party will be responsible for their own legal costs, except where the arbitrator awards costs against a party.

8.5	Governing Law

     This Agreement will be governed by and construed in accordance with the Laws of the province of British Columbia, Canada and the federal Laws of Canada applicable therein and each of the parties irrevocably consents to the jurisdiction of the courts of British Columbia, Canada.

8.6	Disclosure to Regulatory Authorities

     Tianren acknowledges and consents to the release by Spur of certain information regarding Tianren's participation in this Agreement, including Tianren's name, address, telephone number and registration instructions, the number of Spur Shares acquired, the number of securities of Spur held, the status of Tianren as an insider, as a pro group member or as otherwise represented herein, and, if applicable, information regarding beneficial ownership of or the principals of Tianren, in compliance with securities regulatory policies to regulatory authorities (including the Exchange) in reporting jurisdictions to other authorities as required by Law and to the transfer agent of Spur for the purposes of arranging for the preparation of the certificates representing the Spur Shares issuable in connection with the offering of the Spur Shares. The purpose of the collection of the information is to ensure Spur and its advisors will be able to issue Spur Shares to Tianren in compliance with applicable Canadian securities Laws and the instructions of Tianren and to obtain the information required to be provided in documents required to be filed with the Exchange and with securities regulatory authorities under applicable securities Laws and other authorities as required by Law. In addition, Tianren acknowledges and consents to the collection, use and disclosure of all such personal information by the Exchange and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

The contact information for the officer of Spur who can answer questions about the collection of information by Spur is as follows:

Spur Ventures Inc.
Suite 3083, Three Bentall Centre
595 Burrard Street, P.O. Box 49298
Vancouver, BC V7X 1L3
PhoneNo: (604) 689-5564
Fax No: (604) 682-2802
Email questions@spur-ventures.com

8.7	Binding Effect

     This Agreement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.8	Assignment

     Subject to the express provisions of this Agreement, neither of the parties may assign his or its rights or obligations under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

8.9	Further Assurances

     Each of the parties, upon the request of any other party, whether before or after the Closing, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.10	Expenses

     The parties hereby agree that, whether or not the proposed transaction outlined herein is ever consummated, each party will pay all of its own expenses in connection with this Acquisition and this Agreement.

8.11 Entire Agreement; No Third Party Beneficiary; Rights of Ownership

     The terms and provisions contained in this Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof, (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties acknowledge that, except as hereinafter agreed to in writing, no party will have the right to acquire or will be deemed to have acquired shares of common stock of the other party pursuant to this Agreement until the consummation thereof.

8.12	Counterparts and Facsimile

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement and any counterpart thereof may be executed by telecopy and when delivered will be deemed to be an original.

8.13	Severability

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.14	Time of Essence

Time is of the essence in this Agreement.

8.15	Language

This Agreement is written in both English and Chinese, and both languages are equally authoritative.

This agreement made as of the date first above written, but actually executed on:

DATE:  June 18, 2006

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

HEBEI TIANREN CHEMICAL CORP.

LIST OF SCHEDULES

LIST OF SCHEDULES

SCHEDULE (1)

ESCROW AND VOTING RESTRICTION AGREEMENT

THIS AGREEMENT is made as of the 31st day of May, 2006.

AMONG:

SPUR VENTURES INC., a British Columbia company, having its office at Suite 3083, 595 Burrard Street, Vancouver, British Columbia, Canada V7X 1L3 or nominee, Legal Representative: Robert J. Rennie (CEO of Spur) of Canadian nationality of the second part;

(the "Issuer")

AND:

HEBEI TIANREN CHEMICAL CORPORATION , a Chinese company, having an office at East Section, Jianshe Road, Haigang District,
Qinhuangdao,Hebei,China 066003 Zhai Jidong, Authorized Representative Chinese Nationality of the first part.

(the "Holder")

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA

(the "Escrow Agent")

(collectively, the "Parties")

     WHEREAS the Issuer has agreed to issue the Acquisition Shares to the Holder on the terms and conditions set out in the Acquisition Agreement, which anticipates that the Acquisition Shares may be issued on up to four different Closing Dates; and

     The Holder has agreed to place the Acquisition Shares into escrow upon and subject to the terms and conditions set out below.

DEFINITIONS

(a)	"Acquisition Agreement" means the Merger and Acquisition Agreement dated May 31st, 2006 between the Holder and the Issuer;

(b)	"Acquisition Date" means the date upon which the acquisition of the Target Shares is complete;

(c)	"Acquisition Shares" means the 15,512,516 Spur Shares issued in accordance with the terms of the Acquisition Agreement, and all additional Spur Shares referred to in section 1.3 below;

(d)	"Closing Date" means the date or dates upon which any Acquisition Shares are issued to the Holder;

(e)	"Court" means the Supreme Court of British Columbia;

(f)	“Escrow Shares” means all shares held in escrow by the Escrow Agent in accordance with the terms and conditions of this Agreement;

(g)	"Exchange" means the TSX Venture Exchange or other stock exchange upon which the common shares of the Issuer are listed;

(h)	"Exchange Acceptance" means the date the Exchange issues a bulletin evidencing final acceptance of the Acquisition;

(i)	"Final Closing Date" means the date upon which all 15,512,516 Acquisition Shares have been issued by the Issuer;

(j)	"Spur Share" means a common share of the Issuer;

PART 1 - ESCROW

1.1	Appointment of Escrow Agent

The Issuer and the Holder appoint the Escrow Agent to act as escrow agent under this Agreement. The Escrow Agent accepts the appointment.

1.2	Deposit of Acquisition Shares in Escrow

The Holder authorizes the Issuer to deliver or cause to be delivered all Acquisition Shares upon their issuance to the Escrow Agent, to be held in escrow under this Agreement. The Holder will re-execute Schedule "A" upon each issuance of Acquisition Shares that is delivered under this Agreement.

1.3	Additional Spur Shares

If the Holder receives any additional Spur Shares:

a)	as a dividend or other distribution on Escrow Shares;

b)	on a subdivision, or compulsory or automatic conversion or exchange of Escrow Shares; or

c)	from a successor issuer in a Business Combination, if Part 6 of this Agreement applies,

the Holder will deposit such additional Spur Shares in escrow with the Escrow Agent, and the Holder authorizes the Issuer to deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of such additional Spur Shares.

1.4	Direction to Escrow Agent

The Issuer and the Holder direct the Escrow Agent to hold all Escrow Shares in escrow until they are either released from escrow pursuant to Section 2.1 of this Agreement or returned to the Issuer pursuant to Section 3.1 of this Agreement.

PART 2 - RELEASE OF ESCROW SHARES

2.1	Release

Subject to this Agreement and Exchange Acceptance, and unless returned to the Issuer pursuant to Section 3.1 below, the Escrow Shares will be released from escrow on the date which is two years after the date of the Acquisition Agreement.

2.2	Delivery of Share Certificates for Escrow Shares

The Escrow Agent will send to the Holder the share certificates or other evidence of all Escrow Shares as and if they are released from escrow within 10 business days of such release.

PART 3 - RETURN OF ESCROWED SECURITIES TO THE ISSUER

3.1	Return of Escrowed Securities to the Issuer

If the Final Closing Date does not occur on or before March 31, 2007, the Issuer may at any time thereafter provide notice in writing to the Escrow Agent, with a copy to the Holder, that the Final Closing Date has not occurred and directing that the Acquisition Shares be returned to the Issuer. The Escrow Agent will, within 10 business days of receipt of such notice, release from escrow and return all Acquisition Shares to the Issuer unless it receives an order of the Court directing that the Acquisition Shares not be returned to the Issuer, in which case the Escrow Agent will continue to hold the Acquisition Shares in escrow until directed otherwise by order of the Court or by written agreement of the Issuer and the Holder.

PART 4 - DEALING WITH ESCROW SHARES

4.1	Restriction on Transfer, etc.

The Holder will not sell, transfer, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with the Escrow Shares or any related share certificates or other evidence of the Escrow Shares. The Holder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the principals to the risks of holding the Escrow Shares.

4.2	Pledge, Mortgage or Charge as Collateral for a Loan

The Holder may not pledge, mortgage or charge the Escrow Shares to a financial institution as collateral for a loan.

4.3	Voting of Escrow Shares

The Holder will not be entitled to cast, at any annual general or special meeting of the shareholders of the Issuer, votes representing more than 19.9% of the eligible votes of the Issuer based upon the non-diluted issued capital of the Issuer outstanding at the time of the vote. For greater clarity, as the issued capital of the Issuer increases, additional Escrow Shares will be released from these voting restrictions, but the number will be restricted to insure the percentage set out above is not exceeded at any time. The calculation will be based on the total number of Acquisition Shares, if any, held by the Holder at the time together with the number of Escrow Shares. Accordingly, the Escrow Agent will not accept proxies representing Acquisition Shares greater than 19.9% of the issued capital. In all other respects, the Acquisition Shares owned by the Holder will have the same voting rights as all other Spur Shares.

4.4	Dividends on Escrow Shares

The Holder may receive a dividend or other distribution on the Acquisition Shares, and elect the manner of payment from the standard options offered by the Issuer. If the Escrow Agent receives a dividend or other distribution on the Escrow Shares, the dividend or other distribution will be held in escrow, and then released from escrow and delivered to the Holder on the Final Closing Date, provided that no notice pursuant to Section 3.1 has been received by the Escrow Agent.

PART 5 TRANSFERS WITHIN ESCROW NOT PERMITTED

5.1	Transfers not Permitted

The Holder may not transfer the Escrow Shares to any person save as permitted in Section 5.3.

5.3	Transfer upon Bankruptcy

(1)	The Holder may transfer the Escrow Shares to a trustee in bankruptcy or another person or company entitled to Escrow Shares on bankruptcy.

(2)	Prior to the transfer, the Escrow Agent must receive:

	(a)	a certified copy of either

(i) the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii) the receiving order adjudging the Holder bankrupt;

	(b)	a certified copy of a certificate of appointment of the trustee in bankruptcy;

	(c)	a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer's transfer agent; and

(d)

an acknowledgment in the form of Schedule "B" signed by the trustee in bankruptcy or on direction from the trustee, with evidence of that director attached to the acknowledgment form, another person or company legally entitled to the Escrow Shares.

(3)

Within 10 days after the transfer, the transferee of the Escrow Shares will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

PART 6 - BUSINESS COMBINATIONS

6.1	Business Combinations

This Part applies to the following (a "Business Combination"):

(a)	a take-over bid for at least a majority of the outstanding equity securities of the Issuer or which, if successful, would result in a change of control of the Issuer;

(b)	a formal issuer bid for at least a majority of the outstanding equity securities of the Issuer;

(c)	a statutory arrangement;

(d)	an amalgamation;

(e)	a merger;

(f)	a reorganization or any other similar transaction that has an effect similar to an amalgamation or merger.

6.2	Delivery to Escrow Agent

The Holder may tender the Escrow Shares to a person or company in a BBusiness CombinationCombination. At least five business days prior to the date the Escrow Shares must be tendered under the Business Combination, the Holder must deliver to the Escrow Agent:

(a)

a written direction signed by the Holder that directs the Escrow Agent to deliver to the depositary under the Business Combination Business Combinationany share certificates or other evidence of the Escrow Shares and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the depositary, and any other documentation specified or provided by the Holder and required to be delivered to the depositary under the Business Combination; and

(b)	any other information concerning the Business Combination Business Combinationas the Escrow Agent may reasonably require.

6.3	Delivery to Depositary

As soon as reasonably practicable, and in any event no later than three business days after the Escrow Agent receives the documents and information required under section 6.2, the Escrow Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the Escrow Shares, and a letter addressed to the depositary that

(a)	identifies the Escrow Shares that are being tendered;

(b)	states that the Escrow Shares are held in escrow;

(c)

states that the Escrow Shares are delivered only for the purposes of the Business Combination and that they will be released from escrow only after the Escrow Agent receives the information described in section 6.4;

(d)

if any share certificates or other evidence of the Escrow Shares have been delivered to the depositary, requires the depositary to return to the Escrow Agent, as soon as practicable, any share certificates or other evidence of the Escrow Shares that are not released from escrow into the Business Combination; and

(e)

where applicable, requires the depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, any share certificates or other evidence of additional Escrow Shares that the Holder acquires under the Business Combination.

6.4	Release of Escrow Shares to Depositary

The Escrow Agent will release from escrow the tendered Escrow Shares when the Escrow Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the Business Combination, by that other person or company, that:

(a)	the terms and conditions of the Business Combination have been met or waived; or

(b)

in the case of a take-over bid or formal issuer bid, the Escrow Shares have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the take-over bid or formal issuer bid.

6.5	Escrow of New Securities

If the Holder receives securities (the "New Securities") or cash or combination thereof of another issuer (the "Successor Issuer") in exchange for the Escrow Shares, the New Securities or cash or combination thereof will be subject to escrow in substitution for the tendered Escrow Shares to be held on the same terms and conditions, including release dates, as applied to the exchanged Escrow Shares.

PART 7 - RESIGNATION OF ESCROW AGENT

7.1	Resignation of Escrow Agent

(1) If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to the Issuer and the Holder.

(2) If the Escrow Agent resigns, the Issuer will be responsible for ensuring that the Escrow Agent is replaced not later than the Resignation or Termination Date by another escrow agent that is acceptable to the securities regulators having jurisdiction in the matter and that has accepted such appointment, which appointment will be binding on the Issuer and the Holder.

(4) The resignation of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notice referred to above by the Escrow Agent, or on such other date as the Escrow Agent, the Holder and the Issuer may agree upon (the "Resignation or Termination Date"), provided that the Resignation or Termination Date will not be less than 10 business days before a release date.

(5) If the Issuer and the Holder have not appointed a successor escrow agent within 60 days of the Resignation or Termination Date, the Escrow Agent will apply, at the expense of the Holder and the Issuer, to a court of competent jurisdiction for the appointment of a successor escrow agent, and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(6) On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent with thereupon be discharged as Escrow Agent.

(7) If any changes are made to Part 8 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the terms of this Agreement and the Issuer will file a copy of the new Agreement with the securities regulators with jurisdiction over this Agreement and the Escrow Shares.

PART 8 - OTHER CONTRACTUAL ARRANGEMENTS

8.1	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement, and the Escrow Shares and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent will owe no duties hereunder as a trustee.

8.2	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any Escrow Shares deposited with it.

8.3	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of Escrow Shares under this Agreement.

8.4	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for Escrow Shares that it has released to the Holder or at the Holder’s direction according to this Agreement.

8.5	Indemnification of Escrow Agent

Subject to Section 8.6(3), the Issuer and the Holder jointly and severally agree to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the Escrow Shares, the resignation or termination of the Escrow Agent and the termination of this Agreement.

8.6	Additional Provisions

(1) The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(2) The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and approved by the securities regulators with jurisdiction as set out in section 10.6, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3) The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Issuer as soon as practicable that it has retained legal counsel or other advisors. The Issuer will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4) In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5) The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement, and will have no duty or responsibility under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(6) The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(7) The Escrow Agent will have no responsibility with respect to any Escrow Shares in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

8.7	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its negligence, bad faith or wilful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount is greater.

8.8	Remuneration of Escrow Agent

The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days' written notice. The Issuer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

PART 9 - NOTICES

9.1	Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Computershare Trust Company Of Canada z

Attention:	Manager, Corporate Trust
Fax Number:	z

9.2	Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Spur Ventures Inc.
Suite 3083 – 595 Burrard Street
Bentall III, P.O. Box 49298
Vancouver, British Columbia
Canada V7X 1L3
Attn: Corporate Secretary
Tel: (604) 689-5564
Fax: (604) 682-2802

9.3	Notice to Holder

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Hebei Tianren Chemical Corporation
East Section, Jianshe Road
Haigang District
Qinhuangdao,Hebei,China 066003
Attn: z
Tel: z
Fax: z
cc: Stikeman Elliott LLP
Attn: z
Tel: z
Fax: z

9.3	Deliveries to Holder

Documents will be considered to have been delivered to a Holder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer's share register.

Any share certificates or other evidence of Escrow Shares will be sent to the Holder's address on the Issuer's share register unless the Holder has advised the Escrow Agent in writing otherwise at least ten business days before the Escrow Shares are released from escrow. The Issuer will provide the Escrow Agent with the Holder's address as listed on the Issuer's share register.

9.4	Change of Address

(1) The Escrow Agent may change its address for delivery by delivering notice of the change of address to the Issuer and to the Holder.

(2) The Issuer may change its address for delivery by delivering notice of the change of address to the Escrow Agent and to the Holder.

(3) The Holder may change its address for delivery by delivering notice of the change of address to the Issuer and to the Escrow Agent.

9.5	Postal Interruption

A party to this Agreement will not mail a document it is required to mail under this Agreement if the party is aware of an actual or impending disruption of postal service.

PART 10 - GENERAL

10.1	Interpretation - "holding securities"

When this Agreement refers to securities that a holder "holds", it means that the holder has direct or indirect beneficial ownership of, or control or direction over, the securities.

10.2	Further Assurances

The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this Agreement which are necessary to carry out the intent of this Agreement.

10.3	Time

Time is of the essence of this Agreement.

10.4	Governing Laws

The laws of British Columbia and the applicable laws of Canada will govern this Agreement.

10.5	Jurisdiction

The securities regulator in the Province of British Columbia has jurisdiction over this Agreement and the Escrow Shares.

10.6	Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

10.8	Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

10.9	Language

This Agreement has been drawn up in the English language at the request of all Parties.

10.10	Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a party to this Agreement.

10.11	Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

10.12	Successor to Escrow Agent

Any corporation with which the Escrow Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent under this Agreement without any further act on its part or on the part or any of the Parties, provided that the successor is recognized as a transfer agent by the Canadian exchange the Issuer is listed on (or if the Issuer is not listed on a Canadian exchange, by any Canadian exchange) and notice is given to the securities regulators with jurisdiction.

The Parties have executed and delivered this Agreement as of the date set out above.

COMPUTERSHARE TRUST COMPANY OF CANADA

________________________________
Authorized signatory

________________________________
Authorized signatory

SPUR VENTURES INC.	)
)
)
)
)
Authorized Signatory	)	c/s
)
)
Authorized Signatory	)

HEBEI TIANREN CHEMICAL CORPORATION	)
)
)
)
)
Authorized Signatory	)	c/s
)
)
Authorized Signatory	)

Schedule "A" to Escrow Agreement
Holder

Name:	HEBEI TIANREN CHEMICAL CORP.

Authorized Signatory:

Title:

Securities:

Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common Shares

HEBEI TIANREN CHEMICAL CORP. consents to the escrow of the above-described securities.

SCHEDULE (2)

“Permitted Encumbrances” for Tianren

- None -

SCHEDULE (3)

“PERMITTED ENCUMBRANCES” for SPUR

- None -

Schedule(4a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD. PROPERTY LIST - 2005

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working years	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Main Workshop	2001-5-1	stockholder input	M2	2,999.03	4	16	5,502,663.00	10%	4.50%	straight-line	1,151,255.52	4,351,407.48	no
Official Building	2001-5-1	stockholder input	M2	1,481.06	4	16	1,467,469.00	10%	4.50%	straight-line	286,156.52	1,181,312.48	no
Ammonium Nitrate Crashed	2001-5-1	stockholder input	M2	512.00	4	16	346,096.00	10%	4.50%	straight-line	67,488.72	278,607.28	no
Material Storeroom	2001-5-1	stockholder input	M2	2,541.00	4	16	2,259,964.00	10%	4.50%	straight-line	440,693.24	1,819,270.76	no
Oilcan Place	2001-5-1	stockholder input	M2	80.00	4	16	62,269.00	10%	4.50%	straight-line	12,142.52	50,126.48	no
Transformer Substation	2001-5-1	stockholder input	M2	109.70	4	16	117,774.00	10%	4.50%	straight-line	22,965.80	94,808.20	no
Roadway In Plant	2001-5-1	stockholder input	M2	3,894.00	4	16	1,401,724.00	10%	4.50%	straight-line	273,336.44	1,128,387.56	no
Gatehouse	2001-5-1	stockholder input	M2	40.44	4	16	40,881.00	10%	4.50%	straight-line	7,971.60	32,909.40	no
Boiler House	2001-5-1	stockholder input	M2	84.00	4	16	50,421.00	10%	4.50%	straight-line	9,832.16	40,588.84	no
Shed	2001-5-1	stockholder input	M2	133.12	4	16	28,383.00	10%	4.50%	straight-line	5,534.88	22,848.12	no
Jerrican Storeroom	2001-5-1	stockholder input	M2	95.00	4	16	17,972.00	10%	4.50%	straight-line	3,504.80	14,467.20	no
Loadometer House	2001-5-1	stockholder input			4	16	69,715.00	10%	4.50%	straight-line	13,594.36	56,120.64	no
Product Lot	2001-5-1	stockholder input			4	16	190,846.00	10%	4.50%	straight-line	37,214.84	153,631.16	no
Plant Brick Fence	2001-7-9	contract construction			4	16	34,598.00	10%	4.50%	straight-line	5,189.60	29,408.40	no
Steel Web Fence	2001-5-1	contract construction			4	16	84,000.00	10%	4.50%	straight-line	13,860.00	70,140.00	no
Plant Gate	2002-1-23	contract construction			4	16	52,532.00	10%	4.50%	straight-line	8,471.00	44,061.00	no
Technics Porch	2002-8-15	contract construction			3	17	100,954.45	10%	4.50%	straight-line	3,885.52	97,068.93	no
Rainwater Leting Pipeline	2005-9-25	contract construction				20	240,000.00	10%	4.50%	straight-line	2,700.00	237,300.00	no
Sewage Pool	2005-12-31	contract construction				20	502,357.00	10%	4.50%	straight-line	-	502,357.00	no
Film Biowing,Bag	2001-12-31	contract construction	M2	1,120.70	4	16	1,083,275.56	10%	4.50%	straight-line	184,989.52	898,286.04	no
Needle Workshop	2001-12-31	contract construction	M2	1,120.70	4	16	900,121.00	10%	4.50%	straight-line	156,021.70	744,099.30	no
Storehouse	2001-12-31	contract construction	M2	1,120.70	4	16	900,121.00	10%	4.50%	straight-line	156,021.70	744,099.30	no
Drawbench Workshop	2001-12-31	contract construction	M2	1,120.70	4	16	1,045,154.69	10%	4.50%	straight-line	178,127.84	867,026.85	no
Spin Workshop	2001-12-31	contract construction	M2	1,120.70	4	16	981,460.56	10%	4.50%	straight-line	170,662.98	810,797.58	no
Spin Workshop	2001-12-31	contract construction	M2	1,120.70	4	16	981,460.56	10%	4.50%	straight-line	165,879.10	815,581.46	no
Product Storeroom	2001-12-31	contract construction	M2	1,120.70	4	16	889,771.00	10%	4.50%	straight-line	160,158.76	729,612.24	no
Semi-Product Storeroom	2001-12-31	contract construction	M2	1,120.70	4	16	883,571.26	10%	4.50%	straight-line	149,225.99	734,345.27	no
Employee Dormitory	2001-12-31	contract construction	M2		4	16	741,765.00	10%	4.50%	straight-line	133,517.74	608,247.26	no
Mess Hall,Office,Bathroom	2001-12-31	contract construction	M2		4	16	501,071.00	10%	4.50%	straight-line	90,192.88	410,878.12	no
Guardhouse	2001-12-31	contract construction	M2		4	16	29,064.00	10%	4.50%	straight-line	5,231.52	23,832.48	no
Repair Workshop	2001-12-31	contract construction	M2	418.00	4	16	238,282.00	10%	4.50%	straight-line	42,890.82	195,391.18	no
Air Press Station	2001-12-31	contract construction	M2	141.00	4	16	112,910.00	10%	4.50%	straight-line	20,323.74	92,586.26	no
Fire Control Pool	2001-12-31	contract construction	M2		4	16	201,666.00	10%	4.50%	straight-line	36,299.94	165,366.06	no
Transformer Substation	2001-12-31	contract construction	M2	97.00	4	16	489,902.00	10%	4.50%	straight-line	55,395.12	434,506.88	no
Fence	2001-12-31	contract construction	M2		4	16	213,537.04	10%	4.50%	straight-line	38,436.58	175,100.46	no
Road	2001-12-31	contract construction	M2		4	16	467,209.76	10%	4.50%	straight-line	74,097.84	393,111.92	no
On Duty Room ,Shed	2001-12-31	contract construction	M2		4	16	102,658.00	10%	4.50%	straight-line	18,478.50	84,179.50	no
Office Biulding	2005-4-1	lease	set		0.9	2.1						~~Y~~ 15000 / year
Ground	2000-4-1	lease	M2	146.00	5.9	14.1								~~Y~~4 /m2
Total							23,333,618.88				4,201,749.79	19,131,869.09

Schedule(4b)

XINJIANG TIANREN CHEMICAL CO.,LTD.
PROPERTY LIST - 2005

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working years	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Employee Dormitory	2003.11	buying in	set	6	2	18	225,232.12	5%	0.39583%	straight-line	22281.8	202,950.32	no
Official House	2004.02	self-constructed	set	1	2	18	586,090.64	5%	0.39583%	straight-line	51038.68	535,051.96	no
Plant Fence	2004.12	self-constructed		1	1	19	83,515.00	5%	0.39583%	straight-line	3966.96	79,548.04	no
Roadway Around Plant	2004.12	self-constructed		1	1	19	127,261.60	5%	0.39583%	straight-line	6044.88	121,216.72	no
Roadway In Plant	2004.12	self-constructed		1	1	19	281,529.50	5%	0.39583%	straight-line	13372.68	268,156.82	no
Park In Plant	2004.12	self-constructed		1	1	19	208,443.30	5%	0.39583%	straight-line	9901.08	198,542.22	no
Project Front Plant	2004.12	self-constructed		1	1	19	153,463.69	5%	0.39583%	straight-line	7289.52	146,174.17	no
Add Sporadic Project	2004.12	self-constructed		1	1	19	152,497.93	5%	0.39583%	straight-line	7243.68	145,254.25	no
Gatehouse,Loadometer House	2004.12	self-constructed		1	1	19	27,030.00	5%	0.39583%	straight-line	1283.88	25,746.12	no
Storeroom	2004.12	self-constructed		1	1	19	98,190.38	5%	0.39583%	straight-line	4664.04	93,526.34	no
1#Material Lot	2004.12	self-constructed		1	1	19	113,610.00	5%	0.39583%	straight-line	5396.49	108,213.51	no
Product Lot	2004.12	self-constructed		1	1	19	348,072.96	5%	0.39583%	straight-line	16533.48	331,539.48	no
2#Material Lot	2005.09	self-constructed		1	0.25	19.75	386,750.00	5%	0.39583%	straight-line	4592.67	382,157.33	no
3#Material Lot	2005.12	self-constructed		1		20	386,750.00	5%	0.39583%	straight-line	0	386,750.00	no
Storeroom Road	2005.10	self-constructed		1		20	25,249.00	5%	0.39583%	straight-line	199.86	25,049.14	no
Lot Northeast Road	2005.12	self-constructed		1		20	69,030.00	5%	0.39583%	straight-line	0	69,030.00	no
Prevent Flood Dyke	2004.12	self-constructed		1	1	19	21,000.00	5%	0.39583%	straight-line	997.56	20,002.44	no
Produce Workshop	2004.02	self-constructed		1	2	18	3,700,470.82	5%	0.39583%	straight-line	322249.4	3,378,221.42	no
Overfall Pool	2005.11	self-constructed		1		20	2,700.00	5%	0.39583%	straight-line	10.68	2,689.32	no
Lease Ground	2003.7.1	lease	m2	33350	2.5	27.5	month rent å46700
Lease House	2004.7.1	lease	set	3	1.5	4	month rentå1250					42m2 one 28m2one 14m2 one
Total							6,996,886.94				477,067.34	6,519,819.60

Schedule(4c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.
PROPERTY LIST - 2005

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working years	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Office biulding	2005-1-1	lease	set	1								~~Y~~ 100000 / year

Schedule(4d)

YICHANG TIANLONG INDUSTRY CO.,LTD. PROPERTY LIST - 2005

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working years	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Office biulding	2005-1-1	lease	set	1								~~Y~~30000 / year

SCHEDULE (5)

“RESALE RESTRICTIONS”

The Spur Shares will be subject to the following resale restrictions:

1.	they will be held in escrow for a 24 month period commencing on the Final Agreement Date;

2.	all restrictions that may be required by applicable Canadian securities legislation;

3.	all restrictions that may be required by the Exchange; and

4.	all restrictions on the resale of Spur shares that may be imposed on major shareholders and directors and officers of Spur as a condition in any future financing.

In addition, the holders of the Spur Shares will not be entitled to cast, at any meeting of the shareholders of Spur, votes representing more than 19.9% of the eligible votes of Spur based upon the issued and outstanding common shares of Spur outstanding at the time of the vote. For greater clarity, as the issued capital of Spur increases, additional Spur Shares will be released from these voting restrictions so that the number of Spur Shares eligible to vote at any one time does not exceed 19.9% .

SCHEDULE (6)

“LIST OF SPUR MATERIAL CONTRACTS”

Contract	Party	Amount in RMB	Amount in CAD	Notes
				The capital contribution
				has be be made within
YMC Joint Venture	Yichang Phosphorus	1,025,658,900	$146,522,700	72 months of YMC JV
contract	Chemical Industrial Corp Ltd			establishment of Nov.
				2003

YMC Engineering Study	Nanjing Chemical	3,300,000	$471,429	For NPK facilities
for NPK expansion	Engineering Institute			expansion

Sarbanes Oxley	Grant Thornton		$181,000	Company governance
Implementation				compliance

Schedule(7a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.
2005-12-31 COMPANY'S EQUIPMENT

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Pipeline	2001-5-1	stockholder	m	1498	4	6	1,319,618.60	10%	9%	straight-line	635,091.63	684,526.97	no
Lump Crusher With	2001-5-1	stockholder	set	2	4	6	42,075.00	10%	9%	straight-line	23,982.75	18,092.25	no
Granulator	2001-5-1	stockholder	set	1	4	6	246,670.00	10%	9%	straight-line	96,201.56	150,468.44	no
1# Dryer	2001-5-1	stockholder	set	1	4	6	541,025.00	10%	9%	straight-line	210,999.88	330,025.12	no
1# Vibrating Screen	2001-5-1	stockholder	set	1	4	6	52,530.00	10%	9%	straight-line	20,486.96	32,043.04	no
2# Dryer	2001-5-1	stockholder	set	1	4	6	358,020.00	10%	9%	straight-line	139,627.80	218,392.20	no
Cooling Drum	2001-5-1	stockholder	set	1	4	6	202,725.00	10%	9%	straight-line	79,062.88	123,662.12	no
2# Vibrating Screen	2001-5-1	stockholder	set	1	4	6	52,530.00	10%	9%	straight-line	20,486.96	32,043.04	no
Lump Breaker	2001-5-1	stockholder	set	1	4	6	31,875.00	10%	9%	straight-line	12,431.12	19,443.88	no
3# Vibrating Screen	2001-5-1	stockholder	set	1	4	6	52,530.00	10%	9%	straight-line	20,486.96	32,043.04	no
Coating Drum	2001-5-1	stockholder	set	1	4	6	102,000.00	10%	9%	straight-line	39,780.00	62,220.00	no
Air Compressor	2001-5-1	stockholder	set	1	4	6	4,320.00	10%	9%	straight-line	1,684.80	2,635.20	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	9,350.00	10%	9%	straight-line	3,646.76	5,703.24	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	15,215.00	10%	9%	straight-line	5,933.72	9,281.28	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	33,575.00	10%	9%	straight-line	13,094.12	20,480.88	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	9,350.00	10%	9%	straight-line	3,646.76	5,703.24	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	14,025.00	10%	9%	straight-line	5,469.88	8,555.12	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	28,475.00	10%	9%	straight-line	11,105.12	17,369.88	no
Centrifugalfan	2001-5-1	stockholder	set	1	4	6	9,350.00	10%	9%	straight-line	3,646.76	5,703.24	no
1# Combustion Chamber	2001-5-1	stockholder	set	1	4	6	190,315.00	10%	9%	straight-line	74,222.72	116,092.28	no
2# Combustion Chamber	2001-5-1	stockholder	set	1	4	6	170,425.00	10%	9%	straight-line	66,465.88	103,959.12	no
Bucket Elevator	2001-5-1	stockholder	set	2	4	6	122,230.00	10%	9%	straight-line	68,279.50	53,950.50	no
Bucket Elevator	2001-5-1	stockholder	set	4	4	6	450,500.00	10%	9%	straight-line	175,695.00	274,805.00	no
Bucket Elevator	2001-5-1	stockholder	set	3	4	6	189,455.35	10%	9%	straight-line	73,887.84	115,567.51	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	67,946.25	10%	9%	straight-line	26,499.20	41,447.05	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	47,508.25	10%	9%	straight-line	18,528.12	28,980.13	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	33,859.50	10%	9%	straight-line	13,205.40	20,654.10	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	26,151.40	10%	9%	straight-line	10,199.28	15,952.12	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	53,988.75	10%	9%	straight-line	21,055.84	32,932.91	no
Belt Conveyer	2001-5-1	stockholder	set	2	4	6	71,958.00	10%	9%	straight-line	28,063.88	43,894.12	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	70,975.00	10%	9%	straight-line	27,680.12	43,294.88	no
Belt Conveyer	2001-5-1	stockholder	set	2	4	6	113,050.00	10%	9%	straight-line	47,469.87	65,580.13	no
Belt Conveyer	2001-5-1	stockholder	set	1	4	6	47,344.35	10%	9%	straight-line	18,464.16	28,880.19	no
Double Tooth-Rolls	2001-5-1	stockholder	set	1	4	6	56,169.50	10%	9%	straight-line	21,906.04	34,263.46	no
Coating Oil Metering	2001-5-1	stockholder	set	2	4	6	15,674.25	10%	9%	straight-line	6,113.12	9,561.13	no
Molten A.N Or Urea	2001-5-1	stockholder	set	2	4	6	46,290.80	10%	9%	straight-line	18,053.36	28,237.44	no
Centrifugal Pump	2001-5-1	stockholder	set	2	4	6	24,842.00	10%	9%	straight-line	9,688.64	15,153.36	no
Centrifugal Pump	2001-5-1	stockholder	set	3	4	6	45,970.90	10%	9%	straight-line	17,928.56	28,042.34	no
Screw Pump	2001-5-1	stockholder	set	4	4	6	10,032.00	10%	9%	straight-line	3,912.48	6,119.52	no
Melting Tank Agitator	2001-5-1	stockholder	set	2	4	6	140,661.62	10%	9%	straight-line	67,517.44	73,144.18	no
Mixing Tank Oil And	2001-5-1	stockholder	set	4	4	6	48,376.50	10%	9%	straight-line	18,866.64	29,509.86	no
Raw Material Hopper	2001-5-1	stockholder	set	8	4	6	106,535.50	10%	9%	straight-line	41,549.04	64,986.46	no
Venturi	2001-5-1	stockholder	set	2	4	6	60,758.35	10%	9%	straight-line	23,695.88	37,062.47	no
Boiler Stack	2001-5-1	stockholder	set	1	4	6	70,548.25	10%	9%	straight-line	27,513.72	43,034.53	no
Boiler Stack	2001-5-1	stockholder	set	1	4	6	156,688.75	10%	9%	straight-line	61,108.84	95,579.91	no
Hopper Deduster	2001-5-1	stockholder	set	9	4	6	62,529.25	10%	9%	straight-line	24,386.44	38,142.81	no
Middle Oil Tank	2001-5-1	stockholder	set	1	4	6	10,186.60	10%	9%	straight-line	7,007.80	3,178.80	no
Heat Exchanger	2001-5-1	stockholder	set	1	4	6	20,017.75	10%	9%	straight-line	7,806.76	12,210.99	no
Fire Pump	2001-5-1	stockholder	set	4	4	6	9,434.50	10%	9%	straight-line	3,679.52	5,754.98	no
Double Tooth-Rolls	2001-5-1	stockholder	set	1	4	6	56,169.50	10%	9%	straight-line	21,906.04	34,263.46	no
Oil Tank	2001-5-1	stockholder	set	2	4	6	124,214.25	10%	9%	straight-line	48,443.72	75,770.53	no
Screw Pump	2001-5-1	stockholder	set	2	4	6	21,310.00	10%	9%	straight-line	8,311.16	12,998.84	no
Screw Pump	2001-5-1	stockholder	set	4	4	6	18,760.00	10%	9%	straight-line	7,316.40	11,443.60	no

Electric Hand Drill	2001-5-1	stockholder	set	2 4	6	5,443.65	10%	9%	straight-line	2,123.16	3,320.49	no
Filter	2001-5-1	stockholder	set	1 4	6	3,250.00	10%	9%	straight-line	1,267.76	1,982.24	no
Liquefier Nozzler	2001-5-1	stockholder	set	1 4	6	3,900.00	10%	9%	straight-line	1,521.00	2,379.00	no
Sampling System	2001-5-1	stockholder	set	1 4	6	4,875.00	10%	9%	straight-line	1,901.12	2,973.88	no
Meter Emulator	2001-5-1	stockholder	set	2 4	6	3,739.00	10%	9%	straight-line	1,458.08	2,280.92	no
Welder	2001-5-1	stockholder	set	2 4	6	16,425.00	10%	9%	straight-line	6,405.88	10,019.12	no
Magnetic Separator	2001-5-1	stockholder	set	3 4	6	74,793.75	10%	9%	straight-line	29,169.40	45,624.35	no
Low Voltage Bus With	2001-5-1	stockholder	m	8 4	6	26,075.00	10%	9%	straight-line	10,169.12	15,905.88	no
Electric Power	2001-5-1	stockholder	set	1 4	6	90,812.50	10%	9%	straight-line	35,416.68	55,395.82	no
High Voltage Switch	2001-5-1	stockholder	set	4 4	6	143,991.25	10%	9%	straight-line	56,156.36	87,834.89	no
Low Voltage	2001-5-1	stockholder	set	22 4	6	399,750.00	10%	9%	straight-line	155,902.76	243,847.24	no
Electric Heater	2001-5-1	stockholder	set	2 4	6	4,712.50	10%	9%	straight-line	1,837.68	2,874.82	no
Electric Regulating	2001-5-1	stockholder	set	11 4	6	101,859.25	10%	9%	straight-line	39,724.88	62,134.37	no
Belt Weighfeeder	2001-5-1	stockholder	set	6 4	6	366,946.50	10%	9%	straight-line	143,109.20	223,837.30	no
Electronic Packaging	2001-5-1	stockholder	set	1 4	6	190,650.00	10%	9%	straight-line	74,353.76	116,296.24	no
Multi-Loop Controller	2001-5-1	stockholder	set	2 4	6	19,825.00	10%	9%	straight-line	7,731.88	12,093.12	no
Electronic Platform	2001-5-1	stockholder	set	1 4	6	158,665.20	10%	9%	straight-line	61,879.48	96,785.72	no
Electric Drive Drum	2001-5-1	stockholder	set	1 4	6	9,775.00	10%	9%	straight-line	3,812.12	5,962.88	no
Electric Drive Drum	2001-5-1	stockholder	set	1 4	6	9,775.00	10%	9%	straight-line	3,812.12	5,962.88	no
Electric Drive Drum	2001-5-1	stockholder	set	1 4	6	9,449.50	10%	9%	straight-line	3,685.24	5,764.26	no
Electric Drive Drum	2001-5-1	stockholder	set	1 4	6	9,775.00	10%	9%	straight-line	3,812.12	5,962.88	no
Speed Reducer	2001-5-1	stockholder	set	1 4	6	6,375.00	10%	9%	straight-line	2,486.12	3,888.88	no
Speed Reducer	2001-5-1	stockholder	set	1 4	6	6,375.00	10%	9%	straight-line	2,486.12	3,888.88	no
Speed Reducer	2001-5-1	stockholder	set	1 4	6	31,875.00	10%	9%	straight-line	12,431.12	19,443.88	no
Speed Reducer	2001-5-1	stockholder	set	1 4	6	11,200.00	10%	9%	straight-line	4,368.00	6,832.00	no
Speed Reducer	2001-5-1	stockholder	set	1 4	6	10,200.00	10%	9%	straight-line	3,978.00	6,222.00	no
Frp Fan	2001-5-1	stockholder	set	1 4	6	13,755.00	10%	9%	straight-line	6,458.60	7,296.40	no
Raw Material Hopper	2001-5-1	stockholder	set	1 4	6	13,450.50	10%	9%	straight-line	5,245.76	8,204.74	no
Raw Material Hopper	2001-5-1	stockholder	set	1 4	6	13,469.25	10%	9%	straight-line	5,253.04	8,216.21	no
Urea Melting Tank	2001-7-30	buying in	set	1 4	6	152,000.00	10%	9%	straight-line	66,739.65	85,260.35	no
Sewing Machine	2001-7-31	buying in	set	1 4	6	57,000.00	10%	9%	straight-line	20,947.50	36,052.50	no
Heming Machine	2001-7-31	buying in	set	1 4	6	54,000.00	10%	9%	straight-line	19,845.00	34,155.00	no
Chain Conveyor	2001-7-31	buying in	set	1 4	6	28,000.00	10%	9%	straight-line	10,290.00	17,710.00	no
Power Distributing	2001-12-	buying in	set	1 4	6	7,288.27	10%	9%	straight-line	2,405.04	4,883.23	no
Boiler	2001-5-1	stockholder	set	1 4	6	208,815.00	10%	9%	straight-line	51,578.05	157,236.95	no
Electronic Belt Scale	2001-5-1	stockholder	set	1 4	6	100,000.00	10%	9%	straight-line	32,250.00	67,750.00	no
Agitator	2001-5-1	stockholder	set	1 4	6	15,350.00	10%	9%	straight-line	3,914.42	11,435.58	no
Air Compressor	2001-5-1	stockholder	set	1 4	6	110,000.00	10%	9%	straight-line	28,050.00	81,950.00	no
Heming Machine	2001-5-1	stockholder	set	1 4	6	5,000.00	10%	9%	straight-line	1,275.00	3,725.00	no
Bag Filter	2004-1-2	buying in	set	1 2	8	277,553.00	10%	9%	straight-line	47,877.89	229,675.11	no
Speed Reducer	2004-5-25	buying in	set	1 1	9	3,860.00	10%	9%	straight-line	463.20	3,396.80	no
Dedusting Fan	2004-6-25	buying in	set	1 1	9	23,931.62	10%	9%	straight-line	3,150.00	20,781.62	no
Air Fun	2004-6-25	buying in	set	1 1	9	17,094.02	10%	9%	straight-line	2,250.00	14,844.02	no
Sump Pump	2004-9-29	buying in	set	1 1	9	32,307.69	10%	9%	straight-line	3,634.61	28,673.08	no
Scrubbing Liquor Pump	2004-9-29	buying in	set	1 1	9	30,854.70	10%	9%	straight-line	3,471.15	27,383.55	no
Ammonium Nitrate	2004-10-	buying in	set	1 1	9	22,930.77	10%	9%	straight-line	2,407.73	20,523.04	no
Filter Press	2004-11-	buying in	set	1 1	9	60,000.00	10%	9%	straight-line	4,950.00	55,050.00	no
Speed Reducer	2004-12-7	buying in	set	1 1	9	3,500.00	10%	9%	straight-line	315.00	3,185.00	no
Dust Catcher For	2004-12-	buying in	set	1 1	9	45,000.00	10%	9%	straight-line	4,050.00	40,950.00	no
Charge Machine	2004-12-	buying in	set	1 1	9	4,250.00	10%	9%	straight-line	382.50	3,867.50	no
Screw Pump	2005-1-24	buying in	set	1 1	9	18,800.00	10%	9%	straight-line	1,551.00	17,249.00	no
Self Sucking Pump	2005-5-12	buying in	set	1	10	9,800.00	10%	9%	straight-line	514.50	9,285.50	no
Dust Catcher Platform	2005-6-17	buying in	set	1	10	163,973.00	10%	9%	straight-line	7,378.79	156,594.21	no
7/8# Electronic Belt Scale	2005-6-17	buying in	set	1	10	175,231.52	10%	9%	straight-line	7,885.42	167,346.10	no
Granulator Pipe Reactor	2005-6-17	buying in	set	2	10	394,140.09	10%	9%	straight-line	17,736.30	376,403.79	no
Self Sucking Pump	2005-7-4	buying in	set	1	10	9,800.00	10%	9%	straight-line	367.50	9,432.50	no
Front End Loader	2001-5-1	stockholder	set	2 4	6	403,997.00	10%	9%	straight-line	333,297.80	70,699.20	no
Fork Lift Truck	2001-5-1	stockholder	set	1 4	6	59,350.00	10%	9%	straight-line	48,963.74	10,386.26	no
Front End Loader	2001-5-1	stockholder	set	1 4	6	238,000.00	10%	9%	straight-line	160,650.00	77,350.00	no
Electronic Balance	2001-5-1	stockholder	set	1 4	6	4,202.75	10%	18%	straight-line	3,467.20	735.55	no
Electronic Balance	2001-5-1	stockholder	set	1 4	6	4,416.75	10%	18%	straight-line	3,643.75	773.00	no
Electronic Balance	2001-5-1	stockholder	set	1 4	6	6,523.10	10%	18%	straight-line	5,381.75	1,141.35	no
Photometer	2001-5-1	stockholder	set	1 4	6	2,450.00	10%	18%	straight-line	2,021.25	428.75	no

Interphone	2001-5-1	stockholder	set	7 4	6	11,212.35	10%	18%	straight-line	9,250.45	1,961.90	no
Computer	2001-5-1	stockholder	set	2 4	6	6,114.75	10%	18%	straight-line	5,044.60	1,070.15	no
Programable Phone	2001-5-1	stockholder	set	1 4	6	6,375.00	10%	18%	straight-line	5,259.65	1,115.35	no
Level Transmitter	2001-5-1	stockholder	set	1 4	6	4,387.50	10%	18%	straight-line	3,619.55	767.95	no
Level Transmitter	2001-5-1	stockholder	set	1 4	6	4,719.15	10%	18%	straight-line	3,893.45	825.70	no
Level Transmitter	2001-5-1	stockholder	set	3 4	6	13,151.25	10%	18%	straight-line	10,849.85	2,301.40	no
Pressure Transmitter	2001-5-1	stockholder	set	2 4	6	5,667.00	10%	18%	straight-line	4,675.55	991.45	no
Pressure Transmitter	2001-5-1	stockholder	set	2 4	6	9,713.60	10%	18%	straight-line	8,013.50	1,700.10	no
Pressure Transmitter	2001-5-1	stockholder	set	1 4	6	5,599.10	10%	18%	straight-line	4,619.45	979.65	no
Electro-Magnetic Flow	2001-5-1	stockholder	set	1 4	6	9,851.00	10%	18%	straight-line	8,127.35	1,723.65	no
Electro-Magnetic Flow	2001-5-1	stockholder	set	1 4	6	10,591.00	10%	18%	straight-line	8,737.85	1,853.15	no
Level Meter	2001-5-1	stockholder	set	1 4	6	2,822.50	10%	18%	straight-line	2,328.70	493.80	no
Level Meter	2001-5-1	stockholder	set	2 4	6	5,447.50	10%	18%	straight-line	4,494.05	953.45	no
Level Meter	2001-5-1	stockholder	set	4 4	6	10,892.50	10%	18%	straight-line	8,986.31	1,906.19	no
Electronic Belt	2001-5-1	stockholder	set	1 4	6	45,420.00	10%	18%	straight-line	39,480.16	5,939.84	no
Changhong Color Tv	2001-5-1	stockholder	set	1 4	6	1,742.25	10%	18%	straight-line	1,437.15	305.10	no
Minolta Copycat	2001-5-1	stockholder	set	1 4	6	8,884.90	10%	18%	straight-line	7,329.85	1,555.05	no
Check On Work	2001-5-1	stockholder	set	1 4	6	1,449.00	10%	18%	straight-line	1,195.70	253.30	no
Cabinet Air-Condition	2001-5-1	stockholder	set	3 4	6	20,986.35	10%	18%	straight-line	17,314.00	3,672.35	no
Computer	2001-5-1	stockholder	set	2 4	6	13,620.58	10%	18%	straight-line	11,237.05	2,383.53	no
Printer	2001-5-1	stockholder	set	1 4	6	3,004.25	10%	18%	straight-line	2,478.30	525.95	no
Fax	2001-8-17	buying in	set	1 4	6	2,480.00	10%	18%	straight-line	1,562.40	917.60	no
Computer	2001-5-1	stockholder	set	1 4	6	7,999.00	10%	18%	straight-line	4,439.63	3,559.37	no
Phone Exchanger	2001-5-1	stockholder	set	1 4	6	10,080.00	10%	18%	straight-line	5,594.40	4,485.60	no
Computer	2001-5-1	stockholder	set	1 4	6	7,300.00	10%	18%	straight-line	4,051.50	3,248.50	no
Rotated Plunger Flow	2001-5-1	stockholder	set	1 4	6	24,000.00	10%	18%	straight-line	13,320.00	10,680.00	no
Belt Weighfeeder	2003-1-25	buying in	set	2 3	7	46,000.00	10%	18%	straight-line	16,560.00	29,440.00	no
Belt Weighfeeder	2003-1-25	buying in	set	1 3	7	35,300.00	10%	18%	straight-line	12,708.00	22,592.00	no
Air-Condition	2003-5-9	buying in	set	2 3	7	17,300.00	10%	18%	straight-line	6,228.00	11,072.00	no
Belt Scale Controller	2004-11-5	buying in	set	4 1	9	42,735.04	10%	18%	straight-line	16,016.41	26,718.63	no
Eddy Flow Meter	2004-12-	buying in	set	1 1	9	18,300.00	10%	18%	straight-line	3,294.00	15,006.00	no
Computer	2005-3-25	buying in	set	2 1	9	9,700.00	10%	18%	straight-line	873.00	8,827.00	no
Printer	2005-5-12	buying in	set	1	10	2,850.00	10%	18%	straight-line	85.50	2,764.50	no
Computer	2005-6-25	buying in	set	1	10	13,250.00	10%	18%	straight-line	1,192.50	12,057.50	no
Computer	2005-7-20	buying in	set	2	10	10,000.00	10%	18%	straight-line	750.00	9,250.00	no
Computer	2005-10-	buying in	set	1	10	5,100.00	10%	18%	straight-line	153.00	4,947.00	no
Computer	2005-11-7	buying in	set	1	10	17,800.00	10%	18%	straight-line	267.00	17,533.00	no
Nitrogen Measure	2001-5-1	stockholder	set	2 4	6	6,075.00	10%	18%	straight-line	4,997.39	1,077.61	no
Granule Endure	2001-5-1	stockholder	set	1 4	6	1,203.75	10%	18%	straight-line	993.30	210.45	no
Viscidity Test Device	2001-5-1	stockholder	set	1 4	6	2,970.00	10%	18%	straight-line	2,450.25	519.75	no
Vacuum Dryer	2001-5-1	stockholder	set	1 4	6	3,028.85	10%	18%	straight-line	2,498.65	530.20	no
Air Dry Oven	2001-5-1	stockholder	set	1 4	6	5,681.25	10%	18%	straight-line	4,687.10	994.15	no
Center Control Panel	2001-5-1	stockholder	set	4 4	6	133,247.75	10%	18%	straight-line	111,660.98	21,586.77	no
Flux Cumulation Meter	2001-5-1	stockholder	set	2 4	6	4,362.00	10%	18%	straight-line	3,598.65	763.35	no
Eddy Flow Meter	2001-5-1	stockholder	set	1 4	6	3,755.30	10%	18%	straight-line	3,098.15	657.15	no
Eddy Flow Meter	2001-5-1	stockholder	set	1 4	6	5,892.25	10%	18%	straight-line	4,860.90	1,031.35	no
Eddy Flow Meter	2001-5-1	stockholder	set	1 4	6	4,958.50	10%	18%	straight-line	4,090.90	867.60	no
Eddy Flow Meter	2001-5-1	stockholder	set	1 4	6	3,419.30	10%	18%	straight-line	2,820.95	598.35	no
Boiler	2001-6-29	buying in	set	1 4	6	2,950.00	10%	18%	straight-line	1,947.00	1,003.00	no
4 Units Cupboard	2001-6-29	buying in	set	1 4	6	2,280.00	10%	18%	straight-line	1,504.80	775.20	no
Cooking Range	2001-6-29	buying in	set	1 4	6	2,600.00	10%	18%	straight-line	1,716.00	884.00	no
Icebox	2004-7-9	buying in	set	1 4	6	2,430.00	10%	18%	straight-line	619.65	1,810.35	no
Color Copycat	2001-12-	buying in	set	2 4	6	801,000.00	10%	9%	straight-line	288,360.00	512,640.00	no
Water Pump	2001-12-	buying in	set	2 4	6	10,000.00	10%	9%	straight-line	3,600.00	6,400.00	no
Bag Making Machine	2001-12-	buying in	set	2 4	6	70,000.00	10%	9%	straight-line	25,200.00	44,800.00	no
Dryer	2001-12-	buying in	set	2 4	6	8,000.00	10%	9%	straight-line	2,880.00	5,120.00	no
Cooling Tower	2001-12-	buying in	set	1 4	6	56,000.00	10%	9%	straight-line	20,160.00	35,840.00	no
Compressor	2001-12-	buying in	set	1 4	6	85,641.00	10%	9%	straight-line	30,830.82	54,810.18	no
Bag Cutting Machine	2001-12-	buying in	set	2 4	6	672,000.00	10%	9%	straight-line	241,920.00	430,080.00	no
Hydraulic Packer	2001-12-	buying in	set	2 4	6	24,000.00	10%	9%	straight-line	8,640.00	15,360.00	no
Mono Beam Crane In	2001-12-	buying in	set	2 4	6	74,540.00	10%	9%	straight-line	17,262.60	57,277.40	no
Label Machine	2001-12-	buying in	set	4 4	6	147,200.00	10%	9%	straight-line	52,992.00	94,208.00	no
Plastic Granulator	2002-3-25	buying in	set	1 3	7	26,200.00	10%	9%	straight-line	9,432.00	16,768.00	no

Plastic Crusher	2002-3-25	buying in	set	1 3	7	9,000.00	10%	9%	straight-line	3,240.00	5,760.00	no
Relief Printing Machine	2002-11-	buying in	set	1 3	7	22,000.00	10%	9%	straight-line	7,920.00	14,080.00	no
Plastic Extruding Coating	2001-12-	buying in	set	3 4	6	235,000.00	10%	9%	straight-line	84,600.00	150,400.00	no
Welder	2001-10-	buying in	set	1 4	6	2,300.00	10%	9%	straight-line	828.00	1,472.00	no
Drill Press	2001-10-	buying in	set	1 4	6	4,200.00	10%	9%	straight-line	1,512.00	2,688.00	no
Cloth Feeding Machine	2001-12-	buying in	set	1 4	6	5,060.00	10%	9%	straight-line	1,821.60	3,238.40	no
Electronic Platform	2001-12-	buying in	set	1 4	6	6,410.26	10%	9%	straight-line	2,307.76	4,102.50	no
Tape	2002-3-25	buying in	set	1 3	7	10,215.00	10%	9%	straight-line	3,677.34	6,537.66	no
Plastic Drawing Machine	2002-12-	buying in	set	3 3	7	1,684,505.79	10%	9%	straight-line	644,039.41	1,040,466.38	no
Circular Loom	2002-12-	buying in	set	64 3	7	1,015,090.24	10%	9%	straight-line	390,045.96	625,044.28	no
Plastic Granulator	2004-6-25	buying in	set	1 1	9	23,076.92	10%	9%	straight-line	3,788.66	19,288.26	no
Relief Printing Machine	2004-6-25	buying in	set	1 1	9	26,495.73	10%	9%	straight-line	4,349.94	22,145.79	no
Single Winder	2004-6-25	buying in	set	72 1	9	91,076.92	10%	9%	straight-line	14,952.56	76,124.36	no
Hydraulic Lift	2004-9-15	buying in	set	1 1	9	17,948.72	10%	9%	straight-line	2,474.24	15,474.48	no
Film Blower	2005-9-8	buying in	set	1	10	57,000.00	10%	9%	straight-line	1,282.50	55,717.50	no
Electronic Muti-	2001-12-	buying in	set	2 4	6	50,000.00	10%	18%	straight-line	37,500.00	12,500.00	no
Computer	2001-10-	buying in	set	3 4	6	17,700.00	10%	18%	straight-line	10,145.40	7,554.60	no
Printer	2001-10-	buying in	set	1 4	6	2,950.00	10%	18%	straight-line	1,725.75	1,224.25	no
Electric Transformer	2001-12-	buying in	set	1 4	6	38,500.00	10%	18%	straight-line	14,437.50	24,062.50	no
Electric Transformer	2001-12-	buying in	set	1 4	6	47,500.00	10%	18%	straight-line	17,812.50	29,687.50	no
Electric Transformer	2001-12-	buying in	set	1 4	6	61,538.46	10%	18%	straight-line	23,077.00	38,461.46	no
Low Voltage Switch	2001-12-	buying in	set	13 4	6	110,000.00	10%	18%	straight-line	41,250.00	68,750.00	no
High/Low Voltage	2001-12-	buying in	set	15 4	6	418,000.00	10%	18%	straight-line	156,750.00	261,250.00	no
Fax	2002-1-22	buying in	set	1 4	6	3,560.00	10%	18%	straight-line	2,718.90	841.10	no
Computer	2003-9-25	buying in	set	1 2	8	4,330.00	10%	18%	straight-line	1,603.05	2,726.95	no
Printer	2003-9-25	buying in	set	1 2	8	5,400.00	10%	18%	straight-line	2,025.00	3,375.00	no
Computer	2004-3-19	buying in	set	1 1	9	4,100.00	10%	18%	straight-line	1,312.20	2,787.80	no
Digital Camera	2005-1-20	buying in	set	1 1	9	3,060.00	10%	18%	straight-line	504.90	2,555.10	no
Computer	2005-5-18	buying in	set	2	10	10,500.00	10%	18%	straight-line	1,102.50	9,397.50	no
Can Unloading Wagon	2004-9-15	buying in	set	1 1	9	3,418.80	10%	18%	straight-line	942.56	2,476.24	no
Steam Box	2001-10-	buying in	set	1 4	6	2,500.00	10%	18%	straight-line	937.50	1,562.50	no
Street Lamp	2003-12-	buying in	set	22 2	8	32,560.00	10%	18%	straight-line	12,210.00	20,350.00	no
Solar Energy Heater	2003-12-	buying in	m2	50 2	8	77,000.00	10%	18%	straight-line	28,875.00	48,125.00	no
Boiler	2001-10-	buying in	set	1 4	6	2,628.00	10%	18%	straight-line	985.50	1,642.50	no
Meat Chopper	2001-10-	buying in	set	1 4	6	2,800.00	10%	18%	straight-line	1,050.00	1,750.00	no
6 Units Icebox	2001-10-	buying in	set	1 4	6	10,500.00	10%	18%	straight-line	3,937.50	6,562.50	no
4 Units Icebox	2001-10-	buying in	set	1 4	6	8,000.00	10%	18%	straight-line	3,000.00	5,000.00	no
Multifunction Kitchen	2001-10-	buying in	set	2 4	6	5,850.00	10%	18%	straight-line	2,193.75	3,656.25	no
Multifunction Shredder	2001-10-	buying in	set	1 4	6	3,582.00	10%	18%	straight-line	1,343.25	2,238.75	no
Worktable	2001-10-	buying in	set	1 4	6	2,850.00	10%	18%	straight-line	1,068.75	1,781.25	no
						17,166,230.21				6,697,995.56	10,468,234.65

Schedule (7b)

XINJIANG TIANREN CHEMICAL CO.,LTD.
2005-12-31 COMPANY'S EQUIPMENT

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working years	Initial value	Residual ratio	Depreciative rat	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Notebook Pc	2003.08	buying in	set	1	2	3	11,800.00	5%	1.58333%	straight-line	5,231.24	6,568.76	no
Notebook Pc	2004.08	buying in	set	1	1	4	11,910.00	5%	1.58333%	straight-line	3,017.28	8,892.72	no
Notebook Pc	2004.12	buying in	set	1	1	4	12,250.00	5%	1.58333%	straight-line	2,327.52	9,922.48	no
Fax	2003.07	buying in	set	1	2.5	2.5	1,750.00	5%	1.58333%	straight-line	803.58	946.42	no
Computer	2003.12	buying in	set	1	2	3	5,450.00	5%	1.58333%	straight-line	2,070.95	3,379.05	no
Copycat	2003.07	buying in	set	1	2.5	2.5	9,300.00	5%	1.58333%	straight-line	4,270.24	5,029.76	no
Color Tv	2003.11	buying in	set	5	2	3	6,015.00	5%	1.58333%	straight-line	2,380.99	3,634.01	no
Color Tv	2004.08	buying in	set	1	1	4	790.00	5%	1.58333%	straight-line	200.15	589.85	no
Dvd	2004.08	buying in	set	1	1	4	550.00	5%	1.58333%	straight-line	139.35	410.65	no
Electric Boiler	2003.11	buying in	set	6	2	3	4,080.00	5%	1.58333%	straight-line	1,614.99	2,465.01	no
Color Tv	2004.06	buying in	set	1	1.5	3.5	1,250.00	5%	1.58333%	straight-line	356.21	893.79	no
Electric Boiler	2004.06	buying in	set	1	1.5	3.5	706.00	5%	1.58333%	straight-line	201.23	504.77	no
Refrigerator	2003.12	buying in	set	1	2	3	1,500.00	5%	1.58333%	straight-line	570.00	930.00	no
Laser Printer	2004.01	buying in	set	1	2	3	1,550.00	5%	1.58333%	straight-line	564.42	985.58	no
Mobile Telephone	2004.01	buying in	set	1	2	3	2,500.00	5%	1.58333%	straight-line	910.34	1,589.66	no
Icebox	2004.02	buying in	set	1	2	3	2,712.00	5%	1.58333%	straight-line	944.68	1,767.32	no
Digital Camera Nikon5700	2004.07	buying in	set	1	1.5	3.5	6,050.00	5%	1.58333%	straight-line	1,628.43	4,421.57	no
Computer	2004.09	buying in	set	1	1	4	3,830.00	5%	1.58333%	straight-line	909.60	2,920.40	no
Computer	2004.03	buying in	set	1	2	3	5,605.00	5%	1.58333%	straight-line	1,863.75	3,741.25	no
Card Puncher for Working Meals	2004.03	buying in	set	1	2	3	1,950.00	5%	1.58333%	straight-line	648.48	1,301.52	no
Sound Device	2005.02	buying in	set	1	1	4	3,200.00	5%	1.58333%	straight-line	506.70	2,693.30	no
Clocking in/out device?	2004.03	buying in	set	1	2	3	1,900.00	5%	1.58333%	straight-line	631.68	1,268.32	no
Electronic Platform Balance	2004.12	buying in	set	1	1	4	93,000.00	5%	1.58333%	straight-line	17,670.00	75,330.00	no
Portable Storage	2005.04	buying in	set	1	0.5	4.5	1,760.00	5%	1.58333%	straight-line	222.96	1,537.04	no
Mitsubishi Motorcar	2003.08	buying in	set	1	2	3	379,741.00	5%	1.58333%	straight-line	168,351.96	211,389.04	no
Greatwall Truck	2003.11	buying in	set	1	2	3	80,808.00	5%	1.58333%	straight-line	31,862.87	48,945.13	no
Lan For Company	2003.12	buying in	set	1	2	3	5,775.00	5%	1.58333%	straight-line	2,194.56	3,580.44	no
Kitchen Stove	2004.01	buying in	set	1	2	3	1,800.00	5%	1.58333%	straight-line	655.50	1,144.50	no
Steam Box	2004.01	buying in	set	1	2	3	1,550.00	5%	1.58333%	straight-line	564.42	985.58	no
Electric Door	2004.11	buying in	set	1	1	4	27,280.00	5%	1.58333%	straight-line	5,615.09	21,664.91	no
Computer	2003.07	buying in	set	1	2.5	2.5	5,500.00	5%	1.58333%	straight-line	2,525.33	2,974.67	no
Computer	2004.08	buying in	set	1	1.5	3.5	5,250.00	5%	1.58333%	straight-line	1,330.09	3,919.91	no
Printer	2003.07	buying in	set	1	2.5	2.5	2,600.00	5%	1.58333%	straight-line	1,193.93	1,406.07	no
Portable Storage	2004.03	buying in	set	1	2	3	1,115.00	5%	1.58333%	straight-line	370.66	744.34	no
Fax	2004.03	buying in	set	1	2	3	1,280.00	5%	1.58333%	straight-line	425.68	854.32	no
Printer	2004.03	buying in	set	1	2	3	1,550.00	5%	1.58333%	straight-line	515.35	1,034.65	no
Computer	2004.03	buying in	set	1	2	3	4,900.00	5%	1.58333%	straight-line	1,629.19	3,270.81	no
Notebook Pc	2004.09	buying in	set	1	1	4	10,000.00	5%	1.58333%	straight-line	2,374.96	7,625.04	no
Pickup Camera	2004.09	buying in	set	1	1	4	7,640.00	5%	1.58333%	straight-line	1,814.56	5,825.44	no
Digital Camera	2004.09	buying in	set	1	1	4	4,940.00	5%	1.58333%	straight-line	1,173.31	3,766.69	no
Mobile Telephone	2004.11	buying in	set	1	1	4	3,980.00	5%	1.58333%	straight-line	819.27	3,160.73	no
Projection Machine	2005.04	buying in	set	1	0.5	4.5	19,200.00	5%	1.58333%	straight-line	2,432.01	16,767.99	no
Computer	2004.02	buying in	set	1	2	3	4,900.00	5%	1.58333%	straight-line	1,706.77	3,193.23	no
Electronic Balance	2004.08	buying in	set	1	1	4	1,870.00	5%	1.58333%	straight-line	473.76	1,396.24	no
Experiment Instrument	2005.01	buying in	set	1	1	4	39,476.80	5%	1.58333%	straight-line	6,875.55	32,601.25	no
Experiment Device	2005.01	buying in	set	1	1	4	12,800.00	5%	1.58333%	straight-line	2,229.37	10,570.63	no
Notebook Pc	2003.07	buying in	set	1	2.5	2.5	11,300.00	5%	1.58333%	straight-line	5,188.69	6,111.31	no
Computer	2003.07	buying in	set	1	2.5	2.5	6,400.00	5%	1.58333%	straight-line	2,938.57	3,461.43	no
Computer	2005.03	buying in	set	1	1	4	5,300.00	5%	1.58333%	straight-line	755.28	4,544.72	no
Mobile Telephone	2004.01	buying in	set	1	2	3	2,500.00	5%	1.58333%	straight-line	910.34	1,589.66	no
Computer	2005.04	buying in	set	1	1	4	5,100.00	5%	1.58333%	straight-line	646.00	4,454.00	no

Computer	2005.05	buying in	set	1	1	4	2,400.00	5% 1.58333%	straight-line	266.00	2,134.00	no
Mobile Telephone	2004.01	buying in	set	1	2	3	2,500.00	5% 1.58333%	straight-line	910.31	1,589.69	no
Notebook Pc	2004.05	buying in	set	1	2	3	11,100.00	5% 1.58333%	straight-line	3,339.25	7,760.75	no
Fork Lift Truck	2003.12	buying in	set	1	2	3	68,000.00	5% 1.58333%	straight-line	25,840.08	42,159.92	no
Drill Press	2004.03	buying in	set	1	2	13	1,198.90	5% 0.52778%	straight-line	132.93	1,065.97	no
Welder	2004.03	buying in	set	1	2	13	2,450.00	5% 0.52778%	straight-line	271.53	2,178.47	no
Welder	2004.03	buying in	set	1	2	13	1,438.00	5% 0.52778%	straight-line	159.39	1,278.61	no
Welder	2004.09	buying in	set	1	1	14	6,980.00	5% 0.52778%	straight-line	552.60	6,427.40	no
Decompress Valve	2004.01	buying in	set	1	2	3	2,135.00	5% 1.58333%	straight-line	777.40	1,357.60	no
Dustproof Units	2004.12	buying in		1	1	4	60,000.00	5% 1.58333%	straight-line	11,400.00	48,600.00	no
Raw Material Pipeline	2004.12	buying in		1	1	19	894,299.39	5% 0.39583%	straight-line	42,479.28	851,820.11	no
Notebook Pc	2003.07	buying in	set	1	2.5	2.5	11,300.00	5% 1.58333%	straight-line	5,188.97	6,111.03	no
Computer	2003.12	buying in	set	1	2	3	4,825.00	5% 1.58333%	straight-line	1,833.60	2,991.40	no
Interphone	2003.11	buying in	set	6	2	3	9,300.00	5% 1.58333%	straight-line	3,681.25	5,618.75	no
Interphone	2004.12	buying in	set	2	1	4	3,160.00	5% 1.58333%	straight-line	600.36	2,559.64	no
Interphone'S Earphone	2004.12	buying in	set	8	1	4	520.00	5% 1.58333%	straight-line	98.76	421.24	no
Mobile Telephone	2004.02	buying in	set	1	2	3	2,500.00	5% 1.58333%	straight-line	870.76	1,629.24	no
Mobile Telephone	2005.09	buying in	set	1	0.5	4.5	2,080.00	5% 1.58333%	straight-line	98.79	1,981.21	no
Electronic Belt Scale	2005.01	buying in		1	1	4	67,000.00	5% 1.58333%	straight-line	11,669.13	55,330.87	no
Transfer From Construction In
Progress	2004.02	buying in		1	2	3	2,212,044.65	5% 1.58333%	straight-line	770,528.88	1,441,515.77	yes
Transfer From Construction In
Progress	2004.02	buying in		1	2	13	6,373,651.59	5% 0.52778%	straight-line	740,051.84	5,633,599.75	yes
Front End Loader	2003.11	buying in	set	1	2	3	280,000.00	5% 1.58333%	straight-line	110,833.25	169,166.75	no
Centrifugal Pump	2004.09	buying in	set	1	1	14	4,700.00	5% 0.52778%	straight-line	372.01	4,327.99	no
Belt Conveyer	2004.09	buying in		1	1	14	10,900.00	5% 0.52778%	straight-line	862.81	10,037.19	no
Crusher	2005.01	buying in		1	1	14	4,860.00	5% 0.52778%	straight-line	282.15	4,577.85	no
Crusher	2004.09	buying in		1	1	14	2,430.00	5% 0.52778%	straight-line	192.45	2,237.55	no
Crusher	2004.11	buying in		3	1	14	7,290.00	5% 0.52778%	straight-line	500.24	6,789.76	no
Crusher	2005.04	buying in		1	0.5	14.5	11,750.00	5% 0.52778%	straight-line	496.08	11,253.92	no
Molten A.N Or Urea Pump	2004.12	buying in		2	1	14	60,000.00	5% 0.52778%	straight-line	3,800.04	56,199.96	no
Measure Pump	2004.12	buying in		2	1	14	35,600.00	5% 0.52778%	straight-line	2,254.68	33,345.32	no
Centrifugal Pump	2005.08	buying in		1	0.5	14.5	4,500.00	5% 0.52778%	straight-line	95.00	4,405.00	no
Centrifugal Pump	2005.09	buying in		1	0.5	14.5	1,620.00	5% 0.52778%	straight-line	25.62	1,594.38	no
Screw Conveyer	2005.09	buying in		1	0.5	14.5	3,480.00	5% 0.52778%	straight-line	55.11	3,424.89	no
Screw Conveyer	2005.11	buying in		1		15	13,182.10	5% 0.52778%	straight-line	69.57	13,112.53	no
Screw Conveyer	2005.11	buying in		1		15	8,920.00	5% 0.52778%	straight-line	47.08	8,872.92	no
Electromotor	2005.11	buying in		1		15	15,900.00	5% 0.52778%	straight-line	83.92	15,816.08	no
Regulating Volve	2004.12	buying in		1	1	4	7,934.00	5% 1.58333%	straight-line	1,507.44	6,426.56	no
Transfer From Construction In
Progress	2004.02	buying in		1	2	3	41,154.31	5% 1.58333%	straight-line	14,335.42	26,818.89	yes
Computer	2004.02	buying in		1	2	3	4,900.00	5% 1.58333%	straight-line	1,706.53	3,193.47	no
Bubble Jet Printer	2003.07	buying in		1	2.5	2.5	680.00	5% 1.58333%	straight-line	312.32	367.68	no
Electronic Balance	2004.03	buying in		1	2	3	9,409.00	5% 1.58333%	straight-line	3,128.58	6,280.42	no
Electronic Balance	2004.03	buying in		1	2	3	8,055.00	5% 1.58333%	straight-line	2,678.34	5,376.66	no
Electronic Balance	2004.03	buying in		1	2	3	5,477.00	5% 1.58333%	straight-line	1,821.12	3,655.88	no
Vacuum Pump	2004.03	buying in		1	2	3	2,052.00	5% 1.58333%	straight-line	682.29	1,369.71	no
Granule Granalarity Meter	2004.03	buying in		1	2	3	2,447.00	5% 1.58333%	straight-line	813.54	1,633.46	no
Photometer	2004.03	buying in		1	2	3	3,707.00	5% 1.58333%	straight-line	1,232.49	2,474.51	no
Vacuum Dryer	2004.03	buying in		1	2	3	3,825.00	5% 1.58333%	straight-line	1,271.76	2,553.24	no
Electric Cabinet Stove	2004.03	buying in		1	2	3	2,756.00	5% 1.58333%	straight-line	916.44	1,839.56	no
Electric Drying Device	2004.03	buying in		1	2	3	7,818.00	5% 1.58333%	straight-line	2,599.59	5,218.41	no
Constant Temperature-
Oscillation Flume	2004.03	buying in		1	2	3	4,644.00	5% 1.58333%	straight-line	1,544.13	3,099.87	no
Acidity Meter	2004.03	buying in		1	2	3	1,287.00	5% 1.58333%	straight-line	427.98	859.02	no
Sample Cabinet	2005.03	buying in		1	1	4	1,808.00	5% 1.58333%	straight-line	257.67	1,550.33	no
Transfer From Construction In
Progress	2004.02	buying in		1	2	3	9,319.66	5% 1.58333%	straight-line	3,246.32	6,073.34	yes
							11,167,251.40			2,076,460.92	9,090,790.48

Schedule(7c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.
2005-12-31 COMPANY'S EQUIPMENT

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Computer	2004-12-25	buying in	set	3	1	4	15654.00	10%	18%	straight-line	2817.72	12836.28	no
Electronic Balance	2005-1-25	buying in	set	1	1	4	22500.00	10%	18%	straight-line	3712.50	18787.50	no
Computer	2005-2-25	buying in	set	3	1	4	14550.00	10%	18%	straight-line	2182.50	12367.50	no
Computer	2005-2-25	buying in	set	4	1	4	19400.00	10%	18%	straight-line	2910.00	16490.00	no
Computer	2005-6-25	buying in	set	2	1	4	10500.00	10%	18%	straight-line	945.00	9555.00	no
Computer	2005-7-25	buying in	set	2	1	4	10200.00	10%	18%	straight-line	765.00	9435.00	no
Computer	2005-7-25	buying in	set	1	1	4	5000.00	10%	18%	straight-line	375.00	4625.00	no
Electronic Test Meter	2005-10-25	buying in	set	2	1	4	220000.00	10%	18%	straight-line	6600.00	213400.00	no
Computer	2005-12-25	buying in	set	2		5	10200.00	10%	18%	straight-line	0.00	10200.00	no
Computer	2005-12-25	buying in	set	1		5	9800.00	10%	18%	straight-line	0.00	9800.00	no
Electronic Test Meter	2005-12-25	buying in	set	1		5	170000.00	10%	18%	straight-line	0.00	170000.00	no
Atom Absorber	2005-6-25	buying in	set	1	1	4	100000.00	10%	18%	straight-line	9000.00	91000.00	no
							607804.00				29307.72	578496.28

Schedule(7d)

YICHANG TIANLONG INDUSTRY CO.,LTD.
2005-12-31 COMPANY'S EQUIPMENT

Assets	Acquisition date	Acquisition mode	Measure units	Real amount	Used years	Surplus working	Initial value	Residual ratio	Depreciative rate	Depreciation method	Accumulated depreciation	Net value	Guarantee of credit	Remark
Computer Hp402	2004-3-19	buying in	set	2	1.8	3.2	13,150.00	10%	18%	straight-line	4,050.00	9,100.00	no
Computer Hp502cl	2004-4-21	buying in	set	1	1.8	3.2	4,650.00	10%	18%	straight-line	1,395.00	3,255.00	no
Fax Panasonic753	2004-3-19	buying in	set	1	1.8	3.2	3,800.00	10%	18%	straight-line	1,197.00	2,603.00	no
Fax Panasonic513	2004-4-1	buying in	set	1	1.8	3.2	2,750.00	10%	18%	straight-line	825.00	1,925.00	no
Jeep Bj6450	2004-3-23	buying in	set	1	1.8	3.2	207,139.00	10%	18%	straight-line	65,248.88	141,890.12	no
Printer Samsung	2004-4-1	buying in	set	1	1.8	3.2	1,750.00	10%	18%	straight-line	551.25	1,198.75	no
Air conditioner	2004-4-20	buying in	set	3	1.8	3.2	6,270.00	10%	18%	straight-line	1,881.00	4,389.00	no
Air conditioner	2004-4-20	buying in	set	1	1.8	3.2	4,850.00	10%	18%	straight-line	1,455.00	3,395.00	no
Crusher	2004-6-11	buying in	set	1	1.5	3.5	2,400.00	10%	18%	straight-line	648.00	1,752.00	no
Duplicating macline1810P	2004-6-30	buying in	set	1	1.5	3.5	12,500.00	10%	18%	straight-line	3,375.00	9,125.00	no

							259,259.00

Schedule 8a

RMB fund loan contract

China Construction Bank, Qinhuangdao Branch

Contract Number: 200614

Loan type: Industry working capital
Borrower: Qinhuangdao Tianding Chemical Co., LTD
Address: East section of Jianshe Street
Postcode; 066000
Legal representative: Wang Weimin
Fax: 3161308 Tel: 3161028

Loaner: China Construction Bank stock Co., LTD Qinhuangdao Jianshe Street Branch
Principal: Wang Qibin
Fax: 3102521 Tel: 3012954

Borrower: Qinhuangdao Tianding Chemical Co., LTD
Loaner: China Construction Bank stock Co., LTD Qinhuangdao Jianshe Street Branch

The borrower apply to the loan from the loaner and the loaner agree to release the loan. According the related law and regulations, the borrower and the loaner sign the contract hereafter:

1.	Loan sum: 15000000(fifteen million only)
2.	Purpose for the loan: Purchasing raw materials
3.	Loan period: one year, March 1st 2006 to Feb. 28th, 2007
4.	Loan interest, penalty interest and interest start and end:
Interest 5.58%, if the borrower do not use the loan as working capital, the interest is: 11.6%, if the borrower can not return back the loan in time, the interest is: 8.37%.
5.	Loan release and use
6.	Loan return
7.	The guarantee for the loan: Guarantee.
8.	The responsibility and obligation for the borrower
9.	The responsibility and obligation for the loaner
10.	The responsibility for the contract breach
11.	The others
12.	Dispute
13.	The contract into effect
14.	Four original copies of the contract
15.	Declaration

Borrower: Qinhuangdao Tianding Chemical Co., LTD
Loaner: China Construction Bank stock Co., LTD Qinhuangdao Jianshe Street Branch

Schedule 8a

ORAL AGREEMENT BETWEEN TIANDING CO AND CCB QINHUANGDAO BRANCH

DATE: Dec.15, 2005

JIANSHE ROAD SUBBRANCH OF QINHUANGDAO OF CHINA

CONSTRUCTION BANK agree to extend a CREDIT OF 25,000,000.RMB (IN

WORDS TWENTY FIVE MILLION RMB) to TIANDING CHEMICAL CO.,LTD.

provided THAT TIANDING CO. shall not pay the dividend to the shareholder before reimbursing the loan without THE WRITTEN PERMISSION FROM

JIANSHE ROAD SUBBRANCH OF QINHUANGDAO .

Schedule 8a

SALES & PURCHASE CONTRACT

SELLER:YUNNAN TIANMENG AGRICULTURAL MEANS 0F PRODUCTION FRANCHISE CO.,LTD.(hereinafter referred to as the “SELLER”)
BUYER: QINHUANGDAO TIANDING CHEMICAL INDUSTRY CO.LTD. (hereinafter referred to as the “BUYER”)

PLACE OF SIGNATURE: QINHUAGDAO
CONTRACT NO: SACF/CG
DATE: APR.,2nd, 2006

This contract is made out by and between the Buyers and Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned goods to the terms and conditions as stipulated below:

1. Name of Commodity: Ammonium Nitrate(INCOMPACT), manufactured by

YUNTIANHUA GROUP CO.,LTD.
           Resale is not allowed.

2. Specification: Total Nitrogen > 34%

Moisture < 1%

White granular, Uniform in color, No visible impurity

3. Time of Delivery, Quantity & Unit Price: Apr—Dec,2006. The time of delivery, quantity and price shall be determined between PARTIES subject to the Buyer’s confirmation by fax before each shipment.

4. Transportation: By railway . The Seller take the responsibility to go through the formalities for transportation in accordance to the Rules of Ammonium Nitrate Transportation regulated by National Railway Bureau. All freights occurred before the goods arrival at the destination should be borne by the Seller. Discharging fee as well as fees within the Special Railway Line of SACF shall be borne by the Buyer.

Destination: East Railway Station of Qinhuangdao

Consignee: Sino-Arab Chemical Fertilizers Co.,Ltd.

5. Allowance: +/- 0.2% more or less on quantity is acceptable .

6. Inspection: The Seller has the right to joint the inspection together with the Buyer after the goods arrival at the destination. In case the Seller fail to joint the inspection in time, the certificate of quantity and the quality of the Buyer shall be final.

7. Payment: The Buyer shall remit the payment to the Seller after the goods arrival and inspected to be in accordance with the specification stipulated in the contract.

8. Arbitration: All disputes in connection with this contract or the execution thereof shall be settled by amicable negotiations. In case no settlement can be reached, the case under dispute can then be submitted to the Court for judgement , pursuant to the LAW OF CONTRACT.

9. This contract is made out in two originals , each party holding one as evidence thereof after signing.

10. DURATION: This agreement shall commence on Apr.2nd, 2006 and remain effective until Dec 31st, 2006.

THE SELLER	THE BUYER

--------------------------------	-------------------------------------

Schedule 8a

PURCHASING CONTRACT

SELLER:HEBEI LIANTONG TRADING. CO.,LTD.
            (hereinafter referred to as the “SELLER”)

BUYER: QINHUABNGDAO TIANDING CHEMICAL INDUSTRY CO.LTD.
            (hereinafter referred to as the “BUYER”)

PLACE OF SIGNATURER: QINHUANGDAO
CONTRACT NO.: SACF/CG
DATE: DEC.13rd , 2004

This contract is made out by and between the Buyers and Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned goods to the terms and conditions as stipulated below:

1. NAME OF COMMODITY

Commodity	Standard	Manufacturer	Quantity (MT/y)	Unit Price (RMB/MT)	Total Amount (RMB)
AMMONIUM SULPHATE	First Class	ANSHAN STEEL FACTORY	6000-8400
Time of Delivery

2. SPECIFICATION

Ammonium Sulphate	Standard
First Class
Appearance	White Crystal, No visible impurity
Nitrogen % >	20.8
Moisture % <	1
H2SO4% <	0.2
Granular Size < 1mm % >	90%

3.

TIME OF DELIVERY.QUANTITY & UNIT PRICE: Jan.,--Dec.,2005. Total quantity is 6000-8400 mt annually. The quantity of each shipment to be fixed between the Seller and the Buyer. The price should be reasonable and in accordance to the market. The quantity and price of shipment to be delivered next month should be determined between the Buyer and the Seller by fax before 25th each month.

4.	DELIVERY: The Seller shall deliver the goods before 25th each month and then inform the Wagons No. to the Buyer within 2 working days.

Destination: Special Railway line of SACF,East Railway Station of Qinhuangdao Consignee: Sino-Arab Chemical Fertilizers Co.,Ltd.

5.

TRANSPORTATION & FREIGHTS: By railway. All freights occurred before the goods arrival at the destination should be borne by the Seller. Discharging charges as well as fees within Special Railway line shall be borne by the Buyer.

6.

INSPECTION: The Seller has the right to joint the inspection together with the Buyer after the goods arrival at the destination. In case the Seller fail to joint the inspection in time, the certificate of quantity and the quality of the Buyer shall be final.

7.	PACKING: In 50kg bags. Non- recycle.

8.

PAYMENT: The Buyer shall remit the payment to the Seller within 15 days after receiving the invoice as well as the receipt of railway authority provided that the quantity and quality to be inspected in accordance with the contract.

9.	PENALITY CLAUSE: In case the quality of goods found not in accordance to the specifications, The
Buyer have the right to reject the goods or ask for a discount from the Seller as per the certificate of quality issued by the Buyer.

10.	ARBITRATION: All disputes in connection with this contract or the execution thereof shall be settled by amicable negotiations. In case no settlement can be reached, the case under dispute can then be submitted to the Court for judgement .
11.	THIS contract is made out in two originals , each party holding one as evidence thereof after signing.

12.	DURATION: This agreement shall commence on Jan 1ST, 2005 and remain effective until Dec 31st, 2005.

THE SELLER	THE BUYER
--------------------------------	-------------------------------------

Schedule 8a

SALES & PURCHASE CONTRACT

SELLER:TANGSHAN TIEZHI TRADING. CO.,LTD. (hereinafter referred to as the “SELLER”)
BUYER: QINHUABNGDAO TIANDING CHEMICAL INDUSTRY CO.LTD. (hereinafter referred to as the “BUYER”)
PLACE OF SIGNATURE: QINHUANGDAO
CONTRACT NO.: SACF/CG
DATE: DEC.25th, 2004

This contract is made out by and between the Buyers and Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned goods to the terms and conditions as stipulated below:

1.   NAME OF COMMODITY

Commodity	Standard	Quantity (MT/y)	Unit Price (RMB/MT)	Total Amount (RMB)
AMMONIUM SULPHATE	First Class	3,600
Time of Delivery

2.   SPECIFICATION

Ammonium Sulphate	Standard
First Class
Appearance	White Crystal, No visible impurity
Nitrogen % >	20.8
Moisture % <	1
H2SO4% <	0.2
Granular Size < 1mm % >	90%

3.	TIME OF DELIVERY.QUANTITY & UNIT PRICE: The price should be reasonable and in accordance to the market. The quantity and price of shipment to be delivered next month should be determined between the Buyer and the Seller by fax before 25th each month.
13.	DELIVERY TO: Special Railway Line of SACF.The Seller shall deliver the goods before 25th each month and then inform the Wagon Nos. to the Buyer within 2 wording days. Destination: Special Railway Line of SACF, East Railway Station of Qinhuangdao Consignee: Sino-Arab Chemical Fertilizers Co.,Ltd.
14.	TRANSPORTATION & FREIGHTS: By railway or Truck. In case by railway transportation, all freights occurred before the goods arrival at the destination should be borne by the Seller. Discharging charges as well as fees within the Special Railway Line of SACF shall be borne by the Buyer. In case by Truck transportation, all freights shall be borne by the Seller.

15.	INSPECTION: The Seller has the right to joint the inspection together with the Buyer after the goods arrival at the destination. In case the Seller fail to joint the inspection in time, the certificate of quantity and the quality of the Buyer shall be final.
16.	PACKING: In 50kg bags. Non- recycle.
17.	PAYMENT: The Buyer shall remit the payment to the Seller within 15 days after receiving the invoice as well as the receipt of railway authority provided that the quantity and quality to be inspected in accordance with the contract.
18.	PENALITY CLAUSE: In case the quality of goods found not in accordance to the specifications, The Buyer have the right to reject the goods or ask for a discount from the Sell as per the certificate of quality issued by the Buyer.
19.	ARBITRATION: All disputes in connection with this contract or the execution thereof shall be settled by amicable negotiations. In case no settlement can be reached, the case under dispute can then be submitted to the Court for judgement.
20.	THIS contract is made out in two originals , each party holding one as evidence thereof after signing.
21.	DURATION: This agreement shall commence on Jan 1ST , 2005 and remain effective until Dec 31st , 2005.

THE SELLER	THE BUYER
--------------------------------	-------------------------------------

Schedule 8a

BOPP Film Contract

SELLER: Hebei Liantong Trading Co., Ltd.
BUYER: Qinhuangdao Tianding Chemical Industrial Co., Ltd.

Place of signing: Qinhuangdao
Time of signing: Dec.13, 2004

Through friendly negotiation, the SELLER agrees to sell and the BUYER agrees to buy BOPP film on the following terms and conditions:

1.	Commodity: BOPP film (Flat film), Place of origin: Baoding

2.	Specifications: as described in the table hereunder

Commodity: Flat film	Electric halo: inner side
Width: 480mm, 410mm, etc.	Thickness: 18µm, etc.
Product Standard: GB/T 10003-1996	Grade: supper class

3.	Delivery, Quantity and Price:
Delivery period: From Jan.1, 2005 to Dec.31, 2005; Quantity and Price: To be negotiated and decided by both parties monthly according to BUYER’s production requirement and market. To be confirmed by BUYER’s fax.

4.	Inspection:
Quantity: As BUYER received and acknowledged on each delivery; Quality: By Quality Control Department of SACF; SELLER must be in charge of replace the unqualified product and cover all expenses concerned, in case any unqualified product appears during the inspection (include using).

5.	Transportation: Truck delivery; SELLER shall be in charge of full delivery to BUYER’s warehouse in Shanhaiguan on its own account.

6.	Terms of Payment: Payment after delivery and inspection successfully fulfilled.

7.	Other Terms and Conditions
If any, shall be negotiated by both parties. All disputes arising in condition with the present contract, each party shall have the right to litigate to the local Peoples Court of signing place.

8.	This contract has two original copies with same legal power, each party holds one copy.

9.	Contract fulfill period: Jan.1, 2005 to Dec.31, 2005.

THE SELLER NAME: Hebei Liantong Trading Co., Ltd. LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Yan Su PHONE: .0311-7904387 BANK: ACCOUNT NO.: POST CODE:	THE BUYER NAME: Qinhuangdao Tianding Chemical Industrial Co., Ltd. LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Gao Jianbo PHONE: .0335-3161029 BANK: ACCOUNT NO.: VAT NO.: POST CODE:

Schedule 8a

MAP Contract

SELLER: CNAMPGC Tianjin Branch
BUYER: Qinhuangdao Tianding Chemical Industrial Co., Ltd.

Place of signing: Qinhuangdao
Time of signing: Dec.31, 2005
Through friendly negotiation, the SELLER agrees to sell and the BUYER agrees to buy MAP on the following terms and conditions:

1.	Commodity: MAP; Unit: ton; Trade Mark: “Yunding” etc..
2.	Specifications:

____Powder MAP:

Apparent status: white color, with no obvious dust and impurity, no obvious caking.
Citric acid soluble P2O5-------------------------43% min.
Water soluble P2O5------------------------------30% min.
Total Nitrogen (N)-------------------------------9% min.
Total Nutrients (N+P2O5)-----------------------55% min.
Remains after solution--------------------------5% max.
Moisture-------------------------------------------5% max.
Granularity (equal to or bigger than 1mm) --10% max.

____Granule MAP:

Apparent status: white or light grey even color, with no obvious dust and impurity.
Citric acid soluble P2O5---------------------------43% min.
Water soluble P2O5--------------------------------34% min.
Total Nitrogen (N)---------------------------------10% min.
Total Nutrients (N+P2O5)-------------------------55% min.
Solution rate----------------------------------------80% min.
Remains after solution----------------------------5% max.
Moisture---------------------------------------------2.0% max.
Granularity (equal to or smaller than 4mm) ---99% min;
                     (equal to or smaller than 2mm) --70% min.
                     (best between 1mm to 2 mm)

3. Delivery time, Quantity and Price:
Delivery period: From Jan.1, 2006 to Dec.31, 2006;
Quantity and Price (price to Qinhuangdao East Railway Station): To be negotiated and decided by both parties monthly according to BUYER’s production requirement and market. To be confirmed each month by BUYER’s fax before last 25th.

4. Accepter and Delivery destination:
Accepter: SACF or Hebei Tianren Agricultural Franchise Company.
Delivery destination: SACF extension railway line, Qinhuangdao East Railway Station.

5. Transportation: Freight train delivery to Qinhuangdao East Railway Station on SELLER’s account; Fee for pushing freight train from Qinhuangdao East Railway Station further to SACF extension railway line and back shall be covered by BUYER.

6. Inspection: Shall be fulfilled by both parties upon its arrival.
Quality: By Quality Control Department of BUYER;
Quantity: As BUYER received and both parties acknowledged on each delivery, if SELLER’s representative is absent, the BUYER’s acknowledgement shall be effective legally. Any shortage compare to the freight bill less than or equal to 0.2% shall be born by BUYER; any shortage compare to the freight bill more than 0.2% shall be born by SELLER.
Packing: Inner PE film bag plus outer knitted PP bag without leakage, net weight 40.0Kg ±0.4Kg or 50.0Kg ±0.5Kg per bag.
Mark: Name of producer, main nutrients content, standards etc.

7. Terms of Payment:
Payment after delivery and inspection successfully fulfilled, and no disputes arisen by both parties. BUYER shall pay SELLER by T/T or Accepted Bill of Draft upon invoice.

8. SELLER’s Responsibility:
If the quality inspected of a batch MAP in a month unqualified, but the product is accepted and can be used through adjustment, the price shall be recalculated down according to its actual N+P2O5 content. If the quality inspected of a batch MAP in a month unqualified, and the product is not acceptable, SELLER shall be responsible for the whole refusal on its own account.

9. Other Terms and Conditions:
If any, shall be negotiated by both parties. All disputes arising in condition with the present contract, each party shall have the right to litigate to the local Peoples Court of signing place according to <The Contract Law>.

10. This contract has two original copies with same legal power, each party holds one copy.

11. Contract fulfill period: Jan.1, 2006 to Dec.31, 2006.

THE SELLER NAME: CNAMPGC Tianjin Branch ADDRESS: 50,Taian Road, Heping District, Tianjin LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Xu jun PHONE: .022-23316007 BANK: ACCOUNT NO.: POST CODE:	THE BUYER NAME: Qinhuangdao Tianding Chemical Industrial Co., Ltd. ADDRESS: LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Gao Jianbo PHONE: .0335-3161028 BANK: ACCOUNT NO.: VAT NO.: POST CODE:

Schedule 8a

MAP Contract

SELLER: CNAMPGC Tianjin Branch
BUYER: Qinhuangdao Tianding Chemical Industrial Co., Ltd.

Place of signing: Qinhuangdao
Time of signing: Dec.31, 2005
Through friendly negotiation, the SELLER agrees to sell and the BUYER agrees to buy MAP on the following terms and conditions:

1.	Commodity: MAP; Unit: ton; Trade Mark: “Yunding” etc..
2.	Specifications:

____Powder MAP:

Apparent status: white color, with no obvious dust and impurity, no obvious caking.
Citric acid soluble P2O5-------------------------43% min.
Water soluble P2O5------------------------------30% min.
Total Nitrogen (N)-------------------------------9% min.
Total Nutrients (N+P2O5)-----------------------55% min.
Remains after solution--------------------------5% max.
Moisture-------------------------------------------5% max.
Granularity (equal to or bigger than 1mm) --10% max.

____Granule MAP:

Apparent status: white or light grey even color, with no obvious dust and impurity.
Citric acid soluble P2O5---------------------------43% min.
Water soluble P2O5--------------------------------34% min.
Total Nitrogen (N)---------------------------------10% min.
Total Nutrients (N+P2O5)-------------------------55% min.
Solution rate----------------------------------------80% min.
Remains after solution----------------------------5% max.
Moisture---------------------------------------------2.0% max.
Granularity (equal to or smaller than 4mm) ---99% min;
                     (equal to or smaller than 2mm) --70% min.
                     (best between 1mm to 2 mm)

3. Delivery time, Quantity and Price:
Delivery period: From Jan.1, 2006 to Dec.31, 2006;
Quantity and Price (price to Qinhuangdao East Railway Station): To be negotiated and decided by both parties monthly according to BUYER’s production requirement and market. To be confirmed each month by BUYER’s fax before last 25th.

4. Accepter and Delivery destination:
Accepter: SACF or Hebei Tianren Agricultural Franchise Company.
Delivery destination: SACF extension railway line, Qinhuangdao East Railway Station.

5. Transportation: Freight train delivery to Qinhuangdao East Railway Station on SELLER’s account; Fee for pushing freight train from Qinhuangdao East Railway Station further to SACF extension railway line and back shall be covered by BUYER.

6. Inspection: Shall be fulfilled by both parties upon its arrival.
Quality: By Quality Control Department of BUYER;
Quantity: As BUYER received and both parties acknowledged on each delivery, if SELLER’s representative is absent, the BUYER’s acknowledgement shall be effective legally. Any shortage compare to the freight bill less than or equal to 0.2% shall be born by BUYER; any shortage compare to the freight bill more than 0.2% shall be born by SELLER.
Packing: Inner PE film bag plus outer knitted PP bag without leakage, net weight 40.0Kg ±0.4Kg or 50.0Kg ±0.5Kg per bag.
Mark: Name of producer, main nutrients content, standards etc.

7. Terms of Payment:
Payment after delivery and inspection successfully fulfilled, and no disputes arisen by both parties. BUYER shall pay SELLER by T/T or Accepted Bill of Draft upon invoice.

8. SELLER’s Responsibility:
If the quality inspected of a batch MAP in a month unqualified, but the product is accepted and can be used through adjustment, the price shall be recalculated down according to its actual N+P2O5 content. If the quality inspected of a batch MAP in a month unqualified, and the product is not acceptable, SELLER shall be responsible for the whole refusal on its own account.
9. Other Terms and Conditions:
If any, shall be negotiated by both parties. All disputes arising in condition with the present contract, each party shall have the right to litigate to the local Peoples Court of signing place according to <The Contract Law>.

10. This contract has two original copies with same legal power, each party holds one copy.

11. Contract fulfill period: Jan.1, 2006 to Dec.31, 2006.

THE SELLER
NAME: Xiangfan Liming Chemical Industrial
Co., Ltd.
ADDRESS: 47,Daqing East Road, Xiangfan
LEGAL REPRESENTITIVE:
AUTHORIZED SIGNER: Tan Zhaoming
PHONE: .0710-2813177
BANK:
ACCOUNT NO.:

POST CODE:	THE BUYER NAME: Qinhuangdao Tianding Chemical Industrial Co., Ltd. ADDRESS: LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Gao Jianbo PHONE: .0335-3161028 BANK: ACCOUNT NO.: VAT NO.: POST CODE:

Schedule 8a

SSP Contract

SELLER: Qinhuangdao Tianfu Chemical Industrial Co., Ltd.
BUYER: Qinhuangdao Tianding Chemical Industrial Co., Ltd.

Place of signing: Qinhuangdao
Time of signing: Dec.31, 2005

Through friendly negotiation, the SELLER agrees to sell and the BUYER agrees to buy SSP on the following terms and conditions:

1. Commodity: SSP

2. Specifications:

Apparent status: powder with light and even color, with no obvious dust and impurity.

Citric acid soluble P2O5-------------------18.0% min.
Free sulfuric acid (H2SO4)----------------5.0% max.
Moisture-------------------------------------8.0% max.
Solution rate---------------------------------80.0% min.
Remains after solution---------------------10.0% max.

3. Delivery time:
Delivery period: From Jan.1, 2006 to Dec.31, 2006;

4. Quantity and Price:
Quantity and Price: To be negotiated and decided by both parties monthly according to BUYER’s production requirement and market. To be confirmed by BUYER’s fax.

5. Transportation:
Truck delivery;
SELLER shall be in charge of full delivery to BUYER’s storage on its own account.

6. Inspection:
Quality: By Quality Control Department of BUYER;
Quantity: As BUYER received and acknowledged on each delivery.

7. Terms of Payment:
Payment in one month after delivery and inspection successfully fulfilled.

8. SELLER’s Responsibility:
If the quality inspected of a batch SSP in a month unqualified, but the product is accepted and can be used through adjustment, the price shall be recalculated down according to its actual P2O5 content, the quantity shall be recalculated down according to its actual moisture; If the quality inspected of a batch SSP in a month unqualified, and the product is not acceptable, SELLER shall be responsible for the whole replacement on its own account.

9. Other Terms: If quality problem arise twice continually, BUYER shall have the right to stop the supply from SELLER until its modification effect has been seen; if quality problem still exist after modification, BUYER shall have the right to terminate this contract.

10. Conditions to follow: If any, shall be negotiated by both parties.

11. This contract has two original copies with same legal power, each party holds one copy.

12. Contract fulfill period: Jan.1, 2006 to Dec.31, 2006.

THE SELLER	THE BUYER
NAME: Qinhuangdao Tianfu Chemical Industrial Co., Ltd. LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Cui Zhifeng PHONE: .0335-3166986 BANK: ACCOUNT NO.: POST CODE:	NAME: Qinhuangdao Tianding Chemical Industrial Co., Ltd. LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: Gao Jianbo PHONE: .0335-3161012 BANK: ACCOUNT NO.: VAT NO.: POST CODE:

Schedule 8a

Knitted PP Bags Sales Contract

SELLER: Qinhuangdao Tianding Chemical Industrial Co., Ltd.
BUYER: Sino-Arab Chemical Fertilizers Co., Ltd. (SACF)

Place of signing: Qinhuangdao
Time of signing: Dec.25, 2005
Through friendly negotiation, the SELLER agrees to sell and the BUYER agrees to buy Knitted PP Bag on the following terms and conditions:
1. Commodity: Knitted PP Bag, with or without printing Trade Mark “SACF” on it; those bags without printing will be used for raw materials.
2. Specifications: In accordance to state standard GB/T8947-1998 and BUYER’s home requirement <Technical Requirement For Knitted PP Compound Plastic Bag> of SACF/ZY SZ-A-04-03 2005. SELLER shall keep alert following the edition renewal of above said requirement. Bags without printing shall be produced in accordance to related part of it.
3. Delivery, Quantity:
Delivery period: From Jan.1, 2006 to Dec.31, 2006;
Quantity: Produce certain quantity in good quality monthly according to BUYER’s production requirement and deliver to BUYER’s warehouse.
4. Price:

Net indicated (Kg)	weight Width (mm)	Length (mm)	Weight (g)	Price (RMB Yuan/bag)	Suitable for
50	570	950	160	2.78
50	570	970	162	2.78
50	570	990	166	2.78

50	570	950	180	3.00

40	520	880	136	2.50
40	520	900	138	2.50
40	570	950	160	2.78

25	460	750	103	2.15
25	460	780	105	2.15
25	490	800	114	2.15

20	460	750	103	2.15

50	570	950	135	Float to meet the market	Raw materials packing

Price shall be negotiated and confirmed by BUYER’s fax due to market vibration and new designing required.
5. Transportation:
Truck delivery;
SELLER shall be responsible for full delivery to BUYER’s warehouse appointed on its own account.
6. Inspection:
Quality:a) By Quality Control Department of SACF;
              b) BUYER has the right to refuse unqualified products or accept them for other use in a discounted price (1.30 RMB Yuan/bag for time being);
              c) Bags with obvious trimming edge shall be treated as unqualified and must be re-trimmed all by SELLER;

d) Bags with bad sewing shall be treated as unqualified and must be re-sewed all by SELLER; e) If wrong-sized or dirty bags to be found mixed in, SELLER shall be responsible for picking them out, these bags shall be treated as those mentioned in a); f) Bags with unqualified printings and no bad effect for further use can be accepted in lower price of 0.20 RMB Yuan/bag; g) Bags mixed with other sized in batch shall be separated by SELLER and at least 1000 bags extra shall be supplied by SELLER as penalty if serious situation happens; h) Unqualified bags appear on the bagging site shall be replaced with double quantity by SELLER.

Quantity: As BUYER received and acknowledged on each delivery; random sampling method shall be used. Double compensation shall be born by SELLER in case of any shortage.
7. Terms of Payment:
Payment in one month after delivery and inspection successfully fulfilled.
8. Other Terms:
8.1 A printing plate causing unqualified printing result shall be given up as waste; a new plate shall replace it by SELLER in time; 8.2 Selling out bags with “SACF” trade mark is prohibited; failure to obey it, SELLER shall face legal penalty according to relevant law.
9. Conditions not mentioned:
If any, shall be negotiated by both parties. This contract has two original copies with same legal power, each party holds one copy.
10. Contract fulfill period: Jan.1, 2006 to Dec.31, 2006.

THE SELLER NAME: Qinhuangdao Tianding Chemical Industrial Co., Ltd. ADDRESS: LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: PHONE: .0335-3161029 BANK: ACCOUNT NO.: VAT NO.:	THE BUYER NAME: Sino-Arab Chemical Fertilizers Co., Ltd. (SACF) ADDRESS: LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: PHONE: .0335-3161114 BANK: ACCOUNT NO.: VAT NO.:

Schedule 8b

Loan Contract
China Communication Bank

Loan Contract

Borrower: Xinjiang Tianren Chemical Co., LTD

Legal representative: Cheng Zhiguang

Legal Address: Xinjiang Wulabai
Mail Address: Same as above
Loaner: China Communication Bank Urumqi Banch
Principal: Zhao Tong
Mail Address: China Communication bank Dongfeng Branch
Whereas the borrower apply to quota of the accepted bank note from the Loaner, in order to make clear responsibility and obligation for both side, set up this contract hereafter.

1.	Loan
1.1	Currency: RMB
1.2	Sum: five million RMB only
1.3	For working capital only
2.	Interest rate and payment of interest
2.1	Interest rate: 6.138% year, daily rate=Monthly rate/30, monthly rate=yearly rate/12.
2.2	The calculation of the interest rate:
2.2.1	Contract interest rate×sum×day, day calculate from the day loan release to the contract end date.
2.2.2	If the loan over the contract period, the interest will increase 20%.
2.3	Payment of the interest: 20th of last month of the quarter, 20th of every month
3.	Loan release and return
3.1	Loan release date: April 12, 2006, loan sum: five million RMB only
3.2	Before the borrower meet the following requirements, the loaner has right to release the loan:
3.3	Actual loan release date and sum is following the loan voucher
3.4	Loan return date: April 12, 2007, Return sum: five million RMB only
3.5	If the loaner disagree to accept the loan return before the return date, the borrower can not return the loan.
4.	The statement and guarantee of the borrower
5.	The right and obligation of the loaner
6.	The obligation of the borrower
7.	The others
8.	The earlier return date of the loan
9.	The breach of the contract
10.	Deduct plight
11.	Dispute settle
12.	Other items

Borrower: Xinjiang Tianren Chemical Co., LTD

Legal representative: Cheng Zhiguang

Date: April 20, 2006
Loaner: China Communication Bank Urumqi Banch
Principal:
Date: April 20, 2006

Schedule 8b

Guarantee contract

(Corporation and other organization as guarantor)

China Communication Bank

Guarantee contract

Gurantor: Xinjiang Xinhua Chemical Fertilizers Co., LTD

Legal representative: Tian Yibin

Legal Address: Xinjiang Wulabai
Mail Address: Same as above

Loaner: China Communication Bank Urumqi Banch
Principal: Zhao Tong
Mail Address: China Communication bank Dongfeng Branch

Whereas Xinjiang Tianren Chemical Co., LTD (as borrower) and China Communication Bank Urumqi Baranch(as loaner) signed the contract No. A060100102 for the loan( as main contract), Guarantor will provide guarantee for realizing this main contract.
In order to make clear responsibility and obligation for both side, set up this contract hereafter.

1.	Guarantor will pay the sum under the main contract if the borrower fail to return the loan: Currency: RMB, Sum: five million only, interest rate: 6.138%, return date: April 12, 2007.
2.	Guarantee responsibility
2.1.	The guarantee under this contract is related responsibility
2.2.	The scope of the guarantee is including: loan, interest, penalty, and other expense such as lawyer’s expenses and so on.
2.3.	Guarantee period is after 2 years of the return date.
2.4.	This contract is independent from the main contract.
3.	The statement and guarantee of the guarantor
4.	The obligation of the guarantor
5.	Deduct plight
6.	Dispute settle
7.	Other items

Guarantor: Xinjiang Xinhua Chemical Fertilizers Co., LTD Legal Representative: Tian Yibin Date: April 12, 2006

Loaner: China Communication Bank Urumqi Branch
Principal:
Date: April 12, 2006

Schedule 8b

Due Bill

According to the contract No. A0601000102, Xinjiang Tianren Chemical Co., LTD( Borrower) apply five million RMB loan from China Communication Bank Urumqi Branch,

We as borrower and guarantor have understood all the items and promise the following: The content is omitted

See standard terms in the final agreement (Chinese version)

Borrower: Xinjiang Tianren Chemical Co., LTD
Legal Representative: Cheng Zhiguang

Guarantor: Xinjiang Xinhua Chemical Fertilizers Co, LTD
Legal Representative: Tian Yibin

Date: April 12, 2006

Schedule 8b

RMB fund loan contract

China Construction Bank stock Co., LTD Urumqi Huanghe Road Branch

Borrower: Xinjiang Tianren Chemical Co., LTD
Loaner: China Construction Bank stock Co., LTD Urumqi Huanghe Road Branch
The borrower apply to the loan from the loaner and the loaner agree to release the loan. According the related law and regulations, the borrower and the loaner sign the contract hereafter:

1.	Loan sum: 8000000(eight million only)
2.	Purpose for the loan: Working capital
3.	Loan period: 12 months, April 28th 2006 to April 27th, 2007
4.	Loan interest, penalty interest and interest start and end:

Monthly interest 0.53625%, if the borrower do not use the loan as working capital, the monthly interest is: 1.0725%, if the borrower can not return back the loan in time, the monthly interest is: 0.804375%.

5.	Loan release and use
6.	Loan return
7.	The guarantee for the loan: Guarantee.
8.	The responsibility and obligation for the borrower
9.	The responsibility and obligation for the loaner
10.	The responsibility for the contract breach
11.	The others
12.	Dispute
13.	The contract into effect
14.	Four original copies of the contract
15.	Declaration

Borrower: Xinjiang Tianren Chemical Co., LTD
Loaner: China Construction Bank stock Co., LTD Urumqi Huanghe Road Branch

Schedule 8b

SALES & PURCHASE CONTRACT

SELLER:XINJIANG AGRICULTURAL MEANS 0F PRODUCTION (GROUP) CO.,LTD.(hereinafter referred to as the “SELLER”)
BUYER: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD. (hereinafter referred to as the “BUYER”)

PLACE OF SIGNATURE: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD.
PLACE OF PERFORMANCE: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD.
DATE: JAN.6th, 2006

This contract is made out by and between the Buyers and Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned goods to the terms and conditions as stipulated below:

1.NAME OF COMMODITY

Commodity	Brand	Origin	Quantity (MT)	Unit Price (RMB/MT)	Total Amount (RMB)
MAP	SHUANG YING	SI CHUAN	1,500	1,650 CPT	2,475,000
Time of Delivery: Jan.6—Feb.3,2006
IN WORD (RMB)	TWO MILLION FOUR HUNDRED SEVENTY FIVE THOUSAND

2. SPECIFICATION: --Available P2O5 > 44%

Of which Water Soluble P2O5 > 80%

--Total Nitrogen > 10%
--Moisture < 3%
--Residue < 5%
--Solubility > 90%
--Total Nutrient(Available P2O5+Total Nitrogen ) > 55

White powder, Uniform in color, No visible impurity

3. TRANSPORTATION & UNIT PRICE: 1650RMB/MT CPT Special Railway Line of XINJIANG XINHUACO.,LTD.,SANGEZHUANG, WULUMUQI, XINJIANG.. The Seller shall take the responsibility for the transportation formalities and freights.

4. PAYMENT: By Banker’s Acceptance Bill, Discount charges if any should be borne by the Seller. 50% of payment for goods by advance, the balance amount remit to the Seller within 7 days after the goods arrival and inspection.

5. INSPECTION: As per the specifications stipulated in Article 2

5.1 Packing: In PP/PE bag, 50 (+/-0.4) kg net weight
5.2 Quantity: Subject to the receipt of railway authority. Shortage if any should be borne by the Seller provided that the Buyer showing the Commercial Act within 7 days for the Seller’s confirmation.

5.3 In case the quality of the inspected goods is not conforming to the specifications described in Article 2 , the BUYER shall inform the SELLER within 3 days after the goods arrival. If the SELLER fail to respond and act in time, then the goods is deemed unqualified.

6. PENALITY CLAUSE:

6.1 In case the quality of goods found not in accordance to the specifications, the

Buyer shall inform the Seller within 12 hours. In case the content of the inspected total nutrient is less than 55%, the payment for goods shall be counted at the amount of “F” as follows:

A:	Specified Content
B:	Inspected Content
C:	The price for A: 1650RMB/MT
D:	The price for B: D=C*B/A
E:	The inspected cargo quantity

F: The amount of payment: F=D*E
In case the content of the inspected total nutrient is less than 53%, the goods shall be entirely rejected by the Buyer.
6.2	The quantity of the goods shall be subject to the receipt of railway authority. Shortage if any should be borne by the Seller subject to the Commercial Act.

7. ARBITRATION: All disputes in connection with this contract or the execution thereof shall be settled by amicable negotiations. In case no settlement can be reached, the case under dispute can then be submitted to the Court for judgement , pursuant to the LAW OF CONTRACT.

8. THIS contract is made out in two originals , each party holding one as evidence thereof after signing. The fax copy has the equivalent effectiveness as the originals.

9. DURATION: This agreement shall commence on Jan 6th, 2006 and remain effective until Feb 3rd, 2006.

THE SELLER	THE BUYER

--------------------------------	-------------------------------------

Schedule 8b

SALES & PURCHASE CONTRACT

SELLER:XINJIANG AGRICULTURAL MEANS 0F PRODUCTION (GROUP) CO.,LTD.(hereinafter referred to as the “SELLER”)
BUYER: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD. (hereinafter referred to as the “BUYER”)

PLACE OF SIGNATURE: WULUMUQI, XINJIANG CONTRACT NO.: 20060306 DATE: MAR.,6th, 2006

This contract is made out by and between the Buyers and Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned goods to the terms and conditions as stipulated below:

1. NAME OF COMMODITY

Commodity	Brand	Origin	Quantity (MT)	Unit Price (RMB/MT)	Total Amount (RMB)
MAP	SHUANG YING	SI CHUAN	3,000	1,760 CPT SANGEZH UANG	5,280,000
Time of Delivery: Mar.10—Apr.25,2006
IN WORD (RMB)	FIVE MILLION TWO HUNDRED EIGHTY THOUSAND

10. SPECIFICATION: National Standard GB10205-2001 to be applied. --Available P2O5 > = 44% Of which Water Soluble P2O5 > = 80% --Total Nitrogen > = 10% --Moisture < = 3% --Residue < = 5% --Solubility > =90% --Total Nutrient(Available P2O5+Total Nitrogen ) > = 55% White powder, Uniform in color, No visible impurity

11. PACKING: In 50 kg PP/PE bag. Non-recycle.

12. TRANSPORTATION & UNIT PRICE: The Seller shall take the responsibility for the formalities of railway transportation and freights.

Destination: Special Railway Station of XINHUA, SANGEZHUANG

Consignee: XINJIANG AGRICULTURAL MEANS 0F PRODUCTION (GROUP) CO.,LTD.

13. PAYMENT: By Banker’s Check. The Buyer shall remit the payment within 7 working days after receipt of each batch of 10 wagons of goods . If not, the interest of 0.0001782 per day shall be borne by the Buyer. The Buyer shall remit the payment as well as the interest within 10 working days after receipt of total 3000mt of goods. It deemed as a break of contract in case the Buyer fail to pay in time.

14. INSPECTION:

6.1 Packing: In PP/PE bag, 50 (+/-0.5) kg net weight
6.2 Quantity: The Seller shall provide to the Buyer 0.3% of total quantity as the natural loss. Shortage over the natural loss if any should be borne by the Seller subject to the Commercial Act issued by the railway authority.6.3 Quality: As per the specifications stipulated in Article 2

6.4 In case the quality of the inspected goods found not conforming to the specifications described in Article 2 , the BUYER shall inform the SELLER within 2 days after the goods arrival. If the SELLER fail to respond and act within 12 hours, then the goods is deemed unqualified. In case the content of the inspected total nutrient is less than 55%, the payment for goods shall be counted at the amount of “F” as follows:

A:	Specified Content
B:	Inspected Content
C:	The price for A: 1650RMB/MT
D:	The price for B: D=C*B/A
E:	The inspected cargo quantity
F:	The amount of payment: F=D*E

In case the content of the inspected total nutrient is less than 53%, the goods shall be entirely rejected by the Buyer.

15. ARBITRATION: All disputes in connection with this contract or the execution thereof shall be settled by amicable negotiations. In case no settlement can be reached, the case under dispute can then be submitted to the Court for judgement , pursuant to the LAW OF CONTRACT.

16. THIS contract is made out in two originals , each party holding one as evidence thereof after signing. The fax copy has the equivalent effectiveness as the originals.

THE SELLER	THE BUYER

--------------------------------	-------------------------------------

Schedule 8b

Agreement on Using Xinhua’s Resource
Between Xinjiang Tianren Chemical Industrial Liability Co., Ltd. And
Xinjiang Xinhua Chemical Fertilizer Liability Co., Ltd.

In order to promote the mutual development of Xinjiang Xinhua Chemical Fertilizer Liability Co., Ltd. (hereinafter referred to as Xinhua Co.) And Hebei Tianren Chemical Industrial Stock Co., Ltd. (hereinafter referred to as Hebei Tianren Co.), Xinjiang Tianren Chemical Industrial Liability Co., Ltd. (hereinafter referred to as Xinjiang Tianren Co.) has come into existence at Wulabo, Urumchi in Jun. of 2003 by Xinhua Co., Hebei Tianren Co. and seven natural person share holders. Based on friendly consultation,

Xinjiang Tianren Co. and Xinhua Co. both agree that Xinjiang Tianren Co. shall use Xinhua Co.’s resource on price terms and way of using listed here below:

1. Xinjiang Tianren Co. shall use Xinhua Co.’s extension railway line for the raw materials and finished products transportation at the price of 2.85 yuan per metric ton, as the cost of Xinhua Co.’s various services on the extension line to Xinjiang Tianren Co.. The price may be subject to change by negotiations between two parties when the freight standard of the Railway Bureau of Urumchi changed; the new price shall be valid from the same date of starting changing the freight standard.
2. Xinhua Co. shall supply electricity power for daily production usage to Xinjiang Tianren Co..The Kwh meterage price shall be charged according to Greater Industry Expansion Electricity Charging Policy especially given to Xinhua Co. by the Xinjiang Autonomic Region Electricity Administration Bureau, the basic price shall be charged by shared electricity consumption of two parties. If it is disagreed by the Xinjiang Autonomic Region Electricity Administration Bureau, both parties shall work together to negotiate with them, a way of transfer power supply is preferred.
3. Xinhua Co. shall supply water for daily production usage to Xinjiang Tianren Co. at its cost (workshop process cost of Xinhua Co. and additional charge regulated by state’s policy are included, no Value Added Tax).
4. Xinhua Co. shall supply compressed instrumental air (normal pressure is 0.6Mpa) for daily production usage to Xinjiang Tianren Co. at its workshop cost (no Value Added Tax).
5. Xinhua Co. shall supply steam (normal pressure is 0.8Mpa) for daily production usage to Xinjiang Tianren Co. at its workshop cost predicted in the beginning of each year (no Value Added Tax).
6. Xinhua Co. shall supply liquid ammonia for daily production usage to Xinjiang Tianren Co. at the price of 1300 yuan/ton (no Value Added Tax). The price may be subject to change through negotiations between two parties when the prices of raw materials and power changed.
7. Xinhua Co. shall supply liquid urea and liquid ammonia nitrite for daily production usage to Xinjiang Tianren Co.. The price of liquid urea (concentration not less than 99%) shall be 10% down from the lowest average exit-plant price of bagged urea each month between those produced by Urumchi Petrol Chemical Co. and those produced by Xinhua Co.; The price of liquid ammonia nitrate shall be based on above said price of liquid urea, its calculated unit price of each Nitrogen (N) plus 1 yuan, then multiplied by total Nitrogen (N) in liquid ammonia nitrate.
8. Xinhua Co. shall supply natural gas for daily production usage to Xinjiang Tianren Co. at the same price of Xinhua Co. purchasing from outer suppliers (Xinhua Co. shall provide the valid natural gas contract signed with outer suppliers).
9. Xinhua Co. shall guarantee to supply above said resources to Xinjiang Tianren Co. in proper quality, and to meet all production requirement of Xinjiang Tianren Co.
10.  Quantity meterage:
10.1  Kwh power meters shall be adopted for electricity consumption calculation;
10.2  Orifice flowmeters shall be adopted for compressed instrumental air consumption calculation;
10.3  Vortex flowmeters with pressure compensation shall be adopted for steam consumption calculation;
10.4  Orifice flowmeters shall be adopted for natural gas consumption calculation. The final quantity shall be calculated in according to the mutually agreed measure made by Xinhua Co. and Natural Gas
Supply Co. in the Gas Supply Contract;
10.5  Mass flowmeters shall be adopted for liquid ammonia consumption calculation;
10.6  Mass flowmeters shall be adopted for liquid urea and liquid ammonia nitrate consumption calculation;

10.7	Water gauge shall be adopted for water consumption calculation;

10.8	All meterage instruments installed within the Xinhua Co.’s boundary shall be used for normal

10.7  Water gauge shall be adopted for water consumption calculation;
10.8  All meterage instruments installed within the Xinhua Co.’s boundary shall be used for normal calculation; these instruments shall be purchased by Xinhua Co. and to be treated as its assets. Similar meterage instruments shall be installed at Xinjiang Tianren Co.’s side and used as reference. When the readings of a pair show more than 2% difference, both parties shall remove the pair instruments and send them out for calibration together;
10.9 Railway transportation quantity shall be based on the freight delivery bill and receiving bill from local railway administration bureau;
11. Xinhua Co. shall lease the No.4 railway platform to Xinjiang Tianren Co. at the price of annual 30,000 yuan. This price shall be negotiated and subject to change when the state changes its policy on state-run assets management. Xinhua Co. still can use the No.4 platform if it is vacant.
12. Payment terms: Xinjiang Tianren Co. and Xinhua Co. shall authorize representatives to check and confirm “the Resources Consumption Data List” (for temporary name), the payment shall be done by transfer every month.
13. Xinjiang Tianren Co. shall be responsible for the construction of all feeding facilities of above said liquid urea, liquid ammonia nitrate, electricity, water, instrument air, steam, natural gas, liquid ammonia (temporarily not to be fulfilled) etc. on its own cost. Xinhua Co. shall be responsible to manage built facilities in normal working state on its own expense.
14. Xinjiang Tianren Co. shall have buying priority if Xinhua Co. plan to sell its granulator tower for reasons.
15.  The executing period of this agreement shall be 30 years from the date of signing.
16.  Both parties through friendly consultance shall decide other terms and conditions not mentioned in this agreement.
17. This agreement has six original copies, each party holds three copies and shall be valid from the date of representative’s signing of both parties and sealed.

Xinjiang Tianren Chemical Industrial Liability Co., Ltd. Legal Representative: (Authorized Person):

Xinjiang Xinhua Fertilizers Liability Co., Ltd

Legal Representative:

(Authorized Person):

Place of Signing: Xinjiang Xinhua Fertilizers Liability Co., Ltd, Wulabo, Urumchi, Xinjiang

Date of Signing: Jul.7, 2003

Schedule 8b

Contract for quota of the accepted bank note

Proposer: Xinjiang Tianren Chemical Co., LTD

Legal representative: Cheng Zhiguang

Legal Address: Xinjiang Wulabai
Mail Address: Same as above

Acceptor: China Communication Bank Urumqi Branch
Principal: Zhao Tong
Mail Address: China Communication bank Dongfeng Branch

Whereas the proposer apply to quota of the accepted bank note from the acceptor, in order to make clear responsibility and obligation for both side, set up this contract hereafter.

1.	The quota of the accepted bank note
1.	1
1.	2 Quota: ten million RMB only
1.	3 The purpose: for bank note
1.	4 From March 07, 2006 to September 07, 2007
1.	5
2.	The use of the quota
3.	Recognizance: The interest for the recognizance is following the current deposit.
4.	Commission charge for the acceptance: 0.05%
5.	The statement and guarantee from the proposer
6.	The right and obligation of the acceptor
7.	The obligation of the proposer
8.	The others
9.	The adjustment of the quota
10.	Breach of the contract
11.	Deduct plight
12.	Dispute
13.	Other Items

Proposer: Xinjiang Tianren Chemical Co., LTD

Legal representative: Cheng Zhiguang

Date: March 7, 2006

Acceptor: China Communication Bank Urumqi Banch Principal: Date: March 7, 2006

Schedule 8b

MOP Contract

SELLER: Qinghai Salt Lake Potash Sales Company Northwest Liaison Office Shaanxi Futian Argricultural Means Co., Ltd.
BUYER: Xinjiang Tianren Chemical Industrial Co., Ltd.

Through friendly negotiation, the SELLER agrees to sell and the BUYER agrees to buy MOP on the following terms and conditions:

1. Commodity:

NAME	TRADE MARK	ORIGIN	UNIT	QUANTITY	UNIT PRICE	TOTAL PAYMENT
MOP (powder)	Yanqiao	Qinghai	Ton	600	1790 (Yuan) to destination (freight included)	1,074,000 (Yuan)
Time of delivery: from Apr.12, 2006 to Apr.25, 2006
Total payment say one million and seventy-four thousand only

2. Specifications:

In accordance to state standard GB6549-1996 <MOP>;

Apparent status: white even color powder, with no obvious dust and impurity, with Inner PE film bag plus outer knitted PP bag packing;

Net weight 50Kg±0.5Kg per bag;

K2O-------------------------60% min.

Moisture--------------------3.0% max.

3. Delivery:

Delivery destination: Xin-Hua extension railway line, Sangezhuang Railway Station, Urumqi. 4. Transportation:

Freight train delivery to Sangezhuang Railway Station, Urumqi on SELLER’s account;

5. Inspection: comply with item 2 of this contract.

5.1 Packing: Inner PE film bag plus outer knitted PP bag without leakage, net weight as per standard. If any quality problem found by BUYER, SELLER shall be informed within 3 days; total refund shall be paid by
SELLER when the quality problem has been confirmed.

5.2 Quantity: As indicated on the freight bill. If any shortage occurs, BUYER shall collect all transportation records from the railway station and ask for SELLER’s acknowledgement within 7 days; all shortage and losses compare to the freight bill shall be born by SELLER if confirmed.

6. Terms of Payment:

Payment ahead of delivery;

SELLER shall complete the delivery of above listed commodity before dead date, Apr.30, 2006 as BUYER required. Failure to do so and causing plant shut down due to its shortage, all relevant losses shall be born by SELLER.

7. SELLER’s Responsibility:

In accordance to state <The Contract Law>.

8. Conditions not mentioned:

If any, shall be friendly negotiated by both parties. All disputes arising in condition with the present contract, each party shall have the right to litigate to the local Peoples Court of obey-contract-party’s place according to <The Contract Law>.

9. Other Terms: This contract may come into force after signed and sealed by both parties; fax copy may have same legal power to original copies.

THE SELLER	THE BUYER
NAME: Qinghai Salt Lake Potash Sales
Company Northwest Liaison Office
Shaanxi Futian Argricultural Means
Co., Ltd.
ADDRESS: 99, Heping Road, Xi’an
LEGAL REPRESENTITIVE:
AUTHORIZED SIGNER:
PHONE: 029-87206195
BANK:
ACCOUNT NO.:

POST CODE:	NAME: Xinjiang Tianren Chemical Industrial Co., Ltd. ADDRESS: Wulabo, Urumqi, Xinjiang LEGAL REPRESENTITIVE: AUTHORIZED SIGNER: PHONE: BANK: ACCOUNT NO.: VAT NO.: POST CODE:

Schedule 8b

SALES & PURCHASE CONTRACT

SELLER:XINJIANG AGRICULTURAL MEANS 0F PRODUCTION (GROUP) CO.,LTD.(hereinafter referred to as the “SELLER”)
BUYER: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD. (hereinafter referred to as the “BUYER”)

PLACE OF SIGNATURER: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD.
PLACE OF PERFORMANCE: XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD. DATE: APR.30th, 2006
This contract is made out by and between the Buyers and Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned goods to the terms and conditions as stipulated below:

1.NAME OF COMMODITY

Commodity	Brand	Origin	Quantity (MT)	Unit Price (RMB/MT)	Total Amount (RMB)
MOP POWDER		Russia	1,000	1,790 CPT	1,790,000
Time of Delivery: Apr.30—May.10,2006
IN WORDS (RMB)	ONE MILLION SEVEN HUNDRED NINTY THOUSAND

17. SPECIFICATION: NATIONAL STANDARD GB6549-1996(MOP) to be applied.

--K2O > 60%
--Moisture < 2%
     White powder, Uniform in color, No visible impurity In PP/PE bags , 50(+/-0.5) kg net weight

18. DELIVERY TO: Special Railway Line of XINJIANG XINHUACO.,LTD., SANGEZHUANG, WULUMUQI, XINJIANG..
19. PAYMENT: By Banker’s Check issued on May.25,2005.
20. INSPECTION: As per the specifications stipulated in Article 2.

5.1 Packing: In PP/PE bag without leak.
5.2 In case the quality of the inspected goods is found not conforming to the specifications described Article 2 , the BUYER shall inform the SELLER within 3 days after the goods arrival. In case the quality of goods confirmed not in accordance to the specifications, The Buyer have the right to reject the goods or ask for a discount from the Seller as per the certificate of quality issued by the Buyer.

21. PENALITY CLAUSE: As per the LAW OF CONTRACT.

22. ARBITRATION: All disputes in connection with this contract or the execution thereof shall be settled by amicable negotiations. In case no settlement can be reached, the case under dispute can then be submitted for arbitration.

23. THIS contract is made out in two originals , each party holding one as evidence thereof after signing. The fax copy has the equivalent effectiveness as the originals.

THE SELLER	THE BUYER

--------------------------------	-------------------------------------

Schedule 8c

ADDENDUM TO THE AGREEMENT OF EXCLUSIVE SALES

In connection with and integrated to the Agreement of Exclusive Sales between SINO-ARAB CHEMICAL FERTILIZERS CO.,LTD. (hereinafter referred to as the “SELLER”)and HEBEI TIANREN CO.,LTD. (hereinafter referred to as the “BUYER”) which commence on Oct., 1ST, 2004 and remain effective until Dec 31st, 2007. , both parties hereby agree to make an addendum subject to the terms and conditions as stipulated below:

1. The Seller appoint the Buyer as the sole agent for marking in China and will not sell any products to the third party in china during the period of the agreement.

2. The Seller guarantee that

a) The Buyer will obtain a gross profit margin as well as a return on assets not less than the average level of industry during the period of agreement.
b) The Buyer have the ability to pay the following charges:
--Salary (should be accepted by the Seller)
--Insurances
--Welfare
--Duty and Tax
--Interest
--Advertisement
--Bonus
--Transportation, etc.

3. The Buyer shall reimburse the payment to the Seller in time after selling the products.

4. Others terms and conditions remain unchanged subject to the Agreement of Exclusive Sales.

5. This addendum shall remain effective as the same duration as the main agreement.

Schedule 8c

Exclusive Selling Agreement of “SACF” Series Products

Agreement No.:

SACF/XS041001A

Agreement Signing Date:

Oct. 1, 2004

Party A: Sino-Arab Chemical Fertilizers Co., Ltd.
Party B: Hebei Tianren Agricultural Franchise Co., Led.

     In order to take full advantage of the Party B’s marketing network, and to achieve Party A’s “zero stock remaining” selling target, it is agreed as hereunder described Exclusive Selling Agreement by the Party A and Party B through consultation:

1.	Exclusive Selling of “SACF” Series Product:

In the agreement term, the Party A shall arrange to produce “SACF’ series products according to the Party B’s plan. The Party B shall buy deal “SACF’ series products by minimum quantity as follows:

Year	2005	2006	2007
Quantity (ten thousand tons)	100	105	105

2.	Specification:

The Party B shall bring up the product specifications and year demand plan according to the market demands. The Party A shall confirm the year demand plan brought up by the Party B

The Party B shall fill in the “SACF” sales form as the purchase attestation.

3.	Price and Expense:

Price settlement according to the first non-transfer national train station or first non-transfer discharging port stipulated the delivery price. The Party A shall bear the loading fee, train (port) freight, the THC, insurance. The captioned fee included the settlement price. The sales price stipulated by the two parties.

4.	Quality Standard:

The national standard and the Party A’s inner controlling standard shall be adopted.

5.	Packing Standred:

The packing and pattems designed by the Party B shall be adopted.

6.	Delivery Place:

7.	Hand over and Inspection:

The Party B can deliver and inspection the goods at the captioned place. The Party A shall be liable for any moisture, damage, and loss of the goods according to the note issued by the train station or by the discharging port. The Party B can as the agent for the Party A make a claim to the train station or the carrier.

The Party B has the right to untread the goods when found quality question, specifitions question. The untreading expense shall be born by the Party A. The Party B shall settle and liable for any question.

8.	Payment Terms

The Party B’s payment shall be made in cash or bank acceptance. Payment time must be according to the promissory time by the two parties.

9.	Franchise Terms:

The Party B has the right to sell series of “SACF’ products in China. The Party A shall promise that will not sell series of “SACF’ products to the third party in China. If changed, both two parties shall settle through friendly consultations.

10.	Breach of Contract:

In term of this agreement, a Party breaches the agreement, the aother party has the right to make a claim or terminate the agreement.

11.	Settlement of Disputes:

All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, each party has the right to litigate to the local peoples court of Party B.

12.	Duration of Agreement: From Oct.1, 2004 to Dec.31, 2007

The Party A (seal)	The Party B (seal)
Legal Person:	Legal Person
Attorney:	Attorney:

Schedule 8c

General NPK Marketing Agreement

With Whole Sellers in North East China

contract No.: SACF/XS06 B

This agreement is made by and between Tianren Agricultural Franchise Co. (hereinafter referred to as Party A) and --------------------- (hereinafter referred to as Party B).

WHEREAS, Party A entrust Party B to sell Party A’s serial NPK products with brand name of “SACF” and “Tianren”.

THEREFORE, in consideration of the premises and the mutual benefits expressed herein, the parties agree as follows:

I.		Marketing Area and Subscribe Quantity:

	1.	Party A agrees Party B to be the sole marketing agent of “SACF” and “Tianren” NPK products in here listed areas, Party B guarantees to accomplish the subscribe quantity in certain period regulated in this agreement. Party A will take proper measures to protect Party B’s rights as the sole agent in this area.

Sole marketing Area (details)	he	he	he	sh	gu	gd	dd	dd	dd	dd	dd
Maximum Subscribe Qty (T)
Normal Subscribe Qty (T)
Characters of the Market
Sole marketing Area (details)											Total
Maximum Subscribe Qty (T)
Normal Subscribe Qty (T)
Characters of the Market

2.

The monthly sales quantity of every municipal/county grade dealers in Party B’s solely marketing area will be negotiated with Party A separately. Party A will interfere with the dealing business of “SACF” and “Tianren” NPK products in case Party B fails to reach the settlement in consecutive 3 months and the accumulative loss reaches 30% of the planned sales quantity, followed by withdrawing the qualification of Party B as the sole marketing agent in this city/county. Further, the total sales quantity of this city/county in the whole year doesn’t reach the maximum subscribe quantity of this area, Party A will in due withdraw the qualification of Party B in this area while signing the sales agreement of next year.

II. Pricing

1.	The settlement price Party A allows Party B will depend on the market situation and will be notified by Party A.

2.

The pricing term will be the net price before reaching the first national railway station nominated by Party B, which means party A will bear loading, transportation fees of railway station and insurance fees. Other railway transportation fees occurred after the first national railway station will be borne by Party B.

III.	Consignment and Connection

1.

The varieties of NPK products, quantity, destination station and consignee should be submitted to Party A in here attached form of “SACF” and “Tianren” NPK Consignment Direction. This form should be sent to Party A (fax document will also be effective)with seal of the unit. After it is confirmed by Party A, it will be considered as a part of this agreement and keep same effectiveness of the agreement. Party A will try to delivery the mentioned products within 30 days after confirmation.

2.

The delivery site will be the special railway of “SACF” and “Tianren” producing factory. While delivery, both representatives from Party A and B should present to supervise the loading at the station. If Party B couldn’t have representative to make site supervision, the delivery quantity will be calculated in line with the “Railway Delivery Record” of Party A. In the course of transportation, once wet, shortage and damage etc. occurred, Party B should contact railway management and public security department to supervise the unloading, if serious damage occurred, Party B should asks delivery record from railway department: a. Railway station insured and the department accept the compensation, Party B helped Party A to ask for claim at the destination and courier the railway delivery record (or fax record) with marking of the spices and description to Party A; Railway station insured but the department donsn’t accept the compensation, Party B courier the original delivery record with marking of the spices and description and consigning bill to Party A. b. In case it is the Insurance company insured, Party B assists Party A to ask the local insurance company to make site checking, and courier the original delivery record with marking of the spices and description, Consigning Bill and Insurance Bill to Party A.

	3.	If Party B nominates a third party as consignee, Party A still regards Party B as the legal consignee, all activities of the third party has nothing to do with Party A.

4.

All products of “SACF” and “Tianren” purchased by Party B should be sold in the area regulated in this agreement. Any sales to other areas should get advance approval from Party A. If it is approved by Party A, the quantity sold in this area could be calculated into Party B’s subscribe. Without approval from Party A, it will be regarded as breaching the regulation and will be punished according to “Management Proposals on Disarranging NPK Products in the Market”

IV.	Quality and Packing

The product is comply with standard of GB/15063-2001, the packing is knitting bag outside with plastic bag inside, no leakage, net weight and net content is marked on the face of bag.

V.	Payment and Settlement
1.	The payment time is calculated as the day when Party B transfers the money to Party A’s account.
2.	Settlement term will be paying the money first and then delivery the products. Party B can use cash, bill of exchange, telegraphic transfer and within 4 months acceptance bill
(including 4 months) to make the settlement. Party A will not bear any responsibilities when any party under party A’ s name to ask for money from Party B.
3.	Party B enjoys the same price while using Acceptance Bill to buy products with cash, t/t and bill of exchange. The interest of Acceptance Bill should be borne by Party B and paid according to Party A’s regulation.
4.	Party A could regard the third party’s payment as per Party B’s instruction and add into
Party B’s subscribe quantity. This could be effective after presenting Party B and third party’s written form confirmation. Party A only make settlement with Party B, with no other third party.
5.	The favorable policies and interest policies of contracting month will follow “Notice of
North East China Sales Policies in 2006” issued by Party A in 2005 under title of Tongzi.

VI. Sales Discount
According to the accomplishment of this agreement, Party A will execute discount to Party B as per the following principles: 1. As per agreement, Party B accomplish 70% of the subscribe quantity, this part will be paid discount of 80 yuan/ton, more than 70% but less than 80%, this part will be paid discount 100 yuan/ton, the part surplus than 80% will be paid 160 yuan/ton.

2.	The above mentioned discount include the substation shortage delivery and stocking premise, the money will be paid by Party A while settle the agreement at the expiry date of this agreement.

3.

In order to encourage the enthusiasm of the grass-root dealers, agreed by Party A and Party B, once the grass-root dealer fulfilled its sales task, Party B will pay a discount no less than--- yuan/ton, the sales manager of Party A will supervise the carrying out of this payment. The sales price executed by the gross-root dealers should follow the coordinated “SACF” and “Tianren” retail price, it is no less than the settlement price between party A and Party B plus the stocking fees and the second and after station transportation.

VII. Usage of Covering Cloth
When the covering cloth owned by “SACF” and “Tianren” producing factory is used in railway delivery, it should be returned to Party A within ten days after the delivery reached Party B nominated station. The 11th till 50th days, Party B will be charged 20yuan/day for the usage fee, it will be deducted from payment of Party B. Dating from 51st day, it is regarded that Party B will buy the covering cloth and will charge the same purchase fee from Party B’s account. The covering cloth should be delivery to the following address: South Station of Qinhuangdao Consignee is Logistic department of Sino-Arab Chemical Fertilizers Co., Ltd.

VIII. Dispatch of Packing Bags
In the course of transportation or storage, packing bags damage may occurred, in this connection, Party B could ask for new packing bags from Party A, within the amount of 0.3%, Party B could get the bags free of charge, over the percentage, Party B will be charged 3 yuan/bag.

IX.

In case the product is suffered from wet and caking proved by the railway delivery record, Party A will be responsible for the change of the product with any charge and will pay for the returning freight.

X.

In accordance with demand of Party A, Party B will make every effort to support Party A to build up the sales net work in Party B’s marketing area. All business activities should be under the guidance and control of Party A.

XI. Party B should abide by this agreement strictly and sale the products in regulated areas, it is forbidden to make sales in other area. Once it is occurred, Party B will be warned to take back or buy back all the wrongly dispatched products and bear all the related expenses. If it occurred for the second time, the amount of wrongly dispatched products will be deducted from the subscribe amount, followed by calling off the agent qualification. For details please referred to the “Management Proposals on Disarranging NPK Products in the Market”

XII. Breaching
The pricing of “SACF” and “Tianren” products adopted by Party B should not be lower than the guiding price set forth by Party A. Once Party B adopts lower prices and disarrange the pricing in the market, Party B will be fined by reducing the discount.

XIII. Guarantee of the Products

Based on their assets the legal representative of Party B and its entrusted agent together will be the guarantor for carrying out the marketing of Party A’s products and payments of products. In the event that Party B failed to make the payment for the products and/or carrying out the related responsibilities regulated in this agreement,

the Guarantor of Party B will have the responsibility to pay the payment and carry out the responsibilities.

XIV. Party A and Party B will dully abide by all the articles of this agreement. In the event that any disputes occurred and which is not regulated in this agreement, both parties should try to negotiate friendly. If two parties failed to reach agreement, a lawsuit should be claimed at Party A’s local court.

XV. This agreement will enter into force starting from –Day—Month 2006 till –Day—Month 2006.

Party A: Hebei Tianren Agricultural Franchise Co., (HTAFC)
Legal Representative: Entrusted Agent:
Address: Ease Section of Jianshe Street Qinhuangdao Hebei Province
Location of signing of this agreement: Business Dept. of HTAFC

Party B:
Legal Representative:
Entrusted Agent:
Address:
Date of signing of this agreement: __(day)__(month) 2006

Schedule 8c

General NPK Marketing Agreement

With Whole Sellers Other Than North East China

contract No.: SACF/XS06 B

This agreement is made by and between Tianren Agricultural Franchise Co. (hereinafter referred to as Party A) and --------------------- (hereinafter referred to as Party B).

WHEREAS, Party A entrust Party B to sell Party A’s serial NPK products with brand name of “SACF” and “Tianren”.

THEREFORE, in consideration of the premises and the mutual benefits expressed herein, the parties agree as follows:

II.	Marketing Area and Subscribe Quantity:

	1.	Party A agrees Party B to be the sole marketing agent of “SACF” and “Tianren” NPK products in here listed areas, Party B guarantees to accomplish the subscribe quantity in certain period regulated in this agreement. Party A will take proper measures to protect Party B’s rights as the sole agent in this area.

Sole marketing Area (details)	he	he	he	sh	gu	gd	dd	dd	dd	dd	dd
Maximum Subscribe Qty (T)
Normal Subscribe Qty (T)
Characters of the Market
Sole marketing Area (details)											Total
Maximum Subscribe Qty (T)
Normal Subscribe Qty (T)
Characters of the Market

2.

Party A will interfere the dealing business of “SACF” and “Tianren” NPK products in case Party B fails to reach the settlement of half of the maximum subscribe quantity in consecutive 6 months till withdraw the qualification of Party B as the sole marketing agent of the area. Whereas, the total sales quantity of this area in the whole year doesn’t reach the maximum subscribe quantity of this area, Party A will in due withdraw the qualification of Party B in this area while signing the sales agreement of next year.

II. Pricing

3.	The settlement price Party A allows Party B will depend on the market situation and will be notified by Party A.

4.

The pricing term will be the net price before reaching the first national railway station nominated by Party B, which means party A will bear loading, transportation fees of railway station and insurance fees. Other railway transportation fees occurred after the first national railway station will be borne by Party B.

IV.	Consignment and Connection

	1.	The varieties of NPK products, quantity, destination station and consignee should be submitted to Party A in here attached form of “SACF” and “Tianren” NPK Consignment Direction. This form should be sent to Party A (fax document will also be effective)with seal of the unit. After it is confirmed by Party A, it will be considered as a part of this agreement and keep same effectiveness of the agreement. Party A will try to delivery the mentioned products within 30 days after confirmation.

2.

The delivery site will be the special railway of “SACF” and “Tianren” producing factory. While delivery, both representatives from Party A and B should present to supervise the loading at the station. If Party B couldn’t have representative to make site supervision, the delivery quantity will be calculated in line with the “Railway Delivery Record” of Party A. In the course of transportation, once wet, shortage and damage etc. occurred, Party B should contact railway management and public security department to supervise the unloading, if serious damage occurred, Party B should asks delivery record from railway department: a. Railway station insured and the department accept the compensation, Party B helped Party A to ask for claim at the destination and courier the railway delivery record (or fax record) with marking of the spices and description to Party A; Railway station insured but the department doesn’t accept the compensation, Party B courier the original delivery record with marking of the spices and description and consigning bill to Party A. b. In case it is the Insurance company insured, Party B assists Party A to ask the local insurance company to make site checking, and courier the original delivery record with marking of the spices and description, Consigning Bill and Insurance Bill to Party A.

	3.	If Party B nominates a third party as consignee, Party A still regards Party B as the legal consignee, all activities of the third party has nothing to do with Party A.

4.

All products of “SACF” and “Tianren” purchased by Party B should be sold in the area regulated in this agreement. Any sales to other areas should get advance approval from Party A. If it is approved by Party A, the quantity sold in this area could be calculated into Party B’s subscribe. Without approval from Party A, it will be regarded as breaching the regulation and will be punished according to “Management Proposals on Disarranging NPK Products in the Market”

IV.	Quality and Packing

The product is comply with standard of GB/15063-2001, the packing is knitting bag outside with plastic bag inside, no leakage, net weight and net content is marked on the face of bag.

V.		Payment and Settlement
	1.	The payment time is calculated as the day when Party B transfers the money to Party
A’s account.
	2.	Settlement term will be paying the money first and then delivery the products. Party B can use cash, bill of exchange, and telegraphic transfer and within 4 months acceptance bill (including 4 months) to make the settlement. Party A will not bear any responsibilities when any party under party A’ s name to ask for money from Party B.
	3.	Party B enjoys the same price while using Acceptance Bill to buy products with cash, t/t and bill of exchange. The interest of Acceptance Bill should be borne by Party B and paid according to Party A’s regulation.
	4.	Party A could regard the third party’s payment as per Party B’s instruction and add into
Party B’s subscribe quantity. This could be effective after presenting Party B and third party’s written form confirmation. Party A only make settlement with Party B, with no other third party.

VI. Sales Discount

According to the accomplishment of this agreement, Party A will execute discount to Party B as per the following principles:

4.

As per agreement, Party B accomplish 70% of the subscribe quantity, this part will be paid discount of ---yuan/ton, more than 70% but less than 80%, this part will be paid discount ---yuan/ton, the part surplus than 80% will be paid ---yuan/ton.

5.	The above mentioned discount include the substation shortage delivery and stocking premise, the money will be paid by Party A while settle the agreement at the expiry date of this agreement.

6.	In order to encourage the enthusiasm of the grass-root dealers, agreed by Party A and

Party B, once the grass-root dealer fulfilled its sales task, Party B will pay a discount no less than--- yuan/ton, the sales manager of Party A will supervise the carrying out of this payment. The sales price executed by the gross-root dealers should follow the coordinated “SACF” and “Tianren” retail price, it is no less than the settlement price between party A and Party B plus the stocking fees and the second and after station transportation.

VII.	Usage of Covering Cloth
When the covering cloth owned by “SACF” and “Tianren” producing factory is used in railway delivery, it should be returned to Party A within ten days after the delivery reached Party B nominated station. The 11th till 50th days, Party B will be charged 20yuan/day for the usage fee, it will be deducted from payment of Party B. Dating from 51st day, it is regarded that Party B will buy the covering cloth and will charge the same purchase fee from Party B’s account. The covering cloth should be delivery to the following address: South Station of Qinhuangdao Consignee is Logistic department of Sino-Arab Chemical Fertilizers Co., Ltd.
VIII.	Dispatch of Packing Bags
In the course of transportation or storage, packing bags damage may occurred, in this connection, Party B could ask for new packing bags from Party A, within the amount of 0.3%, Party B could get the bags free of charge, over the percentage, Party B will be charged 3 yuan/bag.

IX.

In case the product is suffered from wet and caking proved by the railway delivery record, Party A will be responsible for the change of the product with any charge and will pay for the returning freight.

X.

In accordance with demand of Party A, Party B will make every effort to support Party A to build up the sales net work in Party B’s marketing area. All business activities should be under the guidance and control of Party A.

XI.

Party B should abide by this agreement strictly and sale the products in regulated areas, it is forbidden to make sales in other area. Once it is occurred, Party B will be warned to take back or buy back all the wrongly dispatched products and bear all the related expenses. If it occurred for the second time, the amount of wrongly dispatched products will be deducted from the subscribe amount, followed by calling off the agent qualification. For details please referred to the “Management Proposals on Disarranging NPK Products in the Market”

XII.	Breaching
The pricing of “SACF” and “Tianren” products adopted by Party B should not be lower than the guiding price set forth by Party A. Once Party B adopts lower prices and disarrange the pricing in the market, Party B will be fined by reducing the discount.

XIII. Guarantee of the Products

Based on their assets the legal representative of Party B and its entrusted agent together will be the guarantor for carrying out the marketing of Party A’s products and payments of products. In the event that Party B failed to make the payment for the products and/or carrying out the related responsibilities regulated in this agreement,

the Guarantor of Party B will have the responsibility to pay the payment and carry out the responsibilities.

XIV.	Party A and Party B will dully abide by all the articles of this agreement. In the event that any disputes occurred and which is not regulated in this agreement, both parties should try to negotiate friendly. If two parties failed to reach agreement, a lawsuit should be claimed at Party A’s local court.
XV.	This agreement will enter into force starting from –Day—Month 2006 till –Day—Month 2006.

Party A: Hebei Tianren Agricultural Franchise Co., (HTAFC)
Legal Representative:
Entrusted Agent:
Address: Ease Section of Jianshe Street Qinhuangdao Hebei Province
Location of signing of this agreement: Business Dept. of HTAFC

Party B:
Legal Representative:
Entrusted Agent:
Address:
Date of signing of this agreement: __(day)__(month) 2006

- 10 7-

Schedule 8c

Storage Contract

Contract No.: SACF/XSCH050601

Party A: Sino-Arab Chemical Fertilizers Co., Ltd.
Party B: Hebei Tianren Agricultural Franchise Co. Ltd

It is agreed by both parties:

1. The Party A shall make a consignment to the determined place according to the sales form filled in by the Party B.

    The Party B shall be liable for delivery, shifting to storehouse, shipment and the Party B shall also be liable for the all expenses including discharging fee, shifting freight, ingoing storehouse fee, outgoing storehouse fee, shipment fee, delivery fee.

2. Storage fee shall be born by the Party A, included in the settlement price.

3. Tha Party B shall return the fabric boxcar cover sheets within 10 days when use the fabric boxcar cover sheets. The returning date shall be subject to the date on the fabric boxcar cover sheets.

The Party B shall be liable for repairing expense.

    The fabric boxcar cover sheets returning address: Qinhuangdao South Station. The consignee: Sino-Arab Chemical Fertilizers Co., Ltd. Storage Department.

4. The Party B shall check and accept the goods according to the goods’appearance, packing and mark. Goods tallied by both two parties. The Party B can discharge the goods singly subject getting the commission by the Party A and the delivery quantity according to the note issued by the train station.

5. The Party B shall inform the Party A on time when questioned to the goods’ inspecification, quantity, packing. Both two parties can make re-inspection and note the re-inspectionresults. All questiones shall be settled through friendly consultations.

6. In the storage term shall avoid perdition, loss, moisture, drench, damage and so on.

7. Liability and Breach of the contract:

7.1 The Party A’s Liability:

In the storage term, if the goods’ quality and packing fall short of the contract’s stipulation, the Party A shall liable for settlement.

7.2 The Party B’s Liability:

7.2.1The Party B must storage the goods according to the stipulations. If the goods founded perdition, loss, moisture, drench, damage, the Party B answer for the compensation to the Party A according to the stipulated price. (Due to the force majeure, shall be settled through negotiation). 7.2.2 The property of storage goods belong to the Party A. The Party B shall show this contract and make clear the goods’ property when appear disputes in the Party B and other obligees. The Party B must inform the Party A by written on time when the storage goods’ porpery appear dispute. The Party B must storage the goods appropriatly.

7.2.3 The Party B shall payment the goods within 15 days when sale the goods storaged by the Party B. Other sales matters according to the «“SACF” Series Products Bought Deal Agreement .

7.2.4 The Party B bear the distributing expense when the goods arrived at the stipulated station.

8. Settlements disputes:

Both two parties shoule settle the other matters non-stipulated in this contrract through fridenly consultations. All disputes settlements must obey the «Contract Law of the People's Republic of China .Each of the party has the right to litigate to the local court 9. Duration of the contract: from June 26, 2005 to Dec.31, 2005.

The Party A (seal):                                                 The Party B (seal):

Signature:                                                     Signature:

Schedule 8d

ADDENDUM TO THE AGREEMENT OF LOAN

In connection with and integrated to the agreement of Loan between YICHANG ZHILONG CO.,LTD. and YICHANG TIANLONG CO.,LTD. assuring by YICHANG ZHILONG JIANSHE CO.,LTD. on Oct.29,2005, three parties hereby agree to make an addendum subject to the terms and conditions as stipulated below:

1.	The Warrantor agree to pay the interest to the Lender on behalf of the Borrower. After the Borrower reimburse the loan, the guarantee of Warrantor will be out of effective automatically.

2.

In case the Borrower fail to reimburse the loan including the interest as well as the penalty to the Lender before Nov.29,2006. , the Warrantor shall take the responsibility of effecting the payment before Dec.30,2006. If not, a penalty of 1.1 times of payment should be borne by the Warrantor.

3.	This addendum is an integral part of the main agreement.

4.	This agreement is made out in three originals , each party holding one as evidence thereof after signing.

Schedule 8d

AGREEMENT OF LOAN

BORROWER: YICHANG ZHILONG CO.,LTD.
LENDER:YICHANG TIANLONG CO.,LTD.
WARRANTOR: YICHANG ZHILONG JIANSHE CO.,LTD.

This agreement is made out by and between the PARTIES above mentioned subject to the terms and conditions as stipulated below:

1. The Lender agree to provide a loan of 500,000.RMB to the Borrower in Aug.23rd ,2005. The period of loan shall commence on Aug. 23rd , 2005 and remain effective until Oct. 7th , 2005.

2.  The Interest: 5.31% per year, i.e. 0.443% per month
3.  The Borrower should reimburse the loan including the interest to the Lender on the expiry date. In case the Borrower fail to effect the payment in time , there will be a penalty of 0.2% per day of total amount of loan from Oct.8,2005.

4. The Warrantor agree to assure for the Borrower. In case the Borrower fail to reimburse the loan including the interest as well as the penalty to the Lender before Nov.7,2005. , the Warrantor shall take the responsibility of effecting the payment before Dec.1,2005. If not, the payment should be deducted from the share before Dec.16,2005 and all losses should be borne by the Warrantor 5. This agreement is made out in six originals , each party holding two as evidence thereof after signing.

The Borrower:
Signaturer:

Schedule 8d

AGREEMENT OF LOAN

BORROWER: YICHANG ZHILONG CO.,LTD.
LENDER:YICHANG TIANLONG CO.,LTD.?
WARRANTOR: YICHANG ZHILONG JIANSHE CO.,LTD.

This agreement is made out by and between the PARTIES above mentioned subject to the terms and conditions as stipulated below:

1.	The Lender agree to provide a loan of 7,000,000.RMB to the Borrower in Oct.29th,2005. The period of loan shall commence on Oct. 29th, 2005 and remain effective until Oct. 28th , 2006.

2.	The Interest: 5.31% per year, i.e. 0.443% per month

3.

The Borrower should reimburse the loan including the interest to the Lender on the expiry date. In case the Borrower fail to effect the payment in time , there will be a penalty of 0.2% per day of total amount of loan from Oct.29,2006.

4.	The Warrantor agree to assure for the Borrower. In case the Borrower fail to reimburse the loan including the interest as well as the penalty to the Lender before Nov.29,2006. , the Warrantor shall take the responsibility of effecting the payment before Dec.30,2006.

5.	This agreement is made out in six originals , each party holding two as evidence thereof after signing.

The Borrower:
Signaturer:

Schedule 8d

Phosphate Powder Contract

Contract No.: TL2006XS002

The SELLER: Yichang Tianlong Industry Co., Ltd.

The BUYER: Sino-Arab Chemical Fertilizers Co., Ltd. (SACF)

Place of Contract Signing: Qinhuangdao
Date of Contract Signing: 2006

The BUYER agrees to buy and the SELLER agrees to sell phosphate powder on the following terms and conditions:

1.	Commodity, Quantity, unit price:

NAME	UNIT	QUANTITY	UNIT PRICE	PAYMENT AMOUNT	NOTES
Phosphate powder	ton				Sea freight to Qinhuangdao New Port
Phosphate powder	ton				Freight train to Qinhuangdao East Railway Station

2.	Specifications:

Quality Standard:

P2O5: 30%; MgO < 1.5%; H2O < 1%;
Granularity: 60 meshes/inch, 100% passed, 100 meshes/inch, 90% passed;
R2O< =0.7%

3.	Delivery time, Quantity and Price:

Delivery shall be start from Jan.1, 2006;
Required delivery time, way of delivery, quantity and price (price to Qinhuangdao): To be negotiated and decided by both parties monthly according to BUYER’s production requirement and market. To be confirmed each month by BUYER’s fax.

4.	Transportation and Destination:
River plus sea freight to Qinhuangdao New Port; Freight train to Qinhuangdao East Railway Station.

5.	Losses Allowance and Its Calculation:
5.1 Quantity shall be deemed to the even indication of rail weighing scale of Qinhuangdao East Railway Station, if freight train is adopted; 0.3% extra quantity shall be supplied by SELLER as compensation.

5.2 Quantity shall be deemed to the even indication of electronic weighing scale of Qinhuangdao New Port, if river plus sea freight is adopted; 0.7% extra quantity shall be supplied by SELLER as compensation.
6.	Packing
Knitted PP bag without leakage on SELLER, net weight 50Kg±0.5Kg per bag.

7.	Quality Inspection:
The Quality of each batch of commodity shall be deemed to BUYER’s inspection By Quality
Control Department of BUYER at the destination as per clause 2. The SELLER has the right to re-
inspect by the third independent party qualified by the state for arbitration, BUYER shall be informed within two weeks after the said commodity arrived at destination in writing.

8.	Payment Terms
The BUYER’s payment shall be made within 15 days after the commodity arrived at destination.
Failure to do so, BUYER shall pay extra interest to SELLER in accordance to present interest rate of the bank (yearly interest rate 5.58%), once a month attaching to the normal payment in next month.
If the payment is in Accepted Bill of Draft, all expense and interest losses for receiving discount from bank shall be born by BUYER, bank discount document shall be kept and passed to BUYER.

9.	Liability
The SELLER shall be responsible for delivering proper quantity of booked commodity with proper quality to the destination station in time.

10.	Penalty :
If SELLER failed to fulfill its liability, BUYER may execute penalty procedure; rest shall follow the relevant regulations stipulated in <The Contract Law>.

11.	Settlements of Dispute:
All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, each party has the right to litigate to local
Peoples Court of contract signing place.

12.	Other Terms And Conditions:
12.1 Both parties shall negotiate the quantity and price of each batch of above said commodity every month. SELLER shall start delivering after received BUYER’s confirming fax.
12.2 If the commodity is unqualified:
a) BUYER shall have the right to refuse to accept, if P2O5 < 30% or MgO >1.7;
b)If P2O5 < 30%, BUYER can accept it at lower price, 20yuan/Mt shall be subtracted from the unit price for each 1% missing P2O5;
c) If P2O5 >30%, BUYER can accept it at higher price, 20yuan/Mt shall be added to the unit price for each 1% extra P2O;
d) If MgO > 1.5%, BUYER can accept it at lower price, 1yuan/Mt shall be subtracted from the unit price for each 0.1% extra MgO;
e) If granularity is bigger, BUYER can accept it at lower price, 0.1yuan/Mt shall be subtracted from the unit price for each 1% missing percentage;
f) If R2O > 0.7%, BUYER can accept it at lower price, both parties shall discuss the amount being subtracted from the unit price.

13.	This contract has two original copies with same legal power, each party holds one copy.
14.	Execution Period:
One year from the date of Jan.1, 2006

The SELLER:	The BUYER:

Yichang Tianlong Industry Co., Ltd. AUTHORIZED SIGNER: BANK; ACCOUNT NO.:	Sino-Arab Chemical Fertilizers Co., Ltd. (SACF) AUTHORIZED SIGNER: BANK; ACCOUNT NO.:

Schedule 8d

Phosphate Rock Contract

Contract No.: TL2006XS003

The SELLER: Yichang Tianlong Industry Co., Ltd.
The BUYER: Hebei Tianfeng Fertilizers Co., Ltd.

Place of Contract Signing: Yichang City, Hubei Province
Date of Contract Signing: Feb.22, 2006

The BUYER agrees to buy and the SELLER agrees to sell phosphate rock on the following terms and conditions:

1.	Quantity, Quality, Delivery, Unit price

1)	Quantity: 30 freight train wagon

2)	Quality Standard:

P2O5: 32%; MgO < 1.0%; H2O < 5%; Granule Size: < 200mm

3)	Delivery at Qianmotou Railway Station, Shenzhou, Hebei.

4)	Unit price: 570 Yuan/Mt (including road freight and train freight).

2.	Liability

1)	The SELLER shall be responsible for all the process before reach the destination station, Qianmotou Railway Station, Shenzhou.

2)	The BUYER shall be responsible for its payment on time.

3.	Delivery Quantity and Quality Inspection:

1)	The Delivery Quantity shall be deemed to the net weight indication of the rail weighing scale at the destination station.

2)

The Quality shall be deemed to BUYER’s inspection by sampling at the destination station. The SELLER has the right to re-inspect by the third independent party qualified by the state for arbitration within 30 days after has seen the BUYER’s inspection result. The arbitration shall be the final even result that both parties accepted.

4.	Payment Terms

The BUYER’s payment shall be made within 15 days after Quality and Quantity has been approved by inspection.

Payment Condition: Value-added tax invoice, Road freight invoice, Train freight invoice are all received.

5.	Quality Control:

If P2O5< =31.5% count the missing part, penalty to the SELLER: subtract 15yuan/Mt from the unit price for each 1% P2O5; If P2O5>32% count the over part, reward to the SELLER: add 15yuan/Mt to the unit price for each 1% P2O5.

6.	Settlements of Dispute:

All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, each party has the right to litigate to local Peoples Court of contract signing place.

7.	This contract has two original copies with same legal power, each party holds one copy; fax copy is as executable.

The SELLER:	The BUYER:

Yichang Tianlong Industry Co., Ltd.	Hebei Tianfeng Fertilizers Co., Ltd.

Feb.22, 2006

SCHEDULE (9)

“The EMPLOYEES”

Tentative list of key personnel to be transferred post merger to SPUR CHINA - Yichang City:

• Zhai Jidong  (Top management)
• Chen Shidong  (Marketing)
• Zhao Huitian  (Operation)
• Zhao Ruixiang  (Operation)
• Xiong Tianbing  (Finance)
• Zhang Xiayan  (Administration)
• Zhang Zhaoyu  (Transport & Logistics)

SCHEDULE (10)

“LIST OF APPROVALS” for TIANREN

- None -

Schedule(11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.
BALANCE SHEET
JAN.-MARCH 2006

ITEM	LINE NO. YEAR	AT BEG. OF PERIOD	AT END OF PERIOD	ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1	15,533,304.75	8,007,749.10	Short term loans	41	11,800,000.00	15,000,000.00
Short-term investments	2			Notes payable	42		10,000,000.00
Notes receivable	3			Accounts payable	43	21,125,771.38	33,905,615.95
Dividends receivable	4			Advance from customers	44
Interest expenses receivable	5			Accrued payroll	45
Accounts receivable	6	15,231,231.58	32,812,683.45	Welfare expenses payable	46	3,209,273.16	3,209,273.16
Other receivables	7	36,469.50	254,300.00	Dividends payable	47		2,500,000.00
Advances to suppliers	8	107,005.97	565,892.27	Taxes payable	48	1,353,983.13	805,062.20
Subsidies receivable	9			Other payables of duty	49
Inventories	10	19,014,222.96	19,101,940.54	Other payables	50	58,742.40	113,721.80
Including: materials and supplies	11	10,862,932.95	12,712,570.72	Accrued expenses	51	556,800.18	556,800.18
goods in stores	12	7,441,481.64	5,975,398.56	Contingent liabilities	52
Deferred and prepaid expenses	13	284,835.95		Long-term loans due within one year	53
Commission loan	14			Other current liabilities	54
Long-term creditor's right investments due with one year	15			TOTAL CURRENT LIABILITIES	55	38,104,570.25	66,090,473.29
Other current assets	16			Long-term loans	56
TOTAL CURRENT ASSETS	17	50,207,070.71	60,742,565.36	Debentures payable	57
Long-term stock right investments	18	4,000,000.00	4,000,000.00	Long-term payables	58
Long-term creditor's right investments	19			Special-purpose payables	59
*Difference after consolidation	20			Other long-term liabilities	60
TOTAL LONG-TERM INVESTMENTS	21	4,000,000.00	4,000,000.00	TOTAL LONG-TERM LIABILITIES	61
Fixed assets-cost	22	40,499,849.09	40,523,299.09	Deferral taxes-credit	62
Less:Accumulated depreciation	23	10,899,745.35	11,603,801.49	TOTAL LIABILITIES	63	38,104,570.25	66,090,473.29
Fixed assets-net value	24	29,600,103.74	28,919,497.60	*Minority stockholder`s equity	64
Less:Provision for loss of fixed assets	25			Paid in capital	65	20,000,000.00	20,000,000.00
Net amount of fixed asset	26	29,600,103.74	28,919,497.60	Including: Foreign investment	66	5,000,000.00	5,000,000.00
Construction materials	27			Less:Investment Returned	67
Construction in progress	28			Net paid in capital	68	20,000,000.00	20,000,000.00
Disposed of fixed assets	29			Capital surplus	69	4,719.76	4,719.76
	30			Earned surplus	70	3,618,107.30	3,618,107.30
TOTAL FIXED ASSETS	31	29,600,103.74	28,919,497.60	Including:Legal public welfare fund	71
INTANGIBLE ASSETS	32	301,744.40	291,043.40	*Unrecognized investment losses	72
Including: land use right	33			Undistributed profit	73	22,381,521.54	4,239,806.01
Long-term deferred and prepaid expenses	34			Foreign currency report translation difference	74
Including: capital repair for fixed assets	35			TOTAL OWNER'S EQUITY	75	46,004,348.60	27,862,633.07
Improvement expenses for fixed assets	36				76
Other long-term assets	37				77
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	38	301,744.40	291,043.40		78
Deferral taxes-debit	39				79
TOTAL ASSETS	40	84,108,918.85	93,953,106.36	TOTAL LIABILITIES AND OWNER'S EQUITY	80	84,108,918.85	93,953,106.36

Schedule(11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.
INCOME STATEMENT
Jan.-March, 2006

Prepared by: Qinhuangdao Tianding Chemical Industry Co.Ltd	Unit:RMB yuan

I T E M S		LINE NO.	March 31st ,06	Total	I T E M S	LINE NO.	March 31st ,06	Total
1.	Sales from major operations	1	16,186,687.26	58,797,120.69	Supplementary information one:
	Less:Cost of major operations	2	15,327,661.54	53,052,366.10	(1) Production value
	Sales tax	3			1.Total value of industrial output(calculate according to invariable price in 1990)	23
		4			2.Total value of industrial output (calculate according to current price )	24
2.	Income/loss from major operations	5	859,025.72	5,744,754.59	3.Industrial added value(calculate	25
					according to current price )
	Add:Income from other operations	6			(2) Pay amount	26	583,738.87	1,753,202.43
	Less:Operating expenses	7	11,271.60	357,407.63	(3) The number of employees at end of period (people)	27	390	390
	General and administrative expenses	8	301,317.56	742,565.38	Supplementary information two:
					1.Gain on sale and disposal of a department
	Financial expenses	9	93,179.04	206,763.54		28
					or an invested enterprise
		10			2.Losses arising from natural disasters	29
					3.Increase/decrease in income before tax
3.	perating profit/loss	11	453,257.52	4,438,018.04		30
					due to a change in accounting policy
					4.Increase/decrease in income before tax
	Add:Investments income/loss	12				31
					due to a change in accounting estimate
	Add:Tax refunding income	13			5.Losses arising from dept restructurings	32
	Add:Non-operating income	14	30,564.10	101,140.16	6.Others	33
	Others	15
	Less:Non-operating expenses	16
	Others	17
4.	Income/Loss before tax	18	483,821.62	4,539,158.20
	Less:Income tax	19		680,873.73
	Minority stockholder`s profit	20
	Add: Unrecognized investment losses	21
5.	Net income/loss	22	483,821.62	3,858,284.47

Schedule(11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.
BALANCE SHEET
As of 12 month 31 date ,2005

ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1	6,641,139.33	15,533,304.75	Short term loans	41	15,000,000.00	11,800,000.00
Short-term investments	2			Notes payable	42
Notes receivable	3			Accounts payable	43	3,935,890.19	21,125,771.38
Dividends receivable	4			Advance from customers	44	4,935,401.03
Interest expenses receivable	5			Accrued payroll	45
Accounts receivable	6	14,468,889.64	15,231,231.58	Welfare expenses payable	46	2,522,578.47	3,209,273.16
Other receivables	7	999,310.32	36,469.50	Dividends payable	47	19,000,000.00
Advances to suppliers	8	64,440.01	107,005.97	Taxes payable	48	847,265.07	1,353,983.13
Subsidies receivable	9			Other payables of duty	49
Inventories	10	16,211,843.38	19,014,222.96	Other payables	50	6,056,138.90	58,742.40
Including: materials and supplies	11	12,258,888.26	10,862,932.95	Accrued expenses	51		556,800.18
goods in stores	12	3,530,688.71	7,441,481.64	Contingent liabilities	52
Deferred and prepaid expenses	13	95,158.13	284,835.95	Long-term loans due within one year	53
Commission loan	14			Other current liabilities	54
Long-term creditor's right investments due with one year	15			TOTAL CURRENT LIABILITIES	55	52,297,273.66	38,104,570.25
Other current assets	16			Long-term loans	56
TOTAL CURRENT ASSETS	17	38,480,780.81	50,207,070.71	Debentures payable	57
Long-term stock right investments	18	4,000,000.00	4,000,000.00	Long-term payables	58
Long-term creditor's right investments	19			Special-purpose payables	59
*Difference after consolidation	20			Other long-term liabilities	60
TOTAL LONG-TERM INVESTMENTS	21	4,000,000.00	4,000,000.00	TOTAL LONG-TERM LIABILITIES	61
Fixed assets-cost	22	39,644,543.48	40,499,849.09	Deferral taxes-credit	62
Less:Accumulated depreciation	23	8,236,345.30	10,899,745.35	TOTAL LIABILITIES	63	52,297,273.66	38,104,570.25
Fixed assets-net value	24	31,408,198.18	29,600,103.74	*Minority stockholder`s equity	64
Less:Provision for loss of fixed assets	25			Paid in capital	65	20,000,000.00	20,000,000.00
Net amount of fixed asset	26	31,408,198.18	29,600,103.74	Including: Foreign investment	66	5,000,000.00	5,000,000.00
Construction materials	27			Less:Investment Returned	67
Construction in progress	28	1,938,463.03		Net paid in capital	68	20,000,000.00	20,000,000.00
Disposed of fixed assets	29			Capital surplus	69	4,719.76	4,719.76
	30			Earned surplus	70	3,160,310.84	3,618,107.30
TOTAL FIXED ASSETS	31	33,346,661.21	29,600,103.74	Including:Legal public welfare fund	71
INTANGIBLE ASSETS	32	271,052.00	301,744.40	*Unrecognized investment losses	72
Including: land use right	33			Undistributed profit	73	636,189.76	22,381,521.54
Long-term deferred and prepaid expenses	34			Foreign currency report translation difference	74
Including: capital repair for fixed assets	35			TOTAL OWNER'S EQUITY	75	23,801,220.36	46,004,348.60
Improvement expenses for fixed assets	36				76
Other long-term assets	37				77
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	38	271,052.00	301,744.40		78
Deferral taxes-debit	39				79
TOTAL ASSETS	40	76,098,494.02	84,108,918.85	TOTAL LIABILITIES AND OWNER'S EQUITY	80	76,098,494.02	84,108,918.85

Schedule(11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.
INCOME STATEMENT
Year:2005

Prepared by: Qinhuangdao Tianding Chemical Industry Co.Ltd	Unit:RMB yuan

I T E M S	LINE NO.	LAST YEAR CUMULATIVE	CURRENT YEAR CUMULATIVE	I T E M S	LINE NO.	LAST YEAR CUMULATIVE	CURRENT YEAR CUMULATIVE
1. Sales from major operations	1	179,406,910.18	215,385,083.38	Supplementary information one:
Less:Cost of major operations	2	162,443,770.69	188,498,286.55	(1) Production value
Sales tax	3	4,857.63	24,054.75	1. Total value of industrial output(calculate according to invariable price in 1990)	23
	4			2. Total value of industrial output (calculate according to current price )	24
2. Income/loss from major operations	5	16,958,281.86	26,862,742.08	3. Industrial added value(calculate according to current price )	25
Add:Income from other operations	6	6,437,187.33	3,460,775.76	(2) Pay amount	26	6,203,532.12	7,523,588.64
Less:Operating expenses	7	232,165.20	1,319,004.88	(3) The number of employees at end of period (people)	27	386	374
General and administrative expenses	8	1,939,369.45	3,432,951.04	Supplementary information two:
Financial expenses	9	693,905.18	1,060,505.54	1.Gain on sale and disposal of a department or an invested enterprise	28
	10			2.Losses arising from natural disasters	29
3. Operating profit/loss	11	20,530,029.36	24,511,056.38	3.Increase/decrease in income before tax due to a change in accounting policy	30
Add:Investments income/loss	12			4.Increase/decrease in income before tax due to a change in accounting estimate	31
Add:Tax refunding income	13			5.Losses arising from dept restructurings	32
Add:Non-operating income	14	488,224.79	236,819.40	6.Others	33
Others	15
Less:Non-operating expenses	16	150,000.00	181.73
Others	17
4. Income/Loss before tax	18	20,868,254.15	24,747,694.05
Less:Income tax	19	778,445.68	1,857,871.12
Minority stockholder`s profit	20
Add: Unrecognized investment losses	21
5. Net income/loss	22	20,089,808.47	22,889,822.93

Schedule(11a)

Cash Flows Statement
Year:2005

Prepared by: Qinhuangdao Tianding Chemical Industry Co.Ltd	Unit:RMB yuan

Items	LINE NO.	Amount	Items	LINE NO.	Amount	Supplementary Information	LINE NO.	Amount
1 .Cash Flows from Operating Activities	1		3.Cash Flows From financing Activities	23		Losses on scrapping of fixed assets	45
Cash received from sales of goods or rendering of services	2	223,848,234.16	Cash received from investments by others	24		Financial expense	46	1,060,505.54
Refunds of taxes	3		Cash received from borrowings	25	11,800,000.00	Investments losses((or deduct:gains)	47
Other cash received relating to operating activities	4	3,058,224.64	Other cash receipts relating to financing activies	26	36,803.34	Deferred tax credit(or deduct:debit)	48
Sub-total of cash inflows	5	226,906,458.80	Sub-total of cash inflows	27	11,836,803.34	Decrease in inventories(or deduct:increase)	49	-2,802,379.58
Cash paid for goods and services	6	174,986,687.43	Cash repayments of amounts borrowed	28	15,000,000.00	Decrease in operating receivables(or deduct:increase	50	157,932.92
			Cash payments for distribution of dividends or profits and for
Cash paid to and on behalf of employees	7	7,523,588.64	interest expense	29	20,094,090.00	Increase in in operating payables (or deduct:decrease	51	8,525,130.53
Payments of all types of taxes	8	4,591,694.41	Other cash payments relating to financing activies	30	3,218.88	Others	52
Other cash paid relating operating activities	9	6,876,410.36	Sub-total of cash outflows	31	35,097,308.88	Net cash flows from operating activities	53	32,928,077.96
Sub-total of cash outflows	10	193,978,380.84	Net cash flows from financing activities	32	-23,260,505.54	2.Investing and financing activities that do not invovle	54
Net cash flows from operating activities	11	32,928,077.96	4.Effect of changes in foreign exchange rate on cash	33		Conversion of debt into capital	55
2.Cash Flows From Investing Activities	12	——	5.Net Increase in Cash and Cash Equivalents	34	8,892,165.42	Convertible bonds to be expired within one year	56
Cash received from return of investments	13		Supplementary Information:	35		Fixed assets under finance lease	57
Cash received from return on investments	14		1. Reconciliation of net income to ash flows from operating activities:	36		Others	58
Net cash received from disposal of fixed
assets,intangible assets and other long-term assets	15		Net income	37	22,889,822.93	3.Net increase in cash and cash equivalents	59
Other cash received relating to investing activities	16		Add:Provision for impairment of assets	38	23,739.21	Cash at the end of the period	60	15,533,304.75
Sub-total of cash inflows	17		Depreciation of fixed assets	39	2,663,400.05	Less:Cash at the beginning of the period	61	6,641,139.33
Cash paid to acquire fixed assets,intangible assets and
other long-term assets	18	775,407.00	Amortisation of intangible assets	40	42,804.00	Plus:Cash equivalents at the beginning of the period	62
Cash paid to acquire investments	19		Amortization of long-term prepayments	41		Less:Cash equivalents at the beginning of the period	63
Other cash paid relating to investing activities	20		Decrease to prepaid expense (or deduct:increase)	42	-189,677.82	Net increase in cash and cash equivalents	64	8,892,165.42
Sub-total cash outflows	21	775,407.00	Increase in accrued expense (or deduct:decrease)	43	556,800.18		65
Net cash flows from investing activities	22	-775,407.00	Losses on disposal of fixed assets,intangible assets and other long-term assets(or deduct:decrease)	44			66

Schedule(11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.
BALANCE SHEET
As of 12 month 31 date ,2004

ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1	1,003,969.78	6,641,139.33	Short term loans	41	47,349,800.00	15,000,000.00
Short-term investments	2			Notes payable	42
Notes receivable	3			Accounts payable	43	26,172,633.95	3,935,890.19
Dividends receivable	4			Advance from customers	44		4,935,401.03
Interest expenses receivable	5			Accrued payroll	45
Accounts receivable	6	24,695,341.01	14,468,889.64	Welfare expenses payable	46	1,919,884.22	2,522,578.47
Other receivables	7	58,210,695.40	999,310.32	Dividends payable	47		19,000,000.00
Advances to suppliers	8	341,053.00	64,440.01	Taxes payable	48	79,553.09	847,265.07
Subsidies receivable	9			Other payables of duty	49
Inventories	10	23,420,941.55	16,211,843.38	Other payables	50	28,205,955.06	6,056,138.90
Including: materials and supplies	11	10,559,345.74	12,258,888.26	Accrued expenses	51
goods in stores	12	12,567,414.57	3,530,688.71	Contingent liabilities	52
Deferred and prepaid expenses	13	139,405.92	95,158.13	Long-term loans due within one year	53
Commission loan	14			Other current liabilities	54
Long-term creditor's right investments due with one year	15			TOTAL CURRENT LIABILITIES	55	103,727,826.32	52,297,273.66
Other current assets	16			Long-term loans	56
TOTAL CURRENT ASSETS	17	107,811,406.66	38,480,780.81	Debentures payable	57
Long-term stock right investments	18		4,000,000.00	Long-term payables	58
Long-term creditor's right investments	19			Special-purpose payables	59
*Difference after consolidation	20			Other long-term liabilities	60
TOTAL LONG-TERM INVESTMENTS	21		4,000,000.00	TOTAL LONG-TERM LIABILITIES	61
Fixed assets-cost	22	38,295,836.88	39,644,543.48	Deferral taxes-credit	62
Less:Accumulated depreciation	23	5,569,276.11	8,236,345.30	TOTAL LIABILITIES	63	103,727,826.32	52,297,273.66
Fixed assets-net value	24	32,726,560.77	31,408,198.18	*Minority stockholder`s equity	64
Less:Provision for loss of fixed assets	25			Paid in capital	65	20,000,000.00	20,000,000.00
Net amount of fixed asset	26	32,726,560.77	31,408,198.18	Including: Foreign investment	66	5,000,000.00	5,000,000.00
Construction materials	27			Less:Investment Returned	67
Construction in progress	28	1,190,109.03	1,938,463.03	Net paid in capital	68	20,000,000.00	20,000,000.00
Disposed of fixed assets	29			Capital surplus	69	4,719.76	4,719.76
	30			Earned surplus	70	2,758,514.68	3,160,310.84
TOTAL FIXED ASSETS	31	33,916,669.80	33,346,661.21	Including:Legal public welfare fund	71
INTANGIBLE ASSETS	32	313,856.00	271,052.00	*Unrecognized investment losses	72
Including: land use right	33			Undistributed profit	73	15,550,871.70	636,189.76
Long-term deferred and prepaid expenses	34			Foreign currency report translation difference	74
Including: capital repair for fixed assets	35			TOTAL OWNER'S EQUITY	75	38,314,106.14	23,801,220.36
Improvement expenses for fixed assets	36				76
Other long-term assets	37				77
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	38	313,856.00	271,052.00		78
Deferral taxes-debit	39				79
TOTAL ASSETS	40	142,041,932.46	76,098,494.02	TOTAL LIABILITIES AND OWNER'S EQUITY	80	142,041,932.46	76,098,494.02

Schedule(11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.

INCOME STATEMENT

Year:2004

ITEMS	LINE NO.	LAST YEAR CUMULATIVE	CURRENT YEAR CUMULATIVE	ITEMS	LINE NO.	LAST YEAR CUMULATIVE	CURRENT YEAR CUMULATIVE
1、Sales from major operations	1	124,368,345.69	179,406,910.18	Supplementary information one:			
Less:Cost of major operations	2	103,559,861.74	162,443,770.69	(一) Production value			
Sales tax	3		4,857.63	1、Total value of industrial output(calculate according to invariable price in 1990)	23	124,888,000.00	167,539,000.00
Others	4			2、Total value of industrial output (calculate according to current price)	24	123,548,000.00	175,187,000.00
2、Income/loss from major operations	5	20,808,483.95	16,958,281.86	3、Industrial added value(calculate according to current price)	25	25,706,000.00	21,430,000.00
Add:Income from other operations	6	159,157.59	6,437,187.33	(二) Pay amount	26	3,995,145.57	6,203,532.12
Less:Operating expenses	7	223,540.90	232,165.20	(三) The number of employees at end of period (people)	27	384	386
General and administrative expenses	8	2,490,787.99	1,939,369.45	Supplementary information two:			
Financial expenses	9	1,884,970.80	693,905.18	1、Gain on sale and disposal of a department or an invested enterprise	28		
	10			2、Losses arising from natural disasters	29		
3、Operating profit/loss	11	16,368,341.85	20,530,029.36	3、Increase/decrease in income before tax due to a change in accounting policy	30		
Add:Investments income/loss	12			4、Increase/decrease in income before tax due to a change in accounting estimate	31		
Add:Tax refunding income	13			5、Losses arising from dept restructurings	32		
Add:Non-operating income	14	3,000.00	488,224.79	6、Others	33		
Others	15						
Less:Non-operating expenses	16	2,003.21	150,000.00				
Others	17						
4、Income/Loss before tax	18	16,369,338.64	20,868,254.15				
Less:Income tax	19		778,445.68				
Minority stockholder's profit	20						
Add: Unrecognized investment losses	21						
5、Net income	22	16,369,338.64	20,089,808.47

Schedule (11a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.

Cash Flows Statement

Year:2004

Prepared by :Qinhuangdao Tianding Chemical Industry Co.Ltd

Unit:RMB yuan

Items	LINE NO.	Amount	Items	LINE NO.	Amount	Supplementary Information	LINE NO.	Amount
一.Cash Flows from Operating Activities	1		**三.Cash Flows From financing Activities**	23		Losses on scrapping of fixed assets	45	
Cash received from sales of goods or rendering of services	2	221,370,293.13	Cash received from investments by others	24		Financial expense	46	693,905.18
Refunds of taxes	3		Cash received from borrowings	25		Investments losses((or deduct:gains)	47	
Other cash received relating to operating activities	4	57,335,979.53	Other cash receipts relating to financing activies	26	124,884.48	Deferred tax credit(or deduct:debit)	48	
Sub-total of cash inflows	5	278,706,272.66	**Sub-total of cash inflows**	27	124,884.48	Decrease in inventories(or deduct:increase)	49	7,209,098.17
Cash paid for goods and services	6	187,989,265.00	Cash repayments of amounts borrowed	28	32,349,800.00	Decrease in operating receivables(or deduct:increase	50	67,714,449.44
Cash paid to and on behalf of employees	7	6,203,532.12	Cash payments for distribution of dividends or profits and for interest expense	29	15,809,775.00	Increase in in operating payables (or deduct:decrease	51	-38,683,446.91
Payments of all types of taxes	8	1,988,475.32	Other cash payments relating to financing activies	30	9,014.66	Others	52	
Other cash paid relating operating activities	9	22,807,064.89	**Sub-total of cash outflows**	31	48,168,589.66	Net cash flows from operating activities	53	59,777,935.33
Sub-total of cash outflows	10	218,988,337.33	**Net cash flows from financing activities**	32	-48,043,705.18	2. Investing and financing activities that do not invovle	54	
Net cash flows from operating activities	11	59,777,935.33	**四.Effect of changes in foreign exchange rate on cash**	33		Conversion of debt into capital	55	
二.Cash Flows From Investing Activities	12		**五.Net Increase in Cash and Cash Equivalents**	34	5,637,169.55	Convertible bonds to be expired within one year	56	
Cash received from return of investments	13		Supplementary Information:	35		Fixed assets under finance lease	57	
Cash received from return on investments	14		1、Reconciliation of net income to ash flows from operating activities	36		Others	58	
Net cash received from disposal of fixed assets,intangible assets and other long-term assets	15		Net income	37	20,089,808.47	3. Net increase in cash and cash equivalents	59	
Other cash received relating to investing activities	16		Add:Provision for impairment of assets	38		Cash at the end of the period	60	6,641,139.33
Sub-total of cash inflows	17		Depreciation of fixed assets	39	2,667,069.19	Less:Cash at the beginning of the period	61	1,003,969.78
Cash paid to acquire fixed assets,intangible assets and other long-term assets	18	2,097,060.60	Amortisation of intangible assets	40	42,804.00	Cash equivalents at the beginning of the period	62	
Cash paid to acquire investments	19	4,000,000.00	Amortization of long-term prepayments	41		Less:Cash equivalents at the beginning of the period	63	
Other cash paid relating to investing activities	20		Decrease to prepaid expense (or deduct:increase)	42	44,247.79	Net increase in cash and cash equivalents	64	5,637,169.55
Sub-total cash outflows	21	6,097,060.60	Increase in accrued expense (or deduct:decrease)	43			65	
Net cash flows from investing activities	22	-6,097,060.60	Losses on disposal of fixed assets,intangible assets and other long-t	44			66

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD.

BALANCE SHEET

JAN.-MARCH 2006

Unit:RMB yuan

ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1	10,238,756.48	13,294,680.90	Short term loans	45	15,000,000.00	7,000,000.00
Short-term investments	2	-	-	Notes payable	46	9,013,904.80	14,993,904.80
Notes receivable	3	-	-	Accounts payable	47	31,834,915.51	20,110,790.83
Dividends receivable	4	-	-	Advance from customers	48	3,630,152.06	1,697,515.88
Interest expenses receivable	5	-	-	Accrued payroll	49	-	-
Accounts receivable	6	6,103,105.00	17,371,036.31	Welfare expenses payable	50	326,711.39	335,841.14
Other receivables	7	574,412.35	843,490.05	Dividends payable	51	910,000.00	910,000.00
Advances to suppliers	8	1,547,228.60	1,122,626.10	Interest payable	52	4,161.89	6,726.55
Future bail	9			Taxes payable	53		
Subsidies receivable	10			Other payables of duty	54	91,611.66	90,180.79
Export rebates	11			Other payables	55		
Inventories	12	55,204,152.71	36,237,742.93	Accrued expenses	56	17,188,545.79	16,215,015.88
Including: materials and supplies	13	19,364,756.33	10,327,691.60	Contingent liabilities	57	563,215.75	248,575.00
goods in stores	14	17,451,301.98	18,247,019.73	Deferral income	58	-	-
Deferred and prepaid expenses	15			Long-term loans due within one year	59	-	-
Current asset gain or loss in suspense	16			Other current liabilities	60	-	-
Long-term creditor's right investments due with one year	17			TOTAL CURRENT LIABILITIES	61	68,547,216.85	61,592,550.87
Other current assets	18			Long-term loans	62	-	-
TOTAL CURRENT ASSETS	19	73,657,655.14	60,869,576.37	Debentures payable	63	-	-
LONG-TERM INVESTMENTS:	20	4,721,440.57	4,721,440.57	Long-term payables	64	-	-
Long-term stock right investments	21	4,721,441.57	4,721,440.57	Special-purpose payables	65	-	-
Long-term creditor's right investments	22			Other long-term liabilities	66	-	-
*Difference after consolidation	23			Including:special reserve	67		
TOTAL LONG-TERM INVESTMENTS	24	4,721,441.57	4,721,440.57	TOTAL LONG-TERM LIABILITIES	68		
Fixed assets-cost	25	18,164,138.34	18,176,418.34	Deferral taxes-credit	69		
Less:Accumulated depreciation	26	2,553,528.26	2,927,318.81	TOTAL LIABILITIES	70	68,547,216.85	61,592,550.87
Fixed assets-net value	27	15,610,610.08	15,249,099.53	*Minority stockholder's equity	71		
Less:Provision for loss of fixed assets	28			Paid in capital	72	25,000,000.00	25,000,000.00
Net amount of fixed asset	29	15,610,610.08	15,249,099.53	State capital	73		
Construction materials	30			Collectivily capital	74		
Construction in progress	31	710,896.18	863,169.38	Corporate captial	75		
Disposed of fixed assets	32			Including:State corporate captial	76		
Fixed asset gain or loss in suspense	33			Collectivity corporate captial	77		
TOTAL FIXED ASSETS	34	16,321,506.26	16,112,268.91	Individual captial	78		
INTANGIBLE ASSETS	35	2,400,000.00	2,325,000.00	Foreign captial	79		
Including: land use right	36			Capital surplus	80	4,810.00	4,810.00
Long-term deferred and prepaid expenses	37	504,817.89	462,749.73	Earned surplus	81	795,508.96	795,508.96
organization Expense	38	504,817.89	462,749.73	statutory accumulation fund	82	530,339.30	530,339.30
Improvement expenses for fixed assets	39			Statutory commonweal fund	83	265,169.66	265,169.66
Other long-term assets	40			Undistributed profit	84	3,257,884.05	3,257,884.05
Including: special reserve materials	41			Including:cash dividend	85		
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	42	2,904,817.89	925,499.46	*Foreign currency report translation difference	86		
Deferral taxes-debit	43			SUB-TOTAL OWNER'S EQUITY	87		
TOTAL ASSETS	44	97,605,419.86	23,823,358.37	Less:assets losses	88		
				TOTAL OWNER'S EQUITY	89	29,058,203.01	3,523,053.71
				TOTAL LIABILITIES AND OWNER'S EQUITY	90	97,605,419.86	4,810.00

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.,LTD.

Income Statement And Statement of Profit Distribution

Jan.-March, 2006

Prepared by :Xinjiang Tianren Chemical Industry Co.,Ltd Unit:RMB yuan

ITEMS	LINE NO.	March 31st, 06	Total
一、Sales from major operations	1	14,848,069.54	31,522,116.89
Including: revenue from export	2		
revenue from input	3		
Less: Cash discount and sales allowances	4		
二、Net sales from major operations	5	14,848,069.54	31,522,116.89
Less:(一)Cost of major operations	6	14238944.73	30,827,110.72
Including: cost on export	7		
(二) Taxes and surcharge paid for main operation	8		
(三) Management expenses	9		
(四)Others	10		
Add: (一)Deferred income	11		
(二)Revenue on purchasing and marketing agency	12		
(三) Others	13		
三、Income/loss from major operations	14		
Add:Income from other operations	15	43,578.03	74,755.04
Less:(一)Operating expenses	16	487,005.17	2,083,186.82
(二)General and administrative expenses	17	206,814.13	774,311.53
(三)Financial expenses	18	69,255.55	169,352.73
Including: interest expense	19		
interest proceeds	20	-110,372.01	-2,257,089.87
net losses on foreign exchange	21		
(四)Others	19		
四、Operating profit/loss	20		
Add:(一)Investments income/loss	21		
Add:(二)Futures income/loss	22		
Add:(三)Tax refunding income	23	1930249.06	4,097,956.57
Including:subside income before tax refunding	24		
Add:(四)Non-operating income	25		
Including: Net income on disposal of fixed assets	26		
Non-monetary Transactions	27		
Gain on sale of Intangible assets	28		
Penalty and surcharge levied on customers	29		
(五)Others	30		
Including: profit maked by content wage surplus before	31		
Less:(一)Non-operating expenses	32		585.00
Including: Net loss on disposal of fixed assets	33		
Gain on sale of Intangible assets	34		
Penalty and surcharge levied on suppliers	35		
Donation payments	36		
(二)Others	37		
Including: content wage lump surplus carryed forward	38		
五、Income/Loss before tax	39	1819877.05	1,840,281.70
Less:Income tax	40		
* Minority stockholder's profit	41		
Net income/loss	42	1819877.05	1,840,281.70

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD.
BALANCE SHEET
		As of 12 month 31 date ,2005					Unit:RMB yuan
ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1	6,892,540.59	10,228,756.48	Short term loans	45	10,000,000.00	15,000,000.00
Short-term investments	2			Notes payable	46	5,000,000.00	9,013,904.80
Notes receivable	3			Accounts payable	47	10,859,273.07	21,824,915.51
Dividends receivable	4			Advance from customers	48	25,368,209.52	3,630,152.06
Interest expenses receivable	5			Accrued payroll	49
Accounts receivable	6	1,868.40	6,103,105.00	Welfare expenses payable	50	153,096.68	326,711.39
Other receivables	7	286,228.44	574,412.35	Dividends payable	51		910,000.00
Advances to suppliers	8	10,666,721.36	1,547,228.60	Interest payable	52
Future bail	9			Taxes payable	53		4,161.89
Subsidies receivable	10			Other payables of duty	54		91,611.66
Export rebates	11			Other payables	55	1,237,111.33	17,182,543.79
Inventories	12	37,562,130.26	55,204,152.71	Accrued expenses	56		563215.75
Including: materials and supplies	13	19,792,917.43	19,364,756.33	Contingent liabilities	57
goods in stores	14	15,142,445.06	17,451,301.98	Deferral income	58
Deferred and prepaid expenses	15			Long-term loans due within one year	59
Current asset gain or loss in suspense	16			Other current liabilities	60
Long-term creditor's right investments due with one year	17			TOTAL CURRENT LIABILITIES	61	52,617,690.60	68,547,216.85
Other current assets	18			Long-term loans	62
TOTAL CURRENT ASSETS	19	55,409,489.05	73,657,655.14	Debentures payable	63
LONG-TERM INVESTMENTS:	20	4,080,000.00	4,721,440.57	Long-term payables	64
Long-term stock right investments	21	4,080,000.00	4,721,440.57	Special-purpose payables	65
Long-term creditor's right investments	22			Other long-term liabilities	66
*Difference after consolidation	23			Including:special reserve	67
TOTAL LONG-TERM INVESTMENTS	24	4,080,000.00	4,721,440.57	TOTAL LONG-TERM LIABILITIES	68
Fixed assets-cost	25	17,078,972.44	18,164,138.34	Deferral taxes-credit	69
Less:Accumulated depreciation	26	1,104,844.93	2,553,528.26	TOTAL LIABILITIES	70	52,617,690.60	68,547,216.85
Fixed assets-net value	27	15,974,127.51	15,610,610.08	*Minority stockholder`s equity	71
Less:Provision for loss of fixed assets	28			Paid in capital	72	25,000,000.00	25,000,000.00
Net amount of fixed asset	29	15,974,127.51	15,610,610.08	State capital	73
Construction materials	30			Collectivity capital	74
Construction in progress	31	352,304.81	710,896.18	Corporate captial	75	25,000,000.00	25,000,000.00
Disposed of fixed assets	32			Including:State corporate captial	76	25,000,000.00	25,000,000.00
Fixed asset gain or loss in suspense	33			Collectivity corporate captial	77
TOTAL FIXED ASSETS	34	16,326,432.32	16,321,506.26	Individual captial	78
INTANGIBLE ASSETS	35	2,700,000.00	2,400,000.00	Foreign captial	79
Including: land use right	36			Capital surplus	80		4,810.00
Long-term deferred and prepaid expenses	37	673,090.53	504,817.89	Earned surplus	81	235,698.20	795,508.96
Including: capital repair for fixed assets	38			Including:Legal public welfare fund	82	157,132.13	530,339.30
Improvement expenses for fixed assets	39	673,090.53	504,817.89	*Unrecognized investment losses	83
Other long-term assets	40			Undistributed profit	84	1,335,623.10	3,257,884.05
Including: special reserve materials	41			Including:cash dividend	85
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	42	3,373,090.53	2,904,817.89	*Foreign currency report translation difference	86
Deferral taxes-debit	43			SUB-TOTAL OWNER'S EQUITY	87	26,571,321.30	29,058,203.01
TOTAL ASSETS	44	79,189,011.90	97,605,419.86	Less:assets losses	88
				TOTAL OWNER'S EQUITY	89	26,571,321.30	29,058,203.01
				TOTAL LIABILITIES AND OWNER'S EQUITY	90	79,189,011.90	97,605,419.86

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.,LTD.

Income Statement And Statement of Profit Distribution

Year:2005

Prepared by :Xinjiang Tianren Chemical Industry Co.,Ltd   Unit:RMB yuan

I T E M S	LINE NO.	2004	2005
一、Sales from major operations	1	50150332.4	77,958,489.98
Including：revenue from export	2		
revenue from input	3		
Less：Cash discount and sales allowances	4		
二、Net sales from major operations	5	50150332.4	77,958,489.98
Less:(一)Cost of major operations	6	42861423.77	75,625,278.69
Including：cost on export	7		
(二) Taxes and surcharge paid for main operation	8		
(三) Management expenses	9		
(四)Others	10		
Add：(一)Deferred income	11		
(二)Revenue on purchasing and marketing agency	12		
(三) Others	13		
三、Income/loss from major operations	14	7,288,908.63	2,333,211.29
Add:Income from other operations	15	98,894.25	209,304.88
Less:(一)Operating expenses	16	3,135,978.31	5,438,779.83
(二)General and administrative expenses	17	2,163,700.93	2,730,600.72
(三)Financial expenses	18	537,509.68	1,395,256.52
Including：interest expense	19	603,063.25	1,452,277.42
interest proceeds	20	-70,905.39	-71,477.56
net losses on foreign exchange	21		
(四)Others	19		
四、Operating profit/loss	20	1,550,613.96	-7,022,120.90
Add:(一)Investments income/loss	21		641,440.57
Add:(二)Futures income/loss	22		
Add:(三)Tax refunding income	23		10,135,874.96
Including:subside income before tax refunding	24		
Add:(四)Non-operating income	25	23,738.31	10,100.00
Including：Net income on disposal of fixed assets	26		
Non-monetary Transactions	27		
Gain on sale of Intangible assets	28		
Penalty and surcharge levied on customers	29		
(五)Others	30		
Including：profit maked by content wage surplus before	31		
Less:(一)Non-operating expenses	32	3030.97	18,853.67
Including：Net loss on disposal of fixed assets	33		
Gain on sale of Intangible assets	34		
Penalty and surcharge levied on suppliers	35		
Donation payments	36		
(二)Others	37		
Including：content wage lump surplus carryed forward	38		
五、Income/Loss before tax	39	1571321.3	3,746,440.96
Less:Income tax	40		
* Minority stockholder`s profit	41		
Add: Unrecognized investment losses	42

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.,LTD.

Cash Flows Statement

Year:2005

Prepared by :Xinjiang Tianren Chemical Industry Co.Ltd Unit:RMB yuan

Items	LINE NO.	Amount
一.Cash Flows from Operating Activities	1	
Cash received from sales of goods or rendering of services	2	49,831,012.01
Refunds of taxes	3	
Other cash received relating to operating activities	4	38, 692, 205. 45
Sub-total of cash inflows	5	**88, 523, 217. 46**
Cash paid for goods and services	6	69, 172, 312. 32
Cash paid to and on behalf of employees	7	1, 594, 008. 53
Payments of all types of taxes	8	17, 333. 80
Other cash paid relating operating activities	9	17, 412, 429. 97
Sub-total of cash outflows	10	**88, 196, 084. 62**
Net cash flows from operating activities	11	**327, 132. 84**
二.Cash Flows From Investing Activities	12	
Cash received from return of investments	13	
Includind: cash received on saling subsidiary company	14	
Cash received from return on investments	15	
Net cash received from disposal of fixed assets,intangible assets and other long-term assets	16	
Other cash received relating to investing activities	17	
Sub-total of cash inflows	18	
Cash paid to acquire fixed assets,intangible assets and other long-term assets	19	1,453,407.27
Cash paid to acquire investments	20	
Includind: cash paid to buy subsidiary company	21	
Other cash paid relating to investing activities	22	
Sub-total cash outflows	23	**1, 453, 407. 27**
Net cash flows from investing activities	24	**-1, 453, 407. 27**
三.Cash Flows From financing Activities	25	
Proceeds from issuing shares	26	
Proceeds from borrowings	27	7, 000, 000. 00
Other proceeds relating to financing activies	28	
Sub-total of cash inflows	29	**7, 000, 000. 00**
Cash repayments of amounts borrowed	30	2, 000, 000. 00
Cash payments for distribution of dividends or profits or payments of interest expenses	31	537, 509. 68
Other cash payments relating to financing activies	32	
Sub-total of cash outflows	33	**2, 537, 509. 68**
Net cash flows from financing activities	34	4, 462, 490. 32
四.Effect of Foreign Exchange Rate Changes on cash	35	
五.Net Increase in Cash and Cash Equivalents	36	**3, 336, 215. 89**

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.LTD.

BALANCE SHEET

As of 12 month 31 date ,2004

Unit:RMB yuan

ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1	9,171,156.22	6,892,540.59	Short term loans	45		10,000,000.00
Short-term investments	2			Notes payable	46		5,000,000.00
Notes receivable	3			Accounts payable	47		10,859,273.07
Dividends receivable	4			Advance from customers	48		25,368,209.52
Interest expenses receivable	5			Accrued payroll	49		
Accounts receivable	6		1,868.40	Welfare expenses payable	50	29,782.87	153,096.68
Other receivables	7	45,098.21	286,228.44	Dividends payable	51		
Advances to suppliers	8		10,666,721.38	Interest payable	52		
Future bail	9			Taxes payable	53		
Subsidies receivable	10			Other payables of duty	54		
Export rebates	11			Other payables	55	753,306.65	1,237,111.33
Inventories	12	60,997.00	37,562,130.26	Accrued expenses	56		
Including: materials and supplies	13			Contingent liabilities	57		
goods in stores	14			Deferral income	58		
Deferred and prepaid expenses	15	3,134.00		Long-term loans due within one year	59		
Current asset gain or loss in suspense	16			Other current liabilities	60		
Long-term creditor's right investments due with one year	17			TOTAL CURRENT LIABILITIES	61	783,089.52	52,617,690.60
Other current assets	18			Long-term loans	62		
TOTAL CURRENT ASSETS	19	9,280,385.43	55,409,489.05	Debentures payable	63		
LONG-TERM INVESTMENTS:	20		4,080,000.00	Long-term payables	64		
Long-term stock right investments	21			Special-purpose payables	65		
Long-term creditor's right investments	22			Other long-term liabilities	66		
*Difference after consolidation	23			Including:special reserve	67		
TOTAL LONG-TERM INVESTMENTS	24		4,080,000.00	TOTAL LONG-TERM LIABILITIES	68		
Fixed assets-cost	25	1,141,006.12	17,078,972.44	Deferral taxes-credit	69		
Less:Accumulated depreciation	26	29,855.16	1,104,844.93	TOTAL LIABILITIES	70		
Fixed assets-net value	27	1,111,150.96	15,974,127.51	*Minority stockholder's equity	71		
Less:Provision for loss of fixed assets	28			Paid in capital	72	25,000,000.00	25,000,000.00
Net amount of fixed asset	29	1,111,150.96	15,974,127.51	State capital	73		
Construction materials	30	382,593.10		Collectivity capital	74		
Construction in progress	31	11,443,075.46	352,304.81	Corporate captial	75	18,200,000.00	18,200,000.00
Disposed of fixed assets	32			Including State corporate captial	76		
Fixed asset gain or loss in suspense	33			Collectivity corporate capital	77		
TOTAL FIXED ASSETS	34	12,936,819.52	16,326,432.32	Individual captial	78	6,800,000.00	6,800,000.00
INTANGIBLE ASSETS	35	3,000,000.00	2,700,000.00	Foreign captial	79		
Including: land use right	36			Capital surplus	80		
Long-term deferred and prepaid expenses	37	565,884.57	673,090.53	Earned surplus	81		235,698.20
Including: capital repair for fixed assets	38			Including:Legal public welfare fund	82		
improvement expenses for fixed assets	39	565,884.57	673,090.53	*Unrecognized investment losses	83		
Other long-term assets	40			Undistributed profit	84		1,335,623.10
Including: special reserve materials	41			Including:cash dividend	85		
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	42	3,565,884.57	3,373,090.53	*Foreign currency report translation difference	86		
Deferral taxes-debit	43			SUB-TOTAL OWNER'S EQUITY	87	25,000,000.00	26,571,321.30
TOTAL ASSETS	44	25,783,089.52	79,189,011.90	Less assets losses	88		
				TOTAL OWNER'S EQUITY	89	25,000,000.00	26,571,321.30
				TOTAL LIABILITIES AND OWNER'S EQUITY	90	25,783,089.52	79,189,011.90

Schedule(11b)

XINJIANG TIANREN CHEMICAL INDUSTRY CO.,LTD.

Cash Flows Statement

Year:2004

Prepared by :Xinjiang Tianren Chemical Industry Co.Ltd Unit:RMB yuan

Items	LINE NO	Amount
一.Cash Flows from Operating Activities	1	
Cash received from sales of goods or rendering of services	2	75,516,673.52
Refunds of taxes	3	
Other cash received relating to operating activities	4	122, 632. 56
Sub-total of cash inflows	5	**75, 639, 306. 08**
Cash paid for goods and services	6	78, 977, 124. 06
Cash paid to and on behalf of employees	7	1, 594, 008. 53
Payments of all types of taxes	8	25. 00
Other cash paid relating operating activities	9	3, 687, 119. 15
Sub-total of cash outflows	10	**84, 258, 276. 74**
Net cash flows from operating activities	11	**-8, 618, 970. 66**
二.Cash Flows From Investing Activities	12	
Cash received from return of investments	13	
Includind: cash received on saling subsidiary company	14	
Cash received from return on investments	15	
Net cash received from disposal of fixed assets,intangible assets and other long-term assets	16	
Other cash received relating to investing activities	17	
Sub-total of cash inflows	18	
Cash paid to acquire fixed assets,intangible assets and other long-term assets	19	4,042,135.29
Cash paid to acquire investments	20	4, 080, 000. 00
Includind: cash paid to buy subsidiary company	21	
Other cash paid relating to investing activities	22	
Sub-total cash outflows	23	**8, 122, 135. 29**
Net cash flows from investing activities	24	**-8, 122, 135. 29**
三.Cash Flows From financing Activities	25	
Proceeds from issuing shares	26	
Proceeds from borrowings	27	10, 000, 000. 00
Other proceeds relating to financing activies	28	5, 000, 000. 00
Sub-total of cash inflows	29	**15, 000, 000. 00**
Cash repayments of amounts borrowed	30	
Cash payments for distribution of dividends or profits or payments of interest expenses	31	537, 509. 68
Other cash payments relating to financing activies	32	
Sub-total of cash outflows	33	**537, 509. 68**
Net cash flows from financing activities	34	**14, 462, 490. 32**
四.Effect of Foreign Exchange Rate Changes on cash	35	
五.Net Increase in Cash and Cash Equivalents	36	**-2, 278, 615. 63**

Schedule(11c)

Unit:RMB yuan

ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
CURRENT ASSETS:				CURRENT LIABILITIES:			
Cash	1	12,571,915.59	4,744,745.20	Short term loans	38		
Short-term investments	2			Notes payable	39		
Notes receivable	3			Accounts payable	40	431,462,341.08	789,663,475.17
Dividends receivable	4			Advance from customers	41	327,826,652.46	187,066,713.37
Interest expenses receivable	5			Accrued payroll	42	5,304,475.46	5,304,475.46
Accounts receivable	6	45,914,773.07	100,462,266.90	Welfare expenses payable	43	556,508.63	562,626.02
Other receivables	7	26,281,552.19	3,161,255.59	Dividends payable	44		
Advances to suppliers	8	28,398,860.87	10,351,256.77	Taxes payable	45	661,573.64	92,424.41
Subsidies receivable	9			Other payables of duty	46	49.23	
Inventories	10	690,587,627.94	886,951,889.03	Other payables	47	8,480,941.14	15,661,619.92
goods in stores	11	690,587,627.94	886,951,889.03	Accrued expenses	48		
Deferred and prepaid expenses	12			Deferral income	49		
Long-term creditor's right investments due with one year	13			Long-term loans due within one year	50		
Other current assets	14			Other current liabilities	51		
TOTAL CURRENT ASSETS	15	803,754,729.66	1,013,671,413.49	TOTAL CURRENT LIABILITIES	52	774,192,541.64	998,251,334.35
LONG-TERM INVESTMENTS:				LONG-TERM LIABILITIES:			
Long-term stock right investments	16	400,000.00	400,000.00	Long-term loans	53		
Long-term creditor's right investments	17			Debentures payable	54		
*Difference after consolidation	18			Long-term payables	55		
TOTAL LONG-TERM INVESTMENTS	19	400,000.00	400,000.00	Special-purpose payables	56		
FIXED ASSETS:				Other long-term liabilities	57		
Fixed assets-cost	20	607,804.00	11,012,420.00	TOTAL LONG-TERM LIABILITIES	58		
Less:Accumulated depreciation	21	29,307.72	221,398.78	DEFERRAL TAXES:			
Fixed assets-net value	22	578,496.28	10,791,021.22	Deferral taxes-credit	59		
Less:Provision for loss of fixed assets	23			TOTAL LIABILITIES	60	774,192,541.64	998,251,334.35
Net amount of fixed asset	24	578,496.28	10,791,021.22				
Construction materials	25			*Minority stockholder's equity	61		
Construction in progress	26						
Disposed of fixed assets	27			OWNERS' EQUITY:			
TOTAL FIXED ASSETS	28	578,496.28	10,791,021.22	Paid in capital	62	20,000,000.00	20,000,000.00
INTANGIBLE ASSETS AND OTHER ASSETS:				Including: Hebei Tianren's investment		16,000,000.00	16,000,000.00
INTANGIBLE ASSETS	29			Qinhuangdao Tianding's investment		4,000,000.00	4,000,000.00
Including: land use right	30			Less:Investment Returned	63		
Long-term deferred and prepaid expenses	31			Net paid in capital	64		
Including: capital repair for fixed assets	32			Capital surplus	65	9.81	9.81
Improvement expenses for fixed assets	33			Earned surplus	66	1,581,101.17	1,581,101.17
Other long-term assets	34			Including:Legal public welfare fund	67		
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	35			*Unrecognized investment losses	68		
				Undistributed profit	69	8,959,573.32	5,029,989.38
DEFERRAL TAXES:				Foreign currency report translation difference	70		
Deferral taxes-debit	36			TOTAL OWNER'S EQUITY	71	30,540,684.30	26,611,100.36
TOTAL ASSETS	37	804,733,225.94	1,024,862,434.71	TOTAL LIABILITIES AND OWNER'S EQUITY	72	804,733,225.94	1,024,862,434.71

Schedule(11c)
HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.
INCOME STATEMENT
Jan.-March,2006
Prepared by: Qinhuangdao Tianding Chemical Industry Co.Ltd			Unit:RMB yuan
I T E M S	LINE NO.	March 31st,06	Total
1.Sales from major operations	1	281,483,942.51	376,989,063.46
Less:Cost of major operations	2	276,380,250.78	370,166,452.69
Sales tax	3
	4
2.Income/loss from major operations	5	5,103,691.73	6,822,610.77
Add:Income from other operations	6
Less:Operating expenses	7	7,864,339.27	10,772,892.13
Financial expenses	8	-21,137.37	-20,697.42
	9
3.Operating profit/loss	10	-2,739,510.17	-3,929,583.94
Add:Investments income/loss	11
Add:Tax refunding income	12
Add:Non-operating income	13
Others	14
Less:Non-operating expenses	15
Others	16
4.Income/Loss before tax	17	-2,739,510.17	-3,929,583.94
Less:Income tax	18
Minority stockholder`s profit	19
Add: Unrecognized investment losses	20
5.Net income/loss	21	-2,739,510.17	-3,929,583.94

Schedule (11c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.
BALANCE SHEET

As of 12 month 31 date ,2005

Unit:RMB yuan

ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
CURRENT ASSETS:				CURRENT LIABILITIES:			
Cash	1	11,195,061.45	12,571,915.59	Short term loans	58		
Short-term investments	2			Notes payable	59		
Notes receivable	3			Accounts payable	40	201,571,586.73	431,462,341.08
Dividends receivable	4			Advance from customers	41	286,980,953.20	327,826,652.46
Interest expenses receivable	5			Accrued payroll	42		5,204,475.46
Accounts receivable	6	31,195,655.20	45,914,773.07	Welfare expenses payable	43	78,225.23	556,508.63
Other receivables	7	416,194.24	26,281,552.19	Dividends payable	44		
Advances to suppliers	8	57,358,162.00	28,398,860.87	Taxes payable	45	614,297.34	661,573.64
Subsidies receivable	9			Other payables of duty	46		49.23
Inventories	10	417,415,668.99	690,587,627.94	Other payables	47	7,652,354.25	8,480,941.14
goods in stores	11	417,415,668.99	690,587,627.94	Accrued expenses	48		
Deferred and prepaid expenses	12			Deferral income	49		
Long-term creditor's right investments due with one year	13			Long-term loans due within one year	50		
Other current assets	14			Other current liabilities	51		
TOTAL CURRENT ASSETS	15	517,580,741.88	803,754,729.66	TOTAL CURRENT LIABILITIES	52	496,897,416.75	774,192,541.64
LONG-TERM INVESTMENTS:				LONG-TERM LIABILITIES:			
Long-term stock right investments	16		400,000.00	Long-term loans	53		
Long-term creditor's right investments	17			Debentures payable	54		
*Difference after consolidation	18			Long-term payables	55		
TOTAL LONG-TERM INVESTMENTS	19		400,000.00	Special-purpose payables	56		
FIXED ASSETS:				Other long-term liabilities	57		
Fixed assets-cost	20	15,654.00	607,804.00	TOTAL LONG-TERM LIABILITIES	58		
Less:Accumulated depreciation	21		29,307.72	DEFERRAL TAXES:			
Fixed assets-net value	22	15,654.00	578,496.28	Deferral taxes-credit	59		
Less:Provision for loss of fixed assets	23			TOTAL LIABILITIES	60	496,897,416.75	774,192,541.64
Net amount of fixed asset	24	15,654.00	578,496.28				
Construction materials	25			*Minority stockholder's equity	61		
Construction in progress	26						
Disposed of fixed assets	27			OWNERS' EQUITY:			
TOTAL FIXED ASSETS	28	15,654.00	578,496.28	Paid in capital	62	20,000,000.00	20,000,000.00
INTANGIBLE ASSETS AND OTHER ASSETS:				Including: Hebei Tianren's investment		16,000,000.00	16,000,000.00
INTANGIBLE ASSETS	29			Qinhuangdao Tianding's investment		4,000,000.00	4,000,000.00
Including: land use right	30			Less:Investment Returned	63		
Long-term deferred and prepaid expenses	31			Net paid in capital	64		
Including: capital repair for fixed assets	32			Capital surplus	65		9.81
Improvement expenses for fixed assets	33			Earned surplus	66	104,846.86	1,581,101.17
Other long-term assets	34			Including:Legal public welfare fund	67		
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	35			*Unrecognized investment losses	68		
				Undistributed profit	69	594,132.27	8,959,573.32
DEFERRAL TAXES:				Foreign currency report translation difference	70		
Deferral taxes-debit	36			TOTAL OWNER'S EQUITY	71	20,698,979.13	30,540,684.30
TOTAL ASSETS	37	517,596,395.88	804,733,225.94	TOTAL LIABILITIES AND OWNER'S EQUITY	72	517,596,395.88	804,733,225.94

Schedule(11c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.

Income Statement And Statement of Profit Distribution

Year:2005

Prepared by :Hebei Tianren Agricultural Franchise Chain Co.Ltd

Unit:RMB yuan

I T E M S	LINE NO.	CURRENT YEAR CUMULATIVE	I T E M S	LINE NO.	CURRENT YEAR CUMULATIVE
一、Sales from major operations	1	2,167,716,860.66	Including：Net loss on disposal of fixed assets	33	
Including：revenue from export	2		Losses arising from debt restructurings	34	
revenue from input	3		Penalty and surcharge levied on suppliers	35	30,000.00
Less：Cash discount and sales allowances	4		Donation payments	36	
二、Net sales from major operations	5	2,167,716,860.66	(二)Others	37	
Less:(一)Cost of major operations	6	2,080,557,941.34	Including：content wage lump surplus carryed forward	38	
Including：cost on export	7		五、Income/Loss before tax	39	9,841,695.36
(二) Taxes and surcharge paid for main operation	8	719.23	Less:Income tax	40	
(三)Management expenses	9		* Minority stockholder's profit	41	
(四)Others	10		Add: Unrecognized investment losses	42	
Add：(一)Deferred income	11		六、Net income/loss	43	9,841,695.36
(二)Revenue on purchasing and marketing agency	12		Add:(一)Undistributed profit at the beginning of the year	44	594,132.27
(三) Others	13		(二)Surplus making up a deficit	45	
三、Income/loss from major operations	14	87,158,200.09	(三)Other adjusting ingredients	46	
Add:Income from other operations	15		七、Profit to be distributed	47	10,435,827.63
Less:(一)Operating expenses	16	77,559,673.75	Less：(一) Appropriation of statutory surplus reserve	48	984,169.54
(二)General and administrative expenses	17		(二)Appropriation of statutory public welfare fund	49	492,084.77
(三)Financial expenses	18	-109,707.47	(三)Appropriation of employee welfare and bonus fund	50	
(四)Others	19		(四)Appropriation of reserve fund	51	
四、Operating profit/loss	20	9,708,233.81	(五)Appropriation of enterprise expansion fund	52	
Add:(一)Investments income/loss	21		(六)Profit capitalized on return of investment	53	
Add:(二)Futures income/loss	22		(七)Supplementary current capital	54	
Add:(三)Tax refunding income	23		(八)Single profit being locked in	55	
Including:subside income before tax refunding	24		(九)Others	56	
Add:(四)Non-operating income	25	163,461.55	八、Profit to be distributed to investors	57	8,959,573.32
Including：Net income on disposal of fixed assets	26		Less：(一)Dividend payable preferred stock	58	
Non-monetary Transactions	27		(二)Appropriation of discretionary surplus reserve	59	
Gain on sale of Intangible assets	28		(三)Dividend payable on common stock	60	
Penalty and surcharge levied on customers	29		(四)Common stock dividend converted into capital (stock)	61	
(五)Others	30		(五)Others	62	
Including：profit maked by content wage surplus before	31		九、Undistributed profit	63	8,959,573.32
Less:(一)Non-operating expenses	32	30,000.00	Including：Losses should be recuperated by profit before tax next several years	64

Schedule(11c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.

Cash Flows Statement

Year:2005

Prepared by :Hebei Tianren Agricultural Franchise Chain Co,.Ltd Unit:RMB yuan

Items	LINE NO.	Amount	Supplementary Information	LINE NO.	Amount
一.Cash Flows from Operating Activities	1		1、Reconciliation of net income to ash flows from operating activities:	41	
Cash received from sales of goods or rendering of services	2	2,449,270,446.54	Net income	42	9, 841, 696. 56
Refunds of taxes	3		Add:Provision for impairment of assets	43	
Other cash received relating to operating activities	4	5, 444, 447. 26	Depreciation of fixed assets	44	29, 307. 72
	5		Amortisation of intangible assets	45	
Sub-total of cash inflows	6	2, 452, 714, 893. 79	Amortization of long-term prepayments	46	
Cash paid for goods and services	7	2, 569, 082, 089. 07	Decrease to prepaid expense (or deduct:increase)	47	
Cash paid to and on behalf of employees	8	-5, 562, 736. 26	Increase in accrued expense (or deduct:decrease)	48	
Payments of all types of taxes	9		Losses on disposal of fixed assets,intangible assets and other long-term	49	
Other cash paid relating operating activities	10	86, 826, 826. 84	Losses on scrapping of fixed assets	50	
	11		Financial expense	51	-109, 707. 47
Sub-total of cash outflows	12	2, 450, 346, 889. 66	Investments losses((or deduct:gains)	52	
Net cash flows from operating activities	13	2, 569, 004. 14	Deferred tax credit(or deduct:debit)	53	661, 673. 64
二.Cash Flows From Investing Activities	14		Decrease in inventories(or deduct:increase)	54	-275, 171, 968. 96
Cash received from return of investments	15		Decrease in operating receivables(or deduct:increase)	55	-290, 652. 62
Cash received from return on investments	16		Increase in in operating payables (or deduct:decrease)	56	266, 408, 726. 46
other long-term assets	17		Others	57	
Other cash received relating to investing activities	18		Net cash flows from operating activities	58	2, 369, 004. 14
	19		2、Investing and financing activities that do not invovle cash receipts and	59	
Sub-total of cash inflows	20		Conversion of debt into capital	60	
assets	21	592,150.00	Convertible bonds to be expired within one year	61	
Cash paid to acquire investments	22	400, 000. 00	Fixed assets under finance lease	62	
Other cash paid relating to investing activities	23		Others	63	
	24		3、Net increase in cash and cash equivalents	64	
Sub-total cash outflows	25	992, 150. 00	Cash at the end of the period	65	12, 571, 916. 59
Net cash flows from investing activities	26	-992, 150. 00	Less:Cash at the beginning of the period	66	11, 195, 061. 45
三.Cash Flows From financing Activities	27		Plus:Cash equivalents at the beginning of the period	67	
Cash received from investments by others	28		Less:Cash equivalents at the beginning of the period	68	
Cash received from borrowings	29		Net increase in cash and cash equivalents	69	1, 376, 854. 14
Other cash receipts relating to financing activies	30				
	31				
Sub-total of cash inflows	32				
Cash repayments of amounts borrowed	33				
expense	34				
Other cash payments relating to financing activies	35				
	36				
Sub-total of cash outflows	37				
Net cash flows from financing activities	38				
四 Effect of changes in foreign exchange rate on cash	39				
五.Net Increase in Cash and Cash Equivalents	40	1, 376, 854. 14

Schedule(11c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.
BALANCE SHEET

As of 12 month 31 date ,2004

Unit:RMB yuan

ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	ITEM	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
Cash	1		11,195,061.45	Short term loans	41		
Short-term investments	2			Notes payable	42		
Notes receivable	3			Accounts payable	43		201,571,586.73
Dividends receivable	4			Advance from customers	44		286,980,953.20
Interest expenses receivable	5			Accrued payroll	45		
Accounts receivable	6		31,195,655.20	Welfare expenses payable	46		78,225.23
Other receivables	7		416,194.24	Dividends payable	47		
Advances to suppliers	8		57,358,162.00	Taxes payable	48		531,350.79
Subsidies receivable	9			Other payables of duty	49		
Inventories	10		417,415,668.99	Other payables	50		7,652,354.25
Including: materials and supplies	11			Accrued expenses	51		
goods in stores	12		417,415,668.99	Contingent liabilities	52		
Deferred and prepaid expenses	13			Long-term loans due within one year	53		
Commission loan	14			Other current liabilities	54		
Long-term creditor's right investments due with one year	15			TOTAL CURRENT LIABILITIES	55		496,814,470.20
Other curent assets	16			Long-term loans	56		
TOTAL CURRENT ASSETS	17		517,580,741.88	Debentures payable	57		
Long-term stock right investments	18			Long-term payables	58		
Long-term creditor's right investments	19			Special-purpose payables	59		
*Difference after consolidation	20			Other long-term liabilities	60		
TOTAL LONG-TERM INVESTMENTS	21			TOTAL LONG-TERM LIABILITIES	61		
Fixed assets-cost	22		15,654.00	Deferral taxes-credit	62		
Less:Accumulated depreciation	23			TOTAL LIABILITIES	63		496,814,470.20
Fixed assets-net value	24		15,654.00	*Minority stockholder's equity	64		
Less:Provision for loss of fixed assets	25			Paid in capital	65		20,000,000.00
Net amount of fixed asset	26		15,654.00	Including: Foreign investment	66		
Construction materials	27			Less:Investment Returned	67		
Construction in progress	28			Net paid in capital	68		20,000,000.00
Disposed of fixed assets	29			Capital surplus	69		
	30			Earned surplus	70		117,288.85
TOTAL FIXED ASSETS	31		15,654.00	Including:Legal public welfare fund	71		39,096.28
INTANGIBLE ASSETS	32			*Unrecognized investment losses	72		
Including: land use right	33			Undistributed profit	73		664,636.83
Long-term deferred and prepaid expenses	34			Foreign currency report translation difference	74		
Including: capital repair for fixed assets	35			TOTAL OWNER'S EQUITY	75		20,781,925.68
Improvement expenses for fixed assets	36				76		
Other long-term assets	37				77		
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	38				78		
Deferral taxes-debit	39				79		
TOTAL ASSETS	40		517,596,395.88	TOTAL LIABILITIES AND OWNER'S EQUITY	80		517,596,395.88

Schedule(11c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.

Income Statement And Statement of Profit Distribution

Prepared by :Hebei Tianren Agricultural FranchiseChain Co.Ltd   Year:2004   Unit:RMB yuan

ITEMS	LINE NO.	CURRENT YEAR CUMULATIVE	ITEMS	LINE NO.	CURRENT YEAR CUMULATIVE
一、Sales from major operations	1	487,410,715.10	Including：Net loss on disposal of fixed assets	33	
Including：revenue from export	2		Losses arising from debt restructurings	34	
revenue from input	3		Penalty and surcharge levied on suppliers	35	
Less：Cash discount and sales allowances	4		Donation payments	36	
二、Net sales from major operations	5	487,410,715.10	(二)Others	37	
Less:(一)Cost of major operations	6	470,878,859.45	Including：content wage lump surplus carryed forward	38	
Including：cost on export	7		五、Income/Loss before tax	39	1,167,053.26
(二)Taxes and surcharge paid for main operation	8		Less:Income tax	40	385,127.58
(三)Management expenses	9		* Minority stockholder's profit	41	
(四)Others	10		Add: Unrecognized investment losses	42	
Add：(一)Deferred income	11		六、Net income/loss	43	781,925.68
(二)Revenue on purchasing and marketing agency	12		Add: (一)Undistribuated profit at the beginning of the year	44	
(三) Others	13		(二)Surplus making up a deficit	45	
三、Income/loss from major operations	14	16,531,855.65	(三)Other adjusting ingredients	46	
Add:Income from other operations	15		七、Profit to be distributed	47	781, 925. 68
Less:(一)Operating expenses	16	15,442,197.08	Less：(一) Appropriation of statutory surplus reserve	48	78, 192. 57
(二)General and administrative expenses	17		(二)Appropriation of statutory public welfare fund	49	39, 096. 28
(三)Financial expenses	18	(77,394.69)	(三)Appropriation of employee welfare and bonus fund	50	
(四)Others	19		(四)Appropriation of reserve fund	51	
四、Operating profit/loss	20	1,167,053.26	(五)Appropriation of enterprise expansion fund	52	
Add:(一)Investments income/loss	21		(六)Profit capitalized on return of investment	53	
Add:(二)Futures income/loss	22		(七)Supplementary current capital	54	
Add:(三)Tax refunding income	23		(八)Single profit being locked_in	55	
Including:subside income before tax refunding	24		(九)Others	56	
Add:(四)Non-operating income	25		八、Profit to be distributed to investors	57	664, 636. 83
Including：Net income on disposal of fixed assets	26		Less：(一)Dividend payable preferred stock	58	
Non-monetary Transactions	27		(二)Appropriation of discretionary surplus reserve	59	
Gain on sale of Intangible assets	28		(三)Dividend payable on common stock	60	
Penalty and surcharge levied on customers	29		(四)Common stock dividend converted into capital (stock)	61	
(五)Others	30		(五)Others	62	
Including：profit maked by content wage surplus before	31		九、Undistributed profit	63	664, 636. 83
Less:(一)Non-operating expenses	32		Including：Losses should be recuperated by profit before tax next several years	64

Schedule(11d)

YICHANG TIANLONG INDUSTRY CO.,LTD.
BALANCE SHEET

JAN.-MARCH 2006

Unit:RMB yuan

ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
CURRENT ASSETS:				CURRENT LIABILITIES:			
Cash	1	904,689.59	600,356.35	Short term loans	39		
Short-term investments	2			Notes payable	40		
Notes receivable	3			Accounts payable	41	12,188.00	56,602.16
Dividends receivable	4			Advance from customers	42		
Interest expenses receivable	5			Other payables	43	61,997.90	8,766.69
Accounts receivable	6	7,990,851.61	12,314,415.59	Accrued payroll	44	15,244.55	14,015.24
Less: provision for bad debts	7			Welfare expenses payable	45	24,127.05	26,667.06
Net Accounts receivable	8			Taxes payable	46	11,647.88	-695.50
Advances to suppliers	9	9,194,367.21	253,666.47	Dividends payable	47	1,286,791.04	1,286,791.04
Other receivables	10	1,096,668.89	7,720,571.96	Other payables of duty	48	6.90	46.47
Inventories	11	3,231,946.77	1,408,946.10	Accrued expenses	49		
Deferred and prepaid expenses	12			Long-term loans due within one year	50		
Current asset gain or loss in suspense	13			Other current liabilities	51		
with one year	14				52		
Other current assets	15			TOTAL CURRENT LIABILITIES	53	1,412,005.30	1,369,094.35
TOTAL CURRENT ASSETS	16	21,612,705.48	21,697,496.92		54		
	17			LONG-TERM LIABILITIES:	55		
LONG-TERM INVESTMENTS:	18			Long-term loans	56		
Long-term stock right investments	19			Long-term payables	57		
Long-term creditor's right investments	20			Other long-term liabilities	58		
	21			Occupation risk fund	59		
FIXED ASSETS:	22			TOTAL LONG-TERM LIABILITIES	60		
Fixed assets-cost	23	264,099.00	264,099.00		61		
Less:Accumulated depreciation	24	82,150.73	94,035.20	DEFERRAL TAXES:	62		
Fixed assets-net value	25	181,948.27	170,063.80	Deferral taxes-credit	63		
Construction in progress	26				64		
Fixed asset gain or loss in suspense	27			TOTAL LIABILITIES	65		
TOTAL FIXED ASSETS	28	181,948.27	170,063.80		66		
	29			OWNERS' EQUITY:	67		
INTANGIBLE ASSETS AND OTHER ASSETS:	30			Paid in capital	68	20,000,000.00	20,000,000.00
INTANGIBLE ASSETS	31			Capital surplus	69		
Long-term deferred and prepaid expenses	32			Earned surplus	70	589,100.96	589,100.96
Other long-term assets	33	120,877.45	112,102.93	Undistributed profit	71	919,114.33	919,114.33
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	34	120,877.45	112,102.93		72		
	35				73		
DEFERRAL TAXES:	36			TOTAL OWNER'S EQUITY	74	21,508,215.29	21,508,215.29
Deferral taxes-debit	37				75		
TOTAL ASSETS	38	22,720,218.59	22,579,898.98	TOTAL LIABILITIES AND OWNER'S EQUITY	76	22,720,218.59	22,579,898.98

Schedule(11d)
YICHANG TIANLONG INDUSTRY CO.,LTD.
Income Statement And Statement of Profit Distribution
Jan.-March, 2006
Prepared by :Yichang Tianlong Chemical Industry Co.,Ltd			Unit:RMB yuan
I T E M S	LINE NO.	March 31st,06	Total
1.Sales from major operations	1	1,274,359.56	2,764,625.11
Less:Cost of major operations	2	1,227,887.04	2,677,050.07
Sales tax	3		3,287.81
	4
2.Income/loss from major operations	5	46,472.52	84,287.23
Add:Income from other operations	6		-
Less:Operating expenses	7	12,228.40	25,992.80
Financial expenses	8	-688.12	-579.12
Management expsense	9	41,588.89	156,284.21
3.Operating profit/loss	10	-6,656.65	-97,410.66
Add:Investments income/loss	11
Add:Tax refunding income	12
Add:Non-operating income	13
Others	14
Less:Non-operating expenses	15
Others	16
4.Income/Loss before tax	17	-6,656.65	-97,410.66
Less:Income tax	18
Minority stockholder`s profit	19
Add: Unrecognized investment losses	20
5.Net income/loss	21	-6,656.65	-97,410.66

Schedule(11d)
YICHANG TIANLONG INDUSTRY CO.,LTD.
BALANCE SHEET
		As of 12 month 31 date ,2005					Unit:RMB yuan
ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
CURRENT ASSETS:				CURRENT LIABILITIES:
Cash	1	1,519,388.77	904,689.39	Short term loans	39
Short-term investments	2			Notes payable	40
Notes receivable	3	4,000,000.00		Accounts payable	41	3,072,129.53	12,188.00
Dividends receivable	4			Advance from customers	42
Interest expenses receivable	5			Other payables	43	1,004,373.24	61,997.90
Accounts receivable	6	10,985,330.57	7,990,831.61	Accrued payroll	44	17007.35	16244.55
Less:provision for bad debts	7			Welfare expenses payable	45	11,677.16	24,127.03
Net Accounts receivable	8	10,985,330.57	7,990,831.61	Taxes payable	46	318,356.08	11,647.88
Advances to suppliers	9	8,207,091.48	9,194,367.21	Dividends payable	47		1,285,791.04
Other receivables	10	161,208.32	1,095,558.89	Other payables of duty	48	9,814.44	6.90
Inventories	11	687,572.33	3,231,945.77	Accrued expenses	49
Deferred and prepaid expenses	12			Long-term loans due within one year	50
Current asset gain or loss in suspense	13			Other current liabilities	51
Long-term creditor's right investments due	14				52
with one year
Other current assets	15			TOTAL CURRENT LIABILITIES	53	4,433,357.80	1,412,003.30
TOTAL CURRENT ASSETS	16	25,560,591.47	22,417,392.87		54
	17			LONG-TERM LIABILITIES:	55
LONG-TERM INVESTMENTS:	18			Long-term loans	56
Long-term stock right investments	19			Long-term payables	57
Long-term creditor's right investments	20			Other long-term liabilities	58
	21			Occupation risk fund	59
FIXED ASSETS:	22			TOTAL LONG-TERM LIABILITIES	60
Fixed assets-cost	23	264,099.00	264,099.00		61
Less:Accumulated depreciation	24	34,612.85	82,150.73	DEFERRAL TAXES:	62
Fixed assets-net value	25	229,486.15	181,948.27	Deferral taxes-credit	63
Construction in progress	26				64
Fixed asset gain or loss in suspense	27			TOTAL LIABILITIES	65	4,433,357.80	1,412,003.30
TOTAL FIXED ASSETS	28	229,486.15	181,948.27		66
	29			OWNERS' EQUITY:	67
INTANGIBLE ASSETS AND OTHER ASSETS:	30			Paid in capital	68	20,000,000.00	20,000,000.00
INTANGIBLE ASSETS	31			Capital surplus	69
Long-term deferred and prepaid expenses	32	155,975.53	120,877.45	Earned surplus	70	226,904.31	389,100.96
Other long-term assets	33			Undistributed profit	71	1,285,791.04	919,114.33
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	34	155,975.53	120,877.45		72
	35				73
DEFERRAL TAXES:	36			TOTAL OWNER'S EQUITY	74	21,512,695.35	21,308,215.29
Deferral taxes-debit	37				75
TOTAL ASSETS	38	25,946,053.15	22,720,218.59	TOTAL LIABILITIES AND OWNER'S EQUITY	76	25,946,053.15	22,720,218.59

Schedule(11d)
YICHANG TIANLONG INDUSTRY CO.,LTD.
BALANCE SHEET
		As of 12 month 31 date ,2005					Unit:RMB yuan
ASSETS	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD	LIABILITIES AND OWNERS' EQUITY	LINE NO.	AT BEG. OF YEAR	AT END OF PERIOD
CURRENT ASSETS:				CURRENT LIABILITIES:
Cash	1	1,519,388.77	904,689.39	Short term loans	39
Short-term investments	2			Notes payable	40
Notes receivable	3	4,000,000.00		Accounts payable	41	3,072,129.53	12,188.00
Dividends receivable	4			Advance from customers	42
Interest expenses receivable	5			Other payables	43	1,004,373.24	61,997.90
Accounts receivable	6	10,985,330.57	7,990,831.61	Accrued payroll	44	17007.35	16244.55
Less:provision for bad debts	7			Welfare expenses payable	45	11,677.16	24,127.03
Net Accounts receivable	8	10,985,330.57	7,990,831.61	Taxes payable	46	318,356.08	11,647.88
Advances to suppliers	9	8,207,091.48	9,194,367.21	Dividends payable	47		1,285,791.04
Other receivables	10	161,208.32	1,095,558.89	Other payables of duty	48	9,814.44	6.90
Inventories	11	687,572.33	3,231,945.77	Accrued expenses	49
Deferred and prepaid expenses	12			Long-term loans due within one year	50
Current asset gain or loss in suspense	13			Other current liabilities	51
Long-term creditor's right investments due	14				52
with one year
Other current assets	15			TOTAL CURRENT LIABILITIES	53	4,433,357.80	1,412,003.30
TOTAL CURRENT ASSETS	16	25,560,591.47	22,417,392.87		54
	17			LONG-TERM LIABILITIES:	55
LONG-TERM INVESTMENTS:	18			Long-term loans	56
Long-term stock right investments	19			Long-term payables	57
Long-term creditor's right investments	20			Other long-term liabilities	58
	21			Occupation risk fund	59
FIXED ASSETS:	22			TOTAL LONG-TERM LIABILITIES	60
Fixed assets-cost	23	264,099.00	264,099.00		61
Less:Accumulated depreciation	24	34,612.85	82,150.73	DEFERRAL TAXES:	62
Fixed assets-net value	25	229,486.15	181,948.27	Deferral taxes-credit	63
Construction in progress	26				64
Fixed asset gain or loss in suspense	27			TOTAL LIABILITIES	65	4,433,357.80	1,412,003.30
TOTAL FIXED ASSETS	28	229,486.15	181,948.27		66
	29			OWNERS' EQUITY:	67
INTANGIBLE ASSETS AND OTHER ASSETS:	30			Paid in capital	68	20,000,000.00	20,000,000.00
INTANGIBLE ASSETS	31			Capital surplus	69
Long-term deferred and prepaid expenses	32	155,975.53	120,877.45	Earned surplus	70	226,904.31	389,100.96
Other long-term assets	33			Undistributed profit	71	1,285,791.04	919,114.33
TOTAL INTANGIBLE ASSETS AND OTHER ASSETS	34	155,975.53	120,877.45		72
	35				73
DEFERRAL TAXES:	36			TOTAL OWNER'S EQUITY	74	21,512,695.35	21,308,215.29
Deferral taxes-debit	37				75
TOTAL ASSETS	38	25,946,053.15	22,720,218.59	TOTAL LIABILITIES AND OWNER'S EQUITY	76	25,946,053.15	22,720,218.59

Schedule (11d)

YICHANG TIANLONG INDUSTRY CO.,LTD.

Cash Flows Statement

Year 2005

Items	LINE NO.	Amount	Items	LINE NO.	Amount
一.Cash Flows from Operating Activities			**5.Net Increase in Cash and Cash Equivalents**	38	-614,699.38
Cash received from sales of goods or rendering of services	1	33,261,072.61	**Supplementary Information**	39	
Refunds of taxes	2		1、Reconciliation of net income to ash flows from operating act	40	
Other cash received relating to operating activities	3		Net income	41	1,081,310.98
Sub-total of cash inflows	4	**33,261,072.61**	Add:Provision for impairment of assets	42	
Cash paid for goods and services	5	30,912,630.64	Depreciation of fixed assets	43	47,537.88
Cash paid for operating leases	6	46,360.00	Amortization of intangible assets	44	
Cash paid to and on behalf of employees	7	179,995.40	Long-term prepayments	45	
Value added tax purchases paid	8	348,955.93	Amortization of long-term prepayments	46	35,098.08
Income tax paid	9	470,301.65	Decrease to prepaid expense (or deduct:increase)	47	
Taxes paid other than value added tax and income tax	10	17,982.52	Increase in accrued expense (or deduct:decrease)	48	
Other cash paid relating operating activities	11	1,900,345.86	Losses on disposal of fixed assets,intangible assets and other long-term assets(or deduct decrease)	49	
Sub-total of cash outflows	12	**33,875,771.99**	Losses on scrapping of fixed assets	50	
Net cash flows from operating activities	13	**-614,699.38**	Financial expense	51	
二.Cash Flows From Investing Activities	14		Investments losses((or deduct gains)	52	
Cash received from return of investments	15		Deferred tax credit(or deduct:debit)	53	
Cash received from return on investments	16		Decrease in inventories(or deduct:increase)	54	-2,544,373.44
Net cash received from disposal of fixed assets,intangible assets and other long-term assets	17		Decrease in operating receivables(or deduct:increase)	55	5,072,872.66
Other cash received relating to investing activities	18		Increase in in operating payables (or deduct:decrease)	56	-3,945,992.76
Sub-total of cash inflows	19		Others增值税增加净额（减：减少）	57	-361,152.78
Cash paid to acquire fixed assets,intangible assets and other long-term assets	20		Net cash flows from operating activities	58	-614,699.38
Cash paid to acquire investments	21		2、Investing and financing activities that do not invovle cash receipts and payments	59	
Other cash paid relating to investing activities	22		Conversion of debt into capital	60	
Sub-total cash outflows	23		Convertible bonds to be expired within one year	61	
Net cash flows from investing activities	24		Fixed assets under finance lease	62	
三.Cash Flows From financing Activities	25		3、Net increase in cash and cash equivalents	63	
Proceeds from issuing shares	26		Cash at the end of the period	64	904,609.39
Proceeds from borrowings	27		Less:Cash at the beginning of the period	65	1,519,308.77
Other proceeds relating to financing activies	28		Plus:Cash equivalents at the beginning of the period	66	
Proceeds from issuing bonds	29		Less:Cash equivalents at the beginning of the period	67	
Sub-total of cash inflows	30		Net increase in cash and cash equivalents	68	-614,699.38
Cash repayments of amounts borrowed	31				
Cash payments for distribution of dividends or profits	32				
Other cash payments relating to financing activies	33				
Cash payments of expenses on any financing activities	34				
Sub-total of cash outflows	35				
Net cash flows from financing activities	36				
四、Effect of Foreign Exchange Rate Changes on cash	37

Schedule(11d)
YICHANG TIANLONG INDUSTRY CO.,LTD.
BALANCE SHEET As of 12 month 31 date ,2004
					Unit:RMB yuan
ASSETS	LINE NO.	AT BEG. AT END OF OF PERIOD YEAR	LIABILITIES AND OWNERS' EQUITY	LINE AT BEG. NO. OF YEAR	AT END OF PERIOD
CURRENT ASSETS:			CURRENT LIABILITIES:
Cash	1	1,519,388.77	Short term loans	38
Short-term investments	2		Notes payable	39
Accounts receivable	3	10,985,330.57	Accounts payable	40	3,072,129.53
Less:provision for bad debts	4		Advance from customers	41
Net Accounts receivable	5	10,985,330.57	Other payables	42	1,004,373.24
Notes receivable	6	4,000,000.00	Accrued payroll	43	17,007.35
Advances to suppliers	7	8,207,091.48	Welfare expenses payable	44	11,677.16
Other receivables	8	161,208.32	Taxes payable	45	318,356.08
Inventories	9	687,572.33	Dividends payable	46
Deferred and prepaid expenses	10		Other payables of duty	47	9,814.44
Current asset gain or loss in suspense	11		Accrued expenses	48
Long-term creditor s right investments due
with one year	12		Long-term loans due within one year	49
Other current assets	13		Other current liabilities	50
	14			51
TOTAL CURRENT ASSETS	15	25,560,591.47	TOTAL CURRENT LIABILITIES	52	4,433,357.80
LONG-TERM INVESTMENTS:	16			53
Long-term investments	17		LONG-TERM LIABILITIES:	54
	18		Long-term loans	55
FIXED ASSETS:	19		Long-term payables	56
Fixed assets-cost	20	264,099.00	Other long-term liabilities	57
Less:Accumulated depreciation	21	34,612.85	Occupation risk fund	58
Fixed assets-net value	22	229,486.15	TOTAL LONG-TERM LIABILITIES	59
Construction in progress	23		DEFERRAL TAXES:	60
Fixed asset gain or loss in suspense	24		Deferral taxes-credit	61
	25			62
	26		TOTAL LIABILITIES	63	4,433,357.80
TOTAL FIXED ASSETS	27	229,486.15		64
INTANGIBLE ASSETS AND OTHER ASSETS:	28		OWNERS' EQUITY:	65
INTANGIBLE ASSETS	29		Paid in capital	66	20,000,000.00
prepaid expenses	30	155,975.53	Capital surplus	67
	31		Earned surplus	68	226,904.31
TOTAL INTANGIBLE ASSETS AND PREPAID EXPENSES	32	155,975.53	Undistributed profit	69	1,285,791.04
	33			70
Other long-term assets	34			71
Other long-term assets	35		TOTAL OWNER'S EQUITY	72	21,512,695.35
	36			73
TOTAL ASSETS	37	25,946,053.15	TOTAL LIABILITIES AND OWNER'S EQUITY	74	25,946,053.15

Schedule(11d)

YICHANG TIANLONG INDUSTRY CO.,LTD.

Income Statement And Statement of Profit Distribution

Year:2004

ITEMS	LINE NO.	CURRENT YEAR CUMULATIVE
一、Revenue/Losses from major operations	1	16,464,133.39
Cost of major operations(project balance)	2	14,262,904.28
Management expenses	3	
Taxes and surcharge paid for main operation	4	32,827.75
Add：Revenue on purchasing and marketing agency	5	
二、Income from major operations(project balance)	6	2,168,401.36
Add:Income from other operations	7	
Less:Operating expenses	8	158,796.04
General and administrative expenses	9	411,646.96
Financial expenses	10	85,263.01
三、Operating profit/loss	11	1,512,695.35
Add:Investments income/loss	12	
Tax refunding income	13	
Non-operating income	14	
Less:Non-operating expenses	15	
Add:：Adjustment to prior years' income and losses	16	
四、Income/Loss before tax	17	1,512,695.35
Less:Income tax	18	
五、Net income/loss	19	1,512,695.35
Add: Undistribuated profit at the beginning of the year	20	
Other transfer-ins	21	
Profit to be distributed	22	1, 512, 695. 35
Less：Appropriation of statutory surplus reserve	23	151, 269. 54
Appropriation of statutory public welfare fund	24	75, 634. 77
Profit to be distributed to investors	25	1, 285, 791. 04
Less：Appropriation of discretionary surplus reserve	26	
九、Undistributed profit	27	1, 285, 791. 04

Schedule(12a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.

2005 LIST OF LOANS AND CREDIT FACILITIES
bank	Accrediting line	Accrediting date	Due date	Use value	Interest rate	Acceptance bill sort	Date of draft	Acceptance maturity date	Amount of acceptance bill Remark
Jianshedajie subbranch,China Construction Bank	25,000,000.00	2005-12-15	2006-12-15	11,800,000.00	5.58%	bank acceptance

Schedule(12b)

XINJIANG TIANREN CHEMICAL CO.,LTD.

2005 LIST OF LOANS AND CREDIT FACILITIES
Bank	Accrediting line	Accrediting date	Due date	Use value	Interest rate	Acceptance bill sort	Date of draft	maturity date	Amount of acceptance bill	Remark
Urumchi branch , Bank of Communications	10,000,000.00	2005-3-30	2006-9-30	9,013,904.80		bank acceptance	2005-10-11	2006-4-11	2,150,000.00
Urumchi branch , Bank of Communications						bank acceptance	2005-10-31	2006-4-30	533,850.00
Urumchi branch , Bank of Communications						bank acceptance	2005-11-2	2006-5-2	1,080,000.00
Urumchi branch , Bank of Communications						bank acceptance	2005-11-15	2006-5-15	800,000.00
Urumchi branch , Bank of Communications						bank acceptance	2005-11-17	2006-5-17	977,610.00
Urumchi branch , Bank of Communications						bank acceptance	2005-11-28	2006-5-28	138,844.80
Urumchi branch , Bank of Communications						bank acceptance	2005-11-30	2006-5-30	1,026,000.00
Urumchi branch , Bank of Communications						bank acceptance	2005-11-30	2006-5-30	1,707,600.00
Urumchi branch , Bank of Communications						bank acceptance	2005-11-30	2006-5-30	600,000.00
Urumchi branch , Bank of Communications	5,000,000.00	2005-3-29	2006-2-28	5,000,000.00	6.138%
Urumchi branch , China Construction Bank	2,000,000.00	2005-7-26	2006-7-25	10,000,000.00	6.138%
Urumchi branch , China Construction Bank	8,000,000.00	2004-2-20	2006-2-19	8,000,000.00	6.138%

Schedule(13a)

QINHUANGDAO TIANDING CHEMICAL CO.,LTD.

2005 LIST OF BANK FACILITIES
Bank of deposit	Bank account	Opening date	Account sort	Bank deposit journal balance	Bank statement balance	Adjust account balance	Adjustment after reconciliation	Remark
Jianshedajie subbranch,China Construction Bank	13001635208050000074	2001-5-23	base account	7,263,544.43	9,124,485.11	equality	9,124,485.11
Shanhaiguan Kaifaqu subbranch,Qinhuangdao Commercial Bank	623010120102020357	2003-10-13	general account	19.09	19.09	equality	19.09
Huanghedao subbranch,Bank of Communications	133050066018000809635	2004-8-18	general account	64,150.24	64,150.24	equality	64,150.24
Kaifaqu subbranch,Bank of China	15512608093001	2005-8-25	general account	4,205,187.32	4,205,187.32	equality	4,205,187.32
Chezhan subbranch,Bank of Communications	133050037018010002386	2005-12-15	general account	4,000,000.00	4,000,000.00	equality	4,000,000.00

Schedule(14b)

XINJIANG TIANREN CHEMICAL CO., LTD.

Material Contract

NO.	Name of Contract	The Contract Party	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7	Remark
1	Purchasing and Sales Contract	Xinjiang Agricultural Means of Production (Group) Co.,Ltd.	247.5	35.35714286	
2	Purchasing and Sales Contract	Xinjiang Agricultural Means of Production (Group) Co.,Ltd.	528	75.42857143	
3	Purchasing and Sales Contract	Shanxi Province FuTian Agricultural Means of Production	107.4	15.34285714	
4	Purchasing and Sales Contract(Industry and Mine Products)	Xinjiang Agricultural Means of Production (Group) Co.,Ltd.	179	25.57142857	
5	Loan Contract	Bank of Communications Wulumuqi Branch	500	71.42857143	
6	Loan Contract	Bank of Communications Wulumuqi Branch	500	71.42857143	
7	Loan Contract	China Construction Bank Huanghe Road Branch	800	114.2857143	
8	Loan Contract	China Construction Bank Huanghe Road Branch	100	14.28571429	
9	Loan Contract	China Construction Bank Huanghe Road Branch	100	14.28571429	
10	Loan Contract	China Construction Bank Huanghe Road Branch	100	14.28571429	
11	Loan Contract	China Construction Bank Huanghe Road Branch	100	14.28571429	
12	Loan Contract	China Construction Bank Huanghe Road Branch	100	14.28571429	
13	Contract for quota of the accepted bank note	China Communication Bank Urumqi Branch	1000	142.8571429	
14	Agreement on Using Xinhua's Resouces Between Xinjiang Tianren Chemical Industrial Liablity Co., Led. And Xinjiang Xinhua Chemical Fertilizers Liablity Co., Ltd.	Xinjiang Xinhua Chemical Fertilizers Liablity Co., Ltd.	see the Contract	see the Contract

Schedule(14c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO.,LTD.

Material Contract In 2006

NO.	Name of Contract	The Buyer	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7	Remark
1	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Xuchang "SACF" Compound Fertilizer Sales Co.,Ltd.	6400	914.2857143	
2	"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Xuchang Tianren Agricultural Franchise Co.	2000	285.7142857	
3	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Yanshi City Federation of Supply and Marketing Cooperatives	1744	249.1428571	
4	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Mengjin County TianHe Agricultural Means of Production Co.,Ltd.	160	22.85714286	
5	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Lingbao City Agricultural Means of Production Co.,Ltd.	128	18.28571429	
6	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Gansu Province Tianshui HeFu Agricultural Means of Production Co.,Ltd.	256	36.57142857	
7	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Gansu Province LongMao Agricultural Means of Production Co.,Ltd. WuWei Branch	224	32	
8	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Gansu Province FuHai Agricultural Means of Production Co.,Ltd.	480	68.57142857	
9	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Gansu Province Jiuquan City HongYi "SACF" Fertilizers Co., Ltd.	1184	169.1428571	
10	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Gansu Province Baiyin JinShuo Agricultural Means of Production Co.,Ltd.	160	22.85714286	
11	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	China Agricultural Means of Production Co.,Ltd. ChengDu Branch Office-Gui	800	114.2857143	
12	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	China Agricultural Means of Production General Co.,Ltd. ChengDu Branch -Chuan	3040	434.2857143	
13	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Guangling County Federation of Supply and Marketing Cooperatives Means of Production Co.,	160	22.85714286	
14	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Shouyang County Agricultural Means of Production Co., Ltd.	160	22.85714286	
15	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Agricultural Means of Production Co., Ltd. Jinzhong Branch	128	18.28571429	
16	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Yanggao County JinGuang Sales Co.	160	22.85714286	
17	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Yizhou City Agricultural Means of Production Co., Ltd. ChengBei Branch	240	34.28571429	
18	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Ying County HongDa Agricultural Means of Production Co., Ltd.	112	16	
19	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Pingyao County Agricultural Means of Production Co., Ltd. Xiguan Branch	208	29.71428571	
20	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Qi County Agricultural Means of Production Co., Ltd.	160	22.85714286	
21	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Wenshui County RongFa Agricultural Means of Production Co., Ltd.	272	38.85714286	
22	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangsu Province Zhenjiang City ZhongNong Fertilizers Co., Ltd.	48	6.857142857	
23	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangsu Province Huaian City Federation of Supply and Marketing Cooperatives Agricultural Means of Production Co., Ltd	128	18.28571429

NO.	Name of Contract	The Buyer	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7	Remark
24	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangsu Province Dafeng City Agricuitral Technology Service Co., Fengyuan Branch	80	11.42857143	
25	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Weinan City Jiafeng Agricultural Means of Production Group CO., Ltd.	4480	640	
26	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Xianyang SACF Sales Co.,Ltd.	2720	388.5714286	
27	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shanxi Province Hanzhong City SACF Agricultural Means of Production Co., Ltd	128	18.28571429	
28	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Fujian Province Longdebao Agricultral Means of Production Franchise Co.	800	114.2857143	
29	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangxi Province Ganzhou City DaFeng Fertilizers Co., Ltd.	320	45.71428571	
30	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangxi Province Nanchang County BaYi Federation of Supply and Marketing Cooperatives	96	13.71428571	
31	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangx Province Xinfeng County YongPing Agricultural Means of Production Co., Ltd.	240	34.28571429	
32	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangxi Province HuiDuoLi Agricultural Means of Production Co., Ltd.	800	114.2857143	
33	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Fujian Province Putian City Hanjiang District TianHao Fertilizers Co., Ltd.	640	91.42857143	
34	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiangxi Province Nanfeng County Agricultural Means of Production Co., Ltd.	240	34.28571429	
35	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Chongqing City Wanzhou District Wanzhi Agricultural Means of Production Co., Ltd.	800	114.2857143	
36	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	ChongQing JiangJin City ZhengQi Agricultural Means of Production Co., Ltd.	320	45.71428571	
37	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	HeNan Province Qi County XiGang HeHuan Federation of Supply and Marketing Cooperatives	240	34.28571429	
38	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Jiaozuo City Tianshi Agricultural Means of Production Co., Ltd.	960	137.1428571	
39	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Jun County Yunquan Agricultural Means of Production Co., Ltd.	1440	205.7142857	
40	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Yicheng City Longtou Federation of Supply and Marketing Cooperatives No.2 Branch	272	38.85714286	
41	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Jingmen City ShengHeYuan Agricultural Means of Production Co., Ltd.	384	54.85714286	
42	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Laohekou City Agricultural Means of Production Co., Ltd. Hanmeng Road Branch	160	22.85714286	
43	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Xiangfan City RuiHeAgricultural Means of Production Co., Ltd.	352	50.28571429	
44	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Zaoyang City SACF Sales Co.,Ltd.	896	128	
45	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Weifang SACF Sales Co.,Ltd.	20320	2902.857143	
46	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Taian SACF Sales Co.,Ltd.	6080	868.5714286	
47	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shangdong Province Qingzhou City SACF Sales Co.,Ltd.	6720	960

NO.	Name of Contract	The Buyer	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7
48	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Linqu County YanShan Federation of Supply and Marketing Cooperatives LiuNong	1280	182.8571429
49	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Xinxiang County Agricultural Means of Production General Co.	1360	194.2857143
50	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Cheng County Agricultural Means of Production Co., Ltd. BeiZhou Branch	480	68.57142857
51	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Yucheng City FuTai Agricultural Means of Production Co., Ltd.	272	38.85714286
52	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Zhangqiu City FuJia Agricultral Technology and Development Service Center	1120	160
53	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Ningjin County FuFeng Agricultural Means of Production Co., Ltd.	432	61.71428571
54	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Guangzhou SACF Agricultural Means of Production Co., Ltd.	7680	1097.142857
55	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Qi County Supply and Marketing Center Agricultural Means of Production Sales Station	400	57.14285714
56	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Xiayi County Agricultural Means of Production Co., Ltd. No.15 Branch	1600	228.5714286
57	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Shangqiu City JinJun Agricultural Means of Production Co., Ltd.	960	137.1428571
58	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Shangqiu City TianFeng Agricultural Means of Production Co., Ltd.	480	68.57142857
59	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Lankao County ChengGuan Agricultural Science and Technology Development Co.,Ltd.	848	121.1428571
60	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	HenanProvince Zhongmu County LiuJi Federation of Supply and Marketing Cooperatives	512	73.14285714
61	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Fangcheng County HongYu Agricultural Means of Production Co., Ltd.	527	75.28571429
62	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Nanyang City Yuancheng District HanZhong Federation of Supply and Marketing Cooperatives NanYang	1552	221.7142857
63	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hennan Province Dengzhou City FuXing Federation of Supply and Marketing Cooperatives No.9 Branch	435.2	62.17142857
64	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Jinan City Shanghe County DongGuan Fertilizers Co.	528	75.42857143
65	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Shandong Province Heze City ALANHEWEN Agricultural Means of Production Co., Ltd.	240	34.28571429
66	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Wuhan City LongKen Agricultural Means of Production Co., Ltd.	2400	342.8571429
67	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Anhui Province Lixin County JiYi Supply and Marketing Co.,Ltd.	1040	148.5714286
68	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Zhejiang Province Quzhou City FengShouYuan Agricultural Means of Production Co., Ltd.	400	57.14285714

NO.	Name of Contract	The Buyer	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7
69	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Zhejiang Province JinFu HuiDuoLi Agricultural Means of Production Co., Ltd.	1840	262.8571429
70	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Yichang City LongChen Agricultural Means of Production Co., Ltd.	1200	171.4285714
71	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hebei Province Baoding City SACF Sales Co., Ltd.	5600	800
72	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Anhui Province Funan County DeLong Agricultural Means of Production Co., Ltd.	880	125.7142857
73	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Guangxi Province Nanning City HaiNuo Agricultural Chemical Co.,Ltd LiuJiang Branch	640	91.42857143
74	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Guangxi CAMPGC Distributing Company Bihai Branch	6240	891.4285714
75	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Guangxi Province FuYuanFeng Agricultural Means of Production Sales Co., Ltd. LaiBin Branch	480	68.57142857
76	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Henan Province Puyang City TianRuiHe Agricultural Means of Production Co., Ltd.	320	45.71428571
77	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Anhui Province Bengbu City BeiJiaoAgricultural Means of Production Sales Department	880	125.7142857
78	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Anhui Province Suzhou City FenFA Agricultural Means of Production Co., Ltd.	1280	182.8571429
79	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hunan Province Jinxiang Agricultural Means of Production Co., Ltd.	1008	144
80	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hunan Province Guiyang County FuNong Agricultural Means of Production Co., Ltd.	208	29.71428571
81	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hunan Province Yongzhou City LengShuiTan GuFeng Agricultural Means of Production Co., Ltd.	384	54.85714286
82	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Guangxi Province Nanning City HaiNong Agricultural Means of Production Co., Ltd.	960	137.1428571
83	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hubei Province Zaoyang City SACF Agricultural Means of Production Co., Ltd.	976	139.4285714
84	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hebei Province Qinhuangdao City SACF Fertilizer Sales Co.,Ltd.	22400	3200
85	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Ningxia Municipality RuiYang Agricultural Means of Production Co., Ltd.	192	27.42857143
86	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Anghui Province PeiFuNong Agricultural Technology Development Co.,Ltd.	240	34.28571429

Schedule(14c)

HEBEI TIANREN AGRICULTURAL FRANCHISE CO., LTD.

Material Contract In 2005

NO.	Name of Contract	The Buyer	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7	Remark
1	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Chongqing City Wanzhou District WanZhi Agricultural Means of Production Co., Ltd.	310	44.28571429	
2	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Mudanjiang City BaoFeng Fertilizers Store	264	37.71428571	
3	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Heilongjiang Province FengHua Agricultural Means of Production Co., Ltd.	5600	800	
4	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Suihua City QingSui DaQing Fertilizers Sales Co.	760	108.5714286	
5	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Beian City ShengLi Federation of Supply and Marketing Cooperatives	440	62.85714286	
6	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hailun City Agricultural Means of Production Co., Ltd. HaiBei Branch	400	57.14285714	
7	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Heilingjiang Province Qingang County Soil and Fertilizers Station	280	40	
8	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Lanxi County LiaoYuan Federation of Supply and Marketing Cooperatives	200	28.57142857	
9	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hailun City Agricultural Technology Service Co.	396	56.57142857	
10	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Mingshui County Agricultural Means of Production Co., Fertilizers and Pesticide Sales Co.	120	17.14285714	
11	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Du'erbo'te Mongolia Municipalism County Taikang Town Seeds and Plant Protection Station	120	17.14285714	
12	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Kedong County LiNong Agricultural Means of Production Store	160	22.85714286	
13	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Qing'an County Plant Protection Station	228	32.57142857	
14	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jixi City YuTian Agricultural Means of Production Sales Co.	120	17.14285714	
15	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hulin City BenDa Co.Ltd.	500	71.42857143	
16	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Suileng County Agricultural Means of Production Co.,Ltd. No.19 Branch	200	28.57142857	
17	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Qinhuangdao City JinRui Agricultural Means of Production Co.,Ltd.	400	57.14285714	
18	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Wudalianchi City Plant Protection Service Center	72	10.28571429	
19	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Heilongjiang Province Mudanjiang City Nongken LongFeng Agricultural Means of Production Sales Co.,Ltd.	280	40	
20	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jiamusi City HuaYuan Agricultural Means of Production Co.,Ltd.	880	125.7142857	
21	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Boli County Boli Town Federation of Supply and Marketing Cooperatives Agricultural Means of Production Sales	72	10.28571429	
22	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Qinhuangdao City TianShi Material Trade Co.Ltd.	960	137.1428571

NO.	Name of Contract	The Buyer	Contract Sum(RMB ten thousand yuan)	CAD(ten thousand yuan)1:7	Remark
23	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Ningan City Shiyan Town Agricultural Technology Service Station	264	37.71428571	
24	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hailun City BaiHua Agricultural Means of Production Store	264	37.71428571	
25	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Fusong County Agricultural Technology Promotion Station Songjianghe Branch	144	20.57142857	
26	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Baishan City Badaojiang District KeDa Vegetable and Seed Store	208	29.71428571	
27	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Fusong County Songjianghe QuanLi Agricultural Means of Production Co.,Ltd.	272	38.85714286	
28	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Yanji City ChengXin Seeds Store	160	22.85714286	
29	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Antu County Agricultural Means of Production Co.,Ltd.	128	18.28571429	
30	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Antu County Changbaishan Agricultural Fertilizers Co.,Ltd.	160	22.85714286	
31	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Dunhua City Agricultural Means of Production Co.,Ltd.	160	22.85714286	
32	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Huadian City JiaGui Agricultural Means of Production Store	153.6	21.94285714	
33	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jilin Province Dongfeng County Agricultural Fertilizers Co.,Ltd.	100	14.28571429	
34	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Heilongjiang Province SACF Sales Co.Ltd.	1600	228.5714286	
35	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Jilin Province SACF Sales Co.Ltd.	19459.2	2779.885714	
36	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Hulunbei'er City Haila'er District FenDou Federation of Supply and Marketing Cooperatives Agricultural Technology	255	36.42857143	
37	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Heilongjiang Province HongXingLong Agricultural Service Center	400	57.14285714	
38	"SACF"、"TOPRUN" Compound Fertilizer Sales Contract	Heilongjiang Province Baoquanling District ChengZhi Agricultural Trade Co.,Ltd.	1200	171.4285714	
39	Exclusive Selling Agreement of "SACF" Series Products	Sino-Arab Chemical Fertilizers Co., Ltd. (SACF)	620000	88571.42857	
40	Storage Contract	Sino-Arab Chemical Fertilizers Co., Ltd. (SACF)

SCHEDULE (15)

“LIST OF TAXATION ISSUES” for TIANREN

- None -

SCHEDULE (16)

“POSSIBLE LITIGATION” for TIANREN

- None -

SCHEDULE (17)

“List of potential environmental violations” for TIANREN

- None -

SCHEDULE (18)

“List of environmental Orders regarding environment” for TIANREN

- None -

Schedule (19)

“List of environmental Claims regarding environment” for Tianren

- None -

SCHEDULE (20)

“LIST OF NO SUBSIDIARIES”

Unless otherwise disclosed in the final agreement, Spur has no other subsidiaries.

SCHEDULE (22)

“LIST OF MATERIAL CHANGES”

- None -

SCHEDULE (23)

“LIST OF LOANS AND CREDIT FACILITIES”

- None -

SCHEDULE (24)

“LIST OF LEGAL AND REGULATORY MATTERS”

- None -

SCHEDULE (25)

“Legal opinion” for TIANREN

- None -

SCHEDULE (26)

“DIVIDEND CALCULATION”

Tianren will be entitled to receive 5/12 of the total net income, if any, earned by the Target Companies in respect of the 2006 financial year (the "Tianren Portion"). The Tianren Portion will be paid within 30 days of the completion of the audited financial statements for the Target Companies (the "Statement Date"), and will be paid by way of dividend in the event Tianren is the beneficial owner of the shares in any of the Target Companies at the Statement Date. In the event Spur is the beneficial owner of the shares in all of the Target Companies at the Statement Date, Spur will cause one or more of the Target Companies to pay an amount equal to the Tianren Portion directly to Tianren. The parties agree that no Target Company will declare any dividend in 2007 other than as set out in this schedule.